PRELIMINARY PROXY STATEMENT DATED MARCH 24, 2026 – SUBJECT TO COMPLETION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Rule 14a-101)

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

WEX Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

Notice of annual meeting and proxy statement

WEX

PRELIMINARY PROXY STATEMENT DATED MARCH 24, 2026 – SUBJECT TO COMPLETION

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of WEX Inc.:

This Notice of Annual Meeting is hereby given that the 2026 Annual Meeting of Stockholders (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of WEX Inc. (“WEX” or the “Company”) will be held via live webcast on [•], 2026, at [•] [a.m./p.m.] Eastern Time. This Notice of our Annual Meeting and our Proxy Statement are first being sent to stockholders on or about [•], 2026.

Date and Time [•], 2026 [•] Eastern Time

Location

You can attend the Annual Meeting online,
vote your shares electronically, and submit
your questions during the Annual Meeting
by visiting
www.cesonlineservices.com/wex26_vm.

To participate in the Annual Meeting, you
must pre-register at
www.cesonlineservices.com/wex26_vm
by [•] on [•], 2026 using your control
number

Who Can Vote Stockholders of record at the close of business on [•], 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting
Agenda	Board Recommendation	For Further Details
To elect nine directors for a term of one year	FOR the nine WEX director nominees	Page 20
To approve on an advisory (non-binding) basis the compensation of our Named Executive Officers	FOR	Page 48
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026	FOR	Page 83

We will also conduct any other business properly brought before the Annual Meeting.

ATTENDANCE AND PARTICIPATION AT THE ANNUAL MEETING

Attendance at the Annual Meeting will be limited to stockholders of the Company as of the Record Date and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the virtual meeting, you will need to pre-register at www.cesonlineservices.com/wex26_vm by [•], 2026 using your control number. Please see “How do I vote?” in the accompanying Proxy Statement for instructions about how to pre-register. Once pre-registered, stockholders as of the Record Date will be able to attend the virtual Annual Meeting by visiting the link noted above, where such stockholders will be able to listen to the meeting live, submit questions, and vote.

PROXY VOTING

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using the following instructions on the enclosed universal BLUE proxy card so that your shares are represented and your voice is heard. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are urged to submit an enclosed universal BLUE proxy card, even if their shares were sold after such date. More information on voting your enclosed universal BLUE proxy card and attending the Annual Meeting can be found in the accompanying Proxy Statement and the instructions on the enclosed universal BLUE proxy card.

Impactive Capital Master Fund LP (together with its affiliates and associates, “Impactive”) has provided notice to the Company of its intent to nominate four directors for election to the Board of Directors (the “Board”) at the Annual Meeting. When determining the Board’s recommendations on the nominees and matters before the Annual Meeting, the Board has carefully considered the best interests of the Company and its stockholders.

The Company has been informed that the Company’s bank regulators, the FDIC (Federal Deposit Insurance Corporation) and the UDFI (Utah Department of Financial Institutions), notified Impactive that Impactive may be required to submit applications in connection with its solicitation of proxies to vote shares of the Company. As of the date of this filing, there has been no public notification that Impactive has filed any such application with any bank regulator. Impactive’s failure to file such applications with such bank regulators and obtain their prior approval could result in the invalidation of any voting of proxies obtained by Impactive for the Annual Meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” ONLY THE NINE COMPANY NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 USING THE ENCLOSED UNIVERSAL BLUE PROXY CARD.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION UNDER REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD.” THIS MEANS THAT THE COMPANY’S PROXY CARD IS REQUIRED TO LIST IMPACTIVE’S NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES.

PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE NINE COMPANY NOMINEES, AND “FOR” PROPOSALS 2 AND 3 AS RECOMMENDED BY OUR BOARD. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE “FOR” NINE NOMINEES TOTAL.

If you have already completed and signed any white proxy card provided by or on behalf of Impactive, you have every legal right to change your vote by completing, signing, and dating the enclosed universal BLUE proxy card and promptly mailing it in the postage pre-paid envelope provided or by following the instructions on the enclosed universal BLUE proxy card to vote via the Internet or by phone. Only your latest-dated proxy card will count.

If you have any questions or require any assistance with voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-0637
Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors,

Sara T.W. Trickett

Chief Legal Officer and Corporate Secretary

[•], 2026
Portland, Maine

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2026:

The Company’s Notice of 2026 Annual Meeting of Stockholders, the Proxy Statement, and 2025 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available for viewing, printing, and downloading, free of charge, at https://ir.wexinc.com/financials/annual-reports-proxy-esg/.

TABLE OF CONTENTS

Notice of 2026 Annual Meeting of Stockholders

This proxy statement includes forward-looking statements including, but not limited to, statements about management’s plans, goals, expectations, and objectives. Any statements in this proxy statement that are not statements of historical facts are forward-looking statements. When used in this proxy statement, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements, including, but not limited to, the risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2025, filed on Form 10-K with the Securities and Exchange Commission (“SEC”) on February 13, 2026 and subsequent filings with the SEC. The proxy statement speaks only as to the date of mailing, and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

Proxy Statement Summary	1
General Information About the Annual Meeting and Voting Your Shares	7
Background to the Solicitation	15
Governance	20
Proposal 1: Election of Directors	20
Election of Directors	22
Board Structure	33
The Board’s Role and Responsibilities	37
Board Practices, Policies, and Processes	39
Director Compensation	43
Executive Officers	46
Executive Compensation	48
Proposal 2: Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers	48
Compensation Discussion & Analysis	49
Compensation Committee Report	69
Executive Compensation Tables	70
Pay Ratio Disclosure	79
Pay Versus Performance	80
Audit Matters	83
Proposal 3: Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2026	83
Auditor Selection and Fees	84
Audit Committee Report	85
Information About Stock Ownership	86
Principal Stockholders	86
Securities Authorized for Issuance under Equity Compensation Plans	89
Additional Information About the Annual Meeting	90
Other Business	92
Appendix A	93
Appendix B	99
2026 Proxy Statement	i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of WEX Inc. (“WEX”, “our(s)”, “we”, or “the Company”) for use at the 2026 Annual Meeting of Stockholders, to be held virtually at www.cesonlineservices.com/wex26_vm, on [•], 2026, at [•] [a.m./p.m.] Eastern Time (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”). We will begin mailing this Proxy Statement, our Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026 (the “Annual Report on Form 10-K”), and our proxy card to our stockholders entitled to vote at the Annual Meeting on or about [•], 2026. Additionally, our stockholders can access our proxy materials on the Internet (https://ir.wexinc.com/financials/annual-reports-proxy-esg/default.aspx). The Company’s principal executive offices are located at 1 Hancock Street, Portland, Maine 04101.

Proposals That Require Your Vote

The following proposals will be considered at the Annual Meeting. WEX’s Board recommends the following votes for each proposal:

Proposals	Board Recommendation	Votes Required for Approval	For Further Details
1. Election of 9 directors to serve until our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”)	FOR ONLY THE COMPANY NOMINEES: • Nancy Altobello • Daniel Callahan • Aimee Cardwell • David Foss • James Groch • Derrick Roman • Melissa Smith • Stephen Smith • Susan Sobbott	Plurality of votes cast, meaning that the 9 director nominees receiving the most votes “for” their election will be elected to the Board	Page 20
2. Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers	FOR	Affirmative vote of a majority of votes cast affirmatively or negatively on the matter	Page 48
3. Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2026	FOR	Affirmative vote of a majority of votes cast affirmatively or negatively on the matter	Page 83
2026 Proxy Statement	1

PROXY STATEMENT SUMMARY

Proposal 1
Election of Directors The Board recommends a vote FOR the nine Company director nominees. See page 20.

Our Board of Directors

Governance Highlights

•   8 of 9 directors standing for re-election are independent

•   44% of directors standing for re-election are female

•   Continuous refreshment since 2018, with eight new directors, each with a strong mix of diversity, skills, qualifications, backgrounds, and experiences

•   None of our directors serve on more than two additional public company boards

•   Vice Chair and Lead Independent Director role with robust duties and oversight responsibilities

•   Declassified board with annual director elections

•   All standing board committees are fully independent

•   Annual board and committee performance evaluations are conducted

•   Majority voting standard for uncontested director elections

•   Resignation policy for directors who do not receive a majority of votes cast in an uncontested election

•   Proxy access by-law

•   Single class of shares with equal voting rights

•   No stockholder rights plan

•   Robust stockholder engagement program pursuant to which we reached out to stockholders representing approximately 70% of our shares outstanding in 2025

We are asking stockholders to elect each of our director nominees to serve as directors for a one-year term on the Board expiring at the 2027 Annual Meeting, and until their respective successors are elected and qualified.

2	WEX Inc.

PROXY STATEMENT SUMMARY

The following table provides summary information about each director nominee, including their current committee assignments:

Name and Primary Occupation	Age	Director Since	Current Committee Membership(1)
			AC	LDCC	NGC	FC	TC
Nancy Altobello	68	2021		M	C
Former Global Vice Chair, Ernst & Young
Daniel Callahan	69	2019		M			C
Former Global Head of Operations and Technology, Citigroup
Aimee Cardwell	58	2023	M				M
Former Executive Vice President, and Chief Information Security Officer, UnitedHealth Group
David Foss(2)	64	2025	M		M
Chair and Former Chief Executive Officer, Jack Henry & Associates, Inc.
James Groch	64	2020	M			C
Former Chief Financial Officer, Global Group President, and Chief Investment Officer, CBRE Group, Inc.
Derrick Roman	62	2021	C			M
Former Partner, PricewaterhouseCoopers
Melissa Smith	57	2014
Chair, Chief Executive Officer, and President, WEX Inc.
Stephen Smith	55	2019		C		M
Former President and Chief Executive Officer, L.L.Bean
Susan Sobbott	61	2018		M	M
Former President of Global Commercial Services, American Express Company
AC – Audit Committee	NGC – Nominating and Governance Committee	M – Member	– Independent
LDCC – Leadership Development and Compensation Committee	TC – Technology and Cybersecurity Committee
FC – Finance Committee	C – Chair

(1)      If the Company’s director nominees are elected by stockholders, the committee membership for each of the director nominees following the Annual Meeting will be unchanged. Jack VanWoerkom, our current Vice Chair and Lead Independent Director, who currently serves on the Leadership Development and Compensation Committee and Nominating and Governance Committee, Shikhar Ghosh, who currently serves on the Nominating and Governance Committee and Technology and Cybersecurity Committee, and James Neary, who currently serves on the Leadership Development and Compensation Committee and the Finance Committee, will not be standing for re-election at the Annual Meeting.

(2)      Mr. VanWoerkom will not be standing for re-election at the Annual Meeting. On January 12, 2026, the Company announced that Mr. Foss was appointed as Vice Chair and Lead Independent Director, effective as of the Annual Meeting.

2026 Proxy Statement	3

PROXY STATEMENT SUMMARY

Board Nominee Snapshot

Independence	Tenure	Age	Diversity
Independent	0-5 years	50-60 years	Female

Not Independent	6-10 years	61-70 years	Ethnically Diverse

	>10 years	>70 years

Skills and Experiences

Nancy Altobello
Daniel Callahan
Aimee Cardwell
David Foss
James Groch
Derrick Roman
Melissa Smith
Stephen Smith
Susan Sobbott
Finance, Accounting, or Reporting	Risk Management	Industry
Legal or Regulatory	Global or International Business	Sustainability (and HCM)
Business Development and M&A	Technology	Cybersecurity
4	WEX Inc.

PROXY STATEMENT SUMMARY

Proposal 2
Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers The Board recommends a vote FOR this proposal. See page 48.

Our Approach to Compensation

We are asking stockholders to approve, on an advisory basis, the compensation paid to our Named Executive Officers for 2025, as disclosed in this Proxy Statement.

Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of base salary, an annual bonus (which we call our short-term incentive program, or STIP), which may be payable as determined by the Leadership Development and Compensation Committee, including in cash or stock from time to time, and long-term incentives awarded pursuant to our long-term incentive plan (“LTIP”).

The majority of our Chief Executive Officer’s (“CEO”) compensation is variable (“at risk”). For 2025, 93% of target total direct compensation was variable. Additionally, for 2025, 100% of our CEO’s long-term incentive mix was performance contingent, with an emphasis on absolute and relative stock price performance, as a result of certain changes to the CEO pay program approved by the Leadership Development and Compensation Committee for 2025. These changes included the introduction of a new relative Total Shareholder Return (“TSR”) metric, which compares WEX’s TSR to a relative TSR comparison group (the “Relative TSR Metric”) comprised of 33 companies that conduct business in similar industries (the “Relative TSR Peer Group”), as disclosed below in “Compensation Discussion & Analysis — Peer Group”. This Relative TSR Metric makes up 50% of the basis for any PRSU payout and requires outperformance against the Relative TSR Peer Group in order for an above target payout factor to be achieved. This change further ties CEO pay to Company performance outcomes, including financial results, strategic initiatives, and absolute and relative stock price performance, which the Leadership Development and Compensation Committee believes directly aligns with the interests of our stockholders.

The majority of the compensation for the remaining Named Executive Officers is also variable and tied directly to Company performance outcomes, as discussed in “Compensation Discussion & Analysis” below.

2026 Proxy Statement	5

PROXY STATEMENT SUMMARY

Proposal 3
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm For Fiscal Year 2026 The Board recommends a vote FOR this proposal. See page 83.

The Audit Committee of the Board has selected Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accountant for the 2026 fiscal year. D&T has served as the Company’s independent registered public accountant since 2003. We are asking our stockholders to ratify this selection.

6	WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

WHY DID I RECEIVE THIS PROXY STATEMENT? WHO IS SOLICITING PROXIES FOR THE ANNUAL MEETING WITH THIS PROXY STATEMENT?

You are receiving this Proxy Statement and the enclosed universal BLUE proxy card because you were a holder of the Company’s common stock as of [•], 2026 (the “Record Date”), and the Board is soliciting your proxy to vote your shares of common stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting.

Members of the Board and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting (each such person, a “Participant”). For more information on the Participants in the Board’s solicitation, please see “Additional Information Regarding Participants in the Solicitation” in Appendix A to this Proxy Statement.

WHO IS IMPACTIVE? HOW ARE THEY INVOLVED IN THE ANNUAL MEETING?

On February 9, 2026, the Company received notice from Impactive Capital Master Fund LP (“Impactive”), a hedge fund, disclosing its intent to nominate Kurt P. Adams, Ellen R. Alemany, Kenneth L. Cornick, and Lauren Taylor Wolfe as director nominees for election to the Board at the Annual Meeting (collectively, the “Impactive Nominees”). You may receive proxy solicitation material from Impactive, including a universal white proxy card, which will contain more information on the Impactive Nominees and can be accessed at no charge on the SEC’s website, www.sec.gov. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Impactive or any other statements that they may otherwise make. For more information on the Company’s engagement with Impactive, please see the “Background to the Solicitation” section of this Proxy Statement beginning on page 15.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONLY THE NINE COMPANY NOMINEES LISTED IN PROPOSAL 1 BY USING THE ENCLOSED UNIVERSAL BLUE PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN, OR VOTE ON ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF IMPACTIVE.

While you may use Impactive’s white proxy card to vote for the Company’s nominees, we encourage you to instead vote “FOR” ONLY the NINE Company nominees listed under Proposal 1, and “FOR” Proposals 2 and 3 on the universal BLUE proxy card by Internet or telephone or by completing, signing, dating, and returning the enclosed universal BLUE proxy card in the postage-paid envelope provided or by voting virtually at the Annual Meeting. While we encourage stockholders to send only our universal BLUE proxy card, in the event a stockholder returns multiple proxy cards, only the latest-dated proxy card submitted will count.

ON WHAT AM I VOTING? HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THESE PROPOSALS?

Our Annual Meeting will be held for the following purposes:

Proposal 1: To elect nine directors for a term of one year.

The Board is asking stockholders to elect NINE directors to serve as directors on the Board. Each of the director nominees is standing for election for a term expiring at the 2027 Annual Meeting and until their successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal.

The Board has nominated and unanimously recommends that stockholders vote “FOR” ONLY the election of NINE incumbent directors: Nancy Altobello; Daniel Callahan; Aimee Cardwell; David Foss; James Groch; Derrick Roman; Melissa Smith; Stephen Smith; and Susan Sobbott. For more information on the Company nominees, please see the “Election of Directors” section of this Proxy Statement beginning on page 20. You may vote for each of these NINE director candidates on the enclosed universal BLUE proxy card.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONLY THE NINE COMPANY NOMINEES: NANCY ALTOBELLO; DANIEL CALLAHAN; AIMEE CARDWELL; DAVID FOSS; JAMES GROCH; DERRICK ROMAN; MELISSA SMITH; STEPHEN SMITH; AND SUSAN SOBBOTT ON THE ENCLOSED UNIVERSAL BLUE PROXY CARD.

2026 Proxy Statement	7

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

Proposal 2: To approve on an advisory (non-binding) basis the compensation of our Named Executive Officers.

Stockholders are being asked to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. As an advisory vote, the result will not be binding on the Board or the Leadership Development and Compensation Committee. The proposal will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives, and program. The Board and the Leadership Development and Compensation Committee value the opinions of our stockholders and expect to consider the outcome of the vote when considering future executive compensation decisions and evaluating the Company’s executive compensation program.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL ON AN ADVISORY (NON-BINDING) BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON THE ENCLOSED UNIVERSAL BLUE PROXY CARD.

Proposal 3: To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026.

Stockholders are being asked to ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the Company’s fiscal year 2026.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR 2026 ON THE ENCLOSED UNIVERSAL BLUE PROXY CARD.

WHO IS ENTITLED TO VOTE?

The close of business on [•], 2026 has been fixed as the Record Date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. We have one class of voting common stock, which has one vote per share. On the Record Date, we had [•] shares of common stock outstanding.

WHAT CONSTITUTES A QUORUM? HOW MANY SHARES MUST BE PRESENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A quorum is present if the holders of one-third of the Company’s capital stock issued and outstanding and entitled to vote at the Annual Meeting are represented in person or by proxy. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be adjourned by the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, until a quorum shall be present or represented. Based on the number of shares of Company common stock outstanding on the Record Date, shares representing [•] votes must be present at the Annual Meeting, virtually or by proxy, to constitute a quorum. If you vote, including by Internet or proxy card, your shares voted will be counted towards the quorum for the Annual Meeting. Abstentions and “broker non-votes,” if any, are counted as present for the purpose of determining a quorum.

HOW DO I VOTE?

The procedures for voting are as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, at the close of business on [•], 2026, then you are considered a stockholder of record. As a stockholder of record, you may vote your shares (i) in advance of the Annual Meeting, over the Internet, by telephone, or by mail, or (ii) at the Annual Meeting. To vote by proxy in advance of the Annual Meeting as a stockholder of record:

•   Internet: You may submit your proxy online via the Internet by accessing the website specified on your universal BLUE proxy card. Then, follow the instructions provided on the voting site. You will be required to provide the unique control number found on the enclosed universal BLUE proxy card.

•   Telephone: You may submit your proxy by calling toll-free in the U.S. or Canada the number specified on your enclosed universal BLUE proxy card. Then, follow the voice prompts. You will be required to provide the unique control number found on the enclosed universal BLUE proxy card.

•   Mail: If you do not have access to a touch-tone telephone or to the Internet, please sign, date, and return the enclosed universal BLUE proxy card in the postage-paid envelope provided.

8	WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you may vote your shares (i) in advance of the Annual Meeting by directing your broker, bank, or other nominee how to vote, or (ii) at the Annual Meeting. To vote in advance of the Annual Meeting, you should instruct your broker, bank, or other nominee how to vote your shares by following the voting instructions in the notice provided by your broker, bank, or other nominee. You must follow the voting instructions in that notice to ensure that your vote is counted. In most cases, you will be able to vote by mail or via the Internet; however, please refer to your voting instruction form for full details. As discussed herein, your broker, bank, or other nominee may not be able to vote your shares on any matters at the Annual Meeting unless you provide instructions on how to vote your shares.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD” THAT ARE DESCRIBED IN MORE DETAIL BELOW. THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST IMPACTIVE’S NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE NINE COMPANY NOMINEES AND PROPOSALS AS RECOMMENDED BY THE BOARD. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE “FOR” NINE NOMINEES TOTAL.

Stockholders of record and beneficial owners may also vote at the Annual Meeting. The Annual Meeting will be held online via a live webcast at www.cesonlineservices.com/wex26_vm. You may only participate in the virtual meeting by registering in advance at www.cesonlineservices.com/wex26_vm prior to the deadline of [•] [a.m./p.m.] Eastern Time on [•], 2026. If you are a beneficial owner, you must obtain a “legal proxy” from your broker, bank, or other nominee to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting, we urge you to vote your proxy TODAY by Internet, telephone, or mail to ensure that your votes are counted at the Annual Meeting. You may still attend the Annual Meeting and vote at the Annual Meeting, even if you have already voted by proxy. The vote you cast at the Annual Meeting will supersede any previous votes that you may have submitted.

WHAT IS A PROXY? WHAT SHARES ARE REPRESENTED BY A PROXY CARD?

A proxy is your legal designation of another person to vote the stock you own, with such other person being called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Melissa Smith, Chair, Chief Executive Officer, and President, and Sara T.W. Trickett, Chief Legal Officer and Corporate Secretary, as the Company’s proxies for the Annual Meeting.

Each proxy or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each universal BLUE proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

WHAT IS A UNIVERSAL PROXY? WILL IT BE USED IN CONNECTION WITH THE ANNUAL MEETING?

The SEC has adopted Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “universal proxy rules,” requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022. This means that all of the Company’s nominees and any dissident’s nominees will be listed on each proxy card that is sent to stockholders in connection with a contested meeting. Stockholders may vote “for” nominees from either or both of the Company’s slate and the dissident’s slate, but in any event may not vote “for” more nominees than there are seats available to be filled. Even though we are required to include the Impactive Nominees on our universal BLUE proxy card, it does not mean that we recommend voting “for” them. The Board is recommending that stockholders vote “FOR” ONLY the NINE Company nominees: Nancy Altobello; Daniel Callahan; Aimee Cardwell; David Foss; James Groch; Derrick Roman; Melissa Smith; Stephen Smith; and Susan Sobbott.

Because Impactive has provided notice of its intent to nominate candidates for election to the Board at the Annual Meeting, this year’s director elections are considered contested, and a universal proxy card will be used. While you may vote “FOR” the Company nominees on either the Company’s BLUE proxy card or Impactive’s white proxy card, we strongly encourage you to use the universal BLUE proxy card to vote your shares, regardless of how you intend to vote.

2026 Proxy Statement	9

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

HOW MANY VOTES MUST EACH PROPOSAL RECEIVE TO BE ADOPTED?

The following votes must be received:

•   For Proposal 1 regarding the election of directors, a plurality of votes of our common stock cast is required to elect a director. This means that the NINE director nominees receiving the highest number of “for” votes cast by the shares entitled to vote at the Annual Meeting will be elected as directors. Withheld votes and broker non-votes, if any, will have no effect on the outcome of this proposal.

•   For Proposal 2 regarding the advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers, the affirmative vote of a majority of votes cast affirmatively or negatively on the matter is required to approve this proposal. Under the Company’s Amended and Restated By-Laws (the “By-Laws”), abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal. Because the vote on Proposal 2 is advisory and therefore will not be binding on the Company, the Board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our Named Executive Officers.

•   For Proposal 3 regarding the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of a majority of votes cast affirmatively or negatively on the proposal is required to approve this proposal. This proposal would typically be considered a “routine” matter for which a broker may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. However, given the contested nature of the Annual Meeting, to the extent that street name holders are provided with Impactive’s universal white proxy card or voting instruction form, brokers will not have discretionary voting authority to vote on any of the proposals at the Annual Meeting without being provided voting instructions, including on this Proposal 3. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

WHAT IS A BROKER NON-VOTE?

If you hold your common shares in “street name” (that is, through a broker, bank, or other holder of record), you are considered a “beneficial owner,” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting via the Internet or by telephone. If you are a street name holder and your shares are registered in the name of a broker, the New York Stock Exchange (the “NYSE”) rules applicable to brokers who have record ownership of listed Company stock determine whether your broker may vote your shares in its discretion, even if it does not receive voting instructions from you (so called “discretionary voting authority”).

A “broker non-vote” occurs when a broker submits a proxy on behalf of a beneficial owner for a stockholder meeting, but does not vote on a particular proposal because such broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes, if any, will be included in the calculation of the number of votes considered to be present for the purpose of determining a quorum.

Under the NYSE rules, the election of directors proposal and the approval of the compensation of our Named Executive Officers are considered “non-routine” matters for which brokers may not exercise discretionary voting authority. In contrast, under the NYSE rules, the ratification of the selection of the independent registered public accounting firm is typically a “routine” matter as to which a broker will have discretionary authority to vote shares if they have not received voting instructions at least 10 days prior to the Annual Meeting. However, given the contested nature of the Annual Meeting, to the extent that street name holders are provided with Impactive’s white proxy card or voting instruction form, brokers will not have discretionary voting authority to vote on any of the proposals at the Annual Meeting, including Proposal 3 to ratify the selection of the independent registered public accounting firm, without being provided voting instructions.

We urge you to instruct your broker, bank, or other nominee how you wish your shares to be voted.

HOW WILL MY SHARES BE VOTED ON THE UNIVERSAL BLUE PROXY CARD? WILL MY SHARES BE VOTED IF I DO NOT PROVIDE VOTING INSTRUCTIONS?

The shares represented by any universal BLUE proxy card that is properly completed, validly executed, and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on the card, whether it is returned by mail, Internet, or telephone. If you hold shares as the stockholder of record and submit a validly executed universal BLUE proxy card without giving specific voting instructions on a proposal, then your shares will be voted in accordance with the recommendations of our Board as to that proposal. Our Board unanimously recommends that stockholders vote “FOR” only the NINE Company nominees listed in Proposal 1; “FOR” the approval of, on an advisory basis, the compensation of our Named Executive Officers in Proposal 2; “FOR” the ratification of the appointment of our independent registered public accounting firm for fiscal year 2026, in Proposal 3; and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

10	WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.

If you do not provide your broker, bank, or other nominee specific voting instructions, such firm may not have the authority to vote your shares with respect to any of the proposals. Please see “What is a broker non-vote?” on page 10 of this Proxy Statement for more information. We urge you to provide voting instructions so that your shares will be voted.

WILL MY SHARES BE VOTED IF I DO NOTHING?

No. If you are a stockholder of record and do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a beneficial holder and do not instruct your broker, bank, or other nominee how to vote your shares, your broker may not be able to vote on your behalf without instruction as to any matter that is considered non-routine under the NYSE rules. For more information, please see “What is a broker non-vote?” on page 10 of this Proxy Statement.

WHAT IF I RECEIVE MORE THAN ONE UNIVERSAL BLUE PROXY CARD OR SET OF PROXY MATERIALS FROM THE COMPANY?

If your shares are held in more than one account, you will receive more than one universal BLUE proxy card, and in that case, you can and are urged to vote all of your shares by completing, signing, dating, and returning all universal BLUE proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote via the Internet, please vote using each universal BLUE proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian, or other representative, please print your full name and title on the proxy card.

If Impactive proceeds with a proxy solicitation, the Company may conduct multiple mailings prior to the Annual Meeting to ensure stockholders have the Company’s latest proxy materials to vote.

The Company will send you a new universal BLUE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every universal BLUE proxy card you receive. The latest dated proxy you submit will be counted.

WHAT SHOULD I DO IF I RECEIVE A WHITE PROXY CARD FROM IMPACTIVE?

You may receive proxy solicitation materials from Impactive. Our Board strongly urges you NOT to sign or return any white proxy card sent to you by Impactive. While you may vote for the Company’s nominees on either the Company’s proxy card or Impactive’s proxy card, we strongly encourage you to use the enclosed universal BLUE proxy card to vote your shares, regardless of how you intend to vote.

If you have previously submitted a proxy card sent to you by Impactive, you can revoke it and vote “FOR” ONLY the NINE Company nominees recommended by our Board by completing, signing, dating, and returning the enclosed universal BLUE proxy card in the postage-paid envelope provided, or by following the instructions on the universal BLUE proxy card to vote via the Internet or telephone. Only the latest validly executed proxy that you submit will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described above. If you attend and validly vote at the Annual Meeting, your proxy will not be used.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ONLY THE NINE COMPANY NOMINEES LISTED IN PROPOSAL 1 BY USING THE ENCLOSED UNIVERSAL BLUE PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN, OR VOTE ON ANY WHITE PROXY CARD, SENT TO YOU BY OR ON BEHALF OF IMPACTIVE.

WHAT HAPPENS IF I RETURN A UNIVERSAL PROXY CARD BUT GIVE VOTING INSTRUCTIONS “FOR” MORE THAN 9 CANDIDATES?

An “over-vote” occurs when a stockholder submits more votes “FOR” director nominees than there are Board seats up for election. To the extent an over-vote (e.g., voting “FOR” with respect to more than NINE nominees on Proposal 1) occurs on a record holder’s universal proxy card and it is not corrected, all of such record holder’s votes on Proposal 1 regarding nominees will be invalid and will not be counted. In addition, depending on the broker, bank, or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted. We encourage you to vote by Internet or telephone to avoid an “over-vote.”

2026 Proxy Statement	11

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

WHAT HAPPENS IF I RETURN A UNIVERSAL PROXY CARD BUT GIVE VOTING INSTRUCTIONS “FOR” FEWER THAN 9 CANDIDATES?

An “under-vote” occurs when a stockholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to fewer than NINE nominees on Proposal 1) occurs on any stockholder’s universal proxy card, your shares will only be voted FOR those nominees you have so marked and “WITHHOLD” for the other nominees. We encourage you to vote by Internet or telephone to avoid an “under-vote.”

WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

•   Delivering written notice of revocation to the Corporate Secretary at c/o WEX Inc., 1 Hancock Street, Portland, ME 04101, that is received on or before 11:59 Eastern Time on [•], 2026;

•   Delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;

•   Submitting a later dated proxy over the Internet in accordance with the instructions on the proxy card; or

•   Voting your shares electronically during the Annual Meeting.

If you are the beneficial owner of shares held through a broker, bank, or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, bank, or other nominee to change or revoke any instructions you have already provided to your broker, bank, or other nominee. If you have obtained a voter instruction form from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares, you may change your vote by attending the virtual Annual Meeting and voting electronically if you attach to your ballot a legal proxy from your broker, bank, or other nominee saved as a PDF or image file.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

If you have previously submitted a white proxy card sent to you by Impactive, you may change your vote by completing, signing, dating, and returning the enclosed universal BLUE proxy card in the postage-paid envelope provided, or by voting via the Internet by following the instructions on the universal BLUE proxy card. Please note that submitting a white proxy card sent to you by Impactive will revoke votes you have previously made via the Company’s universal BLUE proxy card.

WHAT HAPPENS IF IMPACTIVE WITHDRAWS OR ABANDONS ITS SOLICITATION OR FAILS TO COMPLY WITH THE UNIVERSAL PROXY RULES AND I ALREADY GRANTED PROXY AUTHORITY IN FAVOR OF IMPACTIVE?

Stockholders are encouraged to submit their votes on the universal BLUE proxy card. If Impactive withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted universal BLUE proxy card. If Impactive withdraws or abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Impactive Nominees will be disregarded and not be counted, whether such vote is provided on the Company’s universal BLUE proxy card or on Impactive’s white proxy card.

The Company has been informed that the Company’s bank regulators, the FDIC (Federal Deposit Insurance Corporation) and the UDFI (Utah Department of Financial Institutions), notified Impactive that Impactive may be required to submit applications in connection with its solicitation of proxies to vote shares of the Company. As of the date of this filing, there has been no public notification that Impactive has filed any such application with any bank regulator. Impactive’s failure to file such applications with such bank regulators and obtain their prior approval could result in the invalidation of any voting of proxies obtained by Impactive for the Annual Meeting.

WHAT HAPPENS TO PROXIES OBTAINED BY IMPACTIVE IF IT DOES NOT RECEIVE BANK REGULATORY APPROVAL?

The Company has been informed that the Company’s bank regulators, the FDIC and the UDFI, notified Impactive that Impactive may be required to submit applications in connection with its solicitation of proxies to vote shares of the Company. As of the date of this filing, there has been no public notification that Impactive has filed any such application with any bank regulator. Impactive’s failure to file such applications with such bank regulators and obtain their prior approval could result in the invalidation of any voting of proxies obtained by Impactive for the Annual Meeting.

WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

12	WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

WHO WILL COUNT THE VOTES?

The Company has retained First Coast Results, Inc. to serve as independent judge of election. In such capacity, First Coast Results, Inc. will count, tabulate, and certify votes at the Annual Meeting.

WHERE CAN I FIND THE RESULTS OF THE VOTING?

We intend to announce preliminary voting results at the Annual Meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

WHAT IF I HAVE SHARES REGISTERED IN MY NAME AND ALSO HAVE SHARES IN A BROKERAGE ACCOUNT?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank, or other nominee will send you instructions on how to vote those shares.

DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETINGS?

No, stockholders do not have any dissenter’s or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

HOW DO I OBTAIN A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS?

A copy of our proxy materials, as filed with the SEC, is available, without charge, by mailing a request to WEX Inc. at 1 Hancock Street, Portland, ME 04101, Attention: Investor Relations — Annual Meeting or by e-mailing a request to Investor Relations at steve.elder@wexinc.com.

The proxy materials are also posted free of charge on our website at https://ir.wexinc.com/financials/annual-reports-proxy-esg/default.aspx and are available from the SEC free of charge at its website, www.sec.gov.

WHY IS THE ANNUAL MEETING A VIRTUAL MEETING?

To enable broad access to our Annual Meeting, our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. We believe that hosting a virtual Annual Meeting will facilitate stockholder attendance and participation by enabling stockholders to participate remotely from any location around the world. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

HOW MAY I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

The Annual Meeting will be conducted completely online via the Internet. You may only participate in the virtual Annual Meeting by registering in advance at www.cesonlineservices.com/wex26_vm prior to the deadline of [•] Eastern Time on [•], 2026. Please have your universal BLUE proxy card, BLUE voting instruction form, or other communication containing your control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank, or other nominee to vote during the Annual Meeting. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting.

We encourage you to access the Annual Meeting before the start time of [•] Eastern Time, on [•], 2026. Please allow ample time for online check-in, which will begin at [•] Eastern Time, on [•], 2026.

Stockholders of record who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

WILL I BE ABLE TO ASK QUESTIONS DURING THE VIRTUAL ANNUAL MEETING?

Yes. We expect that members of the Board and management, as well as representatives of our independent registered public accounting firm, will attend the Annual Meeting, be available to answer stockholder questions, and be permitted to make a statement if they desire to do so. We will provide our stockholders the opportunity to ask questions. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time and procedural constraints. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This question and answer session will be conducted in accordance with certain rules of conduct that will be posted on our Annual Meeting website.

2026 Proxy Statement	13

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES

HOW CAN I REQUEST TECHNICAL ASSISTANCE DURING THE VIRTUAL ANNUAL MEETING?

A technical support line will be provided in the reminder email message you will receive prior to the meeting for any questions on how to participate in the virtual Annual Meeting or if you encounter any difficulties accessing the virtual meeting.

MAY I SEE A LIST OF STOCKHOLDERS ENTITLED TO VOTE AS OF THE RECORD DATE?

A list of our registered stockholders as of the close of business on the Record Date will be available for ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the Office of the General Counsel, WEX Inc., 1 Hancock Street, Portland, Maine 04101. Such list shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, in accordance with the By-Laws.

WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

If you have any questions or require any assistance with voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 750-0637
Banks and Brokers may call collect: (212) 750-5833

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD” THAT ARE DESCRIBED IN MORE DETAIL BELOW. THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST IMPACTIVE’S NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE COMPANY’S NINE NOMINEES AND PROPOSALS AS RECOMMENDED BY THE BOARD. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE “FOR” NINE NOMINEES TOTAL.

14	WEX Inc.

BACKGROUND TO THE SOLICITATION

WEX Engages Constructively with Impactive over Multi-Year Period

Beginning in 2020, Melissa Smith, the Company’s CEO, and Steve Elder, the Company’s Senior Vice President of Global Investor Relations, regularly met with Lauren Taylor Wolfe and Christian Asmar, Impactive Managing Partners, and other representatives of Impactive for routine post earnings discussions and general business updates.

On June 2, 2021, Steve Elder, Daniel Callahan, director, Jack VanWoerkom, Vice Chair and Lead Independent Director of the Board, and Hilary Rapkin, then the Company’s Chief Legal Officer and Corporate Secretary, met with Ms. Taylor Wolfe, Mr. Asmar, and Olivia Black, Impactive Associate to discuss Impactive’s perspectives on the Company’s capital structure and executive compensation program.

On June 22, 2021, Mr. Elder met with Ms. Taylor Wolfe. During the meeting Ms. Taylor Wolfe asked basic questions about WEX’s business and expressed a desire to meet with the Company’s executive leadership team and Board.

On August 25, 2021, Mr. Elder met with Ms. Taylor Wolfe, Mr. Asmar, and Ms. Black. During the meeting, the Impactive representatives provided feedback on the Company’s Benefits segment.

On September 27, 2021, Ms. Smith, Roberto Simon, then the Company’s CFO, and Mr. Elder met with Ms. Taylor Wolfe and Ms. Black. During the meeting, Ms. Taylor Wolfe focused primarily on the revenue opportunity associated with the proliferation of electric vehicles. Ms. Taylor Wolfe commented on the Company’s upcoming ESG Report and encouraged the Company to disclose a long-term revenue target or total addressable market for electric vehicles. Ms. Taylor Wolfe also suggested that the Company repurchase shares. Ms. Smith and Mr. Elder subsequently met with Ms. Taylor Wolfe to discuss these topics again.

In February 2022, after signing a confidentiality agreement with Impactive, the Company provided Ms. Taylor Wolfe with certain materials it planned to present at its March 2022 Investor Day. Ms. Smith and Mr. Elder met with Ms. Taylor Wolfe, Mr. Asmar, and Ms. Black several times to discuss the materials.

On March 23, 2022, the Company held its Investor Day, during which Ms. Smith and other members of WEX’s executive leadership team discussed, among other topics, the Company’s new solutions for the complexities of vehicle electrification, the potential revenue opportunity from electrification and other emerging opportunities for product expansion within the electric vehicle and Mobility ecosystem.

In June 2022, Ms. Smith and Mr. Elder met with Ms. Taylor Wolfe and another representative from Impactive. During the meeting, Ms. Taylor Wolfe shared her thoughts on, among other topics, WEX’s margins relative to Corpay (then known as Fleetcor). Ms. Taylor Wolfe did not offer any suggestions for how the Company might further improve its margins.

On June 9, 2022, at the 2022 Sohn Investment Conference, Ms. Taylor Wolfe delivered a presentation highlighting, among other things, WEX’s “track record of delivering high returns on invested capital and EPS growth.” Ms. Taylor Wolfe also suggested that investments in electric vehicle products, M&A and share repurchases represented additional opportunities to enhance stockholder value and that WEX could be worth “~$500/share.”

On July 25, 2022, the Company released its 2022 ESG Report. Among other enhancements to the Company’s ESG practices, the 2022 ESG Report included a discussion of the Company’s plan for managing and benefiting from the electrification of fleets that are operated by the Company’s customers.

On August 23, 2022, the Company announced that the Board had authorized a new share repurchase program for up to $150 million of WEX’s common stock.

On October 18, 2022, at the 13D Monitor Active-Passive Investor Summit, Ms. Taylor Wolfe delivered a presentation calling for the Company to take advantage of depressed valuations across the financial technology sector to pursue value-enhancing acquisitions.

On October 27, 2022, the Company announced that the Board had approved an amended share repurchase program, authorizing the repurchase of up to $650 million of WEX’s common stock.

2026 Proxy Statement	15

BACKGROUND TO THE SOLICITATION

On November 9, 2022, Ms. Smith participated in a “fireside chat,” hosted by Ms. Taylor Wolfe for Impactive’s limited partners and prospective investors. During the discussion, Ms. Taylor Wolfe complimented Ms. Smith for improving WEX’s business resiliency by diversifying the Company’s revenues through a combination of acquisitions and organic growth.

On December 9, 2022, Impactive filed a Schedule 13D disclosing a 5% ownership stake in the Company.

On August 15, 2023, Ms. Smith and Mr. Elder met with Ms. Taylor Wolfe, Mr. Asmar, and Ms. Black. During the meeting, Impactive representatives encouraged management to repurchase more shares or, alternatively, pursue acquisitions that would augment WEX’s Mobility and Benefits segments. Impactive representatives noted that for those segments, the Company had “dominant market positioning” and revenue tended to be “predictable and resilient.” Impactive representatives also recommended that the Company raise prices for customers in its Mobility segment.

On November 14, 2023, Ms. Smith, Messrs. Elder and Jagtar Narula, the Company’s CFO met with Ms. Taylor Wolfe, Mr. Asmar, and Ms. Black. During the meeting, Ms. Taylor Wolfe suggested that the Company should continue to repurchase stock and also raised the idea of spinning off the Company’s Benefits segment.

On February 15, 2024, the Company announced that the Board authorized an amended share repurchase program for up to an additional $400 million worth of WEX’s common stock, expanding the total share repurchase authorization to $1.05 billion.

On July 29, 2024, the Company entered into an accelerated share repurchase (“ASR”) agreement with JPMorgan Chase Bank, National Association (“JPMorgan”) to repurchase an aggregate of $300 million of WEX’s outstanding common stock. Under the ASR, the Company ultimately repurchased 1,517,580 shares of its common stock.

On September 9, 2024, the Company announced that the Board authorized an amended share repurchase program for up to an additional $1.0 billion of the Company’s common stock, expanding the total share repurchase authorization to $2.05 billion through December 31, 2025.

On September 10, 2024, Ms. Smith met with Ms. Taylor Wolfe and Mr. Asmar who expressed satisfaction with the Company’s share repurchase authorization.

Impactive Demands a Representative on the Board and Rejects the Company’s Attempts at a Settlement

On December 10, 2024, Ms. Taylor Wolfe spoke with Ms. Smith and requested that a representative of Impactive be appointed to the Board. Ms. Taylor Wolfe noted that the “last four years have been great” and that Impactive wanted to have a representative on the Board to support the Company.

On December 19, 2024, Ms. Smith invited Ms. Taylor Wolfe to present at the Board’s February 2025 meeting to enable the Company’s directors to meet and interact with Ms. Taylor Wolfe.

On January 13, 2025, Jack VanWoerkom, Vice Chair and Lead Independent Director of the Board, and Steve Smith, Chair of the Leadership Development & Compensation Committee of the Board, met with Ms. Taylor Wolfe. At the meeting, Ms. Taylor Wolfe recommended that the Company award Ms. Smith a “mega-grant” of equity to incentivize her. Over the subsequent weeks various members of the Board and the Leadership Development & Compensation Committee discussed this proposal with the Company’s compensation consultant.

On February 13, 2025, Ms. Taylor Wolfe and Mr. Asmar presented to the Board regarding various strategic and operational initiatives and again requested a Board representative for Impactive. Among other proposals, Impactive proposed a spin-off of the Benefits business and suggested a sale of the Embedded Payments business. The presentation also recommended that the Company engage in significant share repurchases, increase prices and give Ms. Smith a “mega-grant” of equity to incentivize her. In its presentation, Impactive, which had, at the time, been an investor in WEX for more than four years, indicated that its typical holding period for investments was three to five years.

Following the Impactive presentation, and as part of its regular review of the Company’s segments and updating of the Company’s enterprise strategy, the Board directed management to request its existing financial advisor, Bank of America, and to engage JPMorgan as new financial advisor to, among other things, analyze whether each business segment met the Company’s criteria for returns, margins and strategic focus.

On February 25, 2025, the Company announced its intention to launch a modified Dutch auction tender offer to repurchase up to $750 million of common stock. This announcement followed the Company’s prior engagement with Impactive on the topic. By the end of March 2025, the Company had purchased approximately 12.5% of its 2024 outstanding shares via its modified Dutch auction tender offer.

16	WEX Inc.

BACKGROUND TO THE SOLICITATION

On March 6, 2025, Impactive filed a Schedule 13D amendment disclosing that it owned 2,584,047 shares, or approximately 6.7% of the Company’s outstanding common stock. Impactive included an additional disclosure noting that Impactive had engaged with the Board on various items, including the “addition of a shareholder representative to the Board.”

On April 11, 2025, Ms. Smith met with Ms. Taylor Wolfe. During the meeting Ms. Taylor Wolfe reiterated her request that the Board appoint an Impactive representative to the Board.

On April 17, 2025, Ms. Smith spoke with Ms. Taylor Wolfe and proposed accelerating the Board’s ongoing search for a new director in partnership with Impactive. Ms. Smith proposed that Impactive would provide input regarding the general profile of the candidate and would recommend specific candidates for the Board’s consideration. Ms. Smith indicated that the Board believed that adding a director with significant public company executive experience and prior experience in a relevant sector was the highest priority.

On April 18, 2025, Ms. Taylor Wolfe emailed a letter to the Board rejecting the Company’s proposal to work collaboratively to identify and appoint an independent director candidate and instead demanded a Board seat for an Impactive principal. The letter set a May 1, 2025 deadline for a Board response before Impactive would publicly announce its intent to vote against incumbent directors at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

Prior to and following receipt of the April 18, 2025 letter to the Board, the Board conducted due diligence on Ms. Taylor Wolfe. Members of the Board and management team met with several individuals, including individuals who had served with Ms. Taylor Wolfe on other public company boards, executives who had previously worked with her, and investment banking professionals familiar with her conduct and experience.

On May 1, 2025, Daniel Callahan, director, and Nancy Altobello, director, spoke with Ms. Taylor Wolfe and Mr. Asmar and suggested, as an alternative to an Impactive principal, that the Board appoint an individual well-known to Ms. Taylor Wolfe and who had served as CEO of several technology companies and on numerous public company boards. Ms. Taylor Wolfe rejected the Board’s proposed resolution and instead reiterated the demand for an Impactive principal to serve on the Board.

On May 1, 2025, Ms. Taylor Wolfe and Mr. Asmar called an advisor to the Company. The parties discussed the Board’s proposed director candidate. Ms. Taylor Wolfe and Mr. Asmar reacted negatively to the Board’s decision to decline appointing an Impactive principal to the Board, and threatened to run a proxy contest at the Annual Meeting. Mr. Asmar indicated that Impactive believed the Board was “[expletive] crazy” to not want to settle with Impactive because “all the shareholders” with whom they had spoken wanted Ms. Taylor Wolfe added to the Board.

Impactive Launches Public Withhold Campaign for the 2025 Annual Meeting Despite Board’s Openness to Appoint a Mutually Agreeable Independent Director; WEX Evaluates Strategic Alternatives

On May 2, 2025, Impactive issued a public letter to stockholders stating its intent to vote against three directors: Ms. Smith, Mr. VanWoerkom, and James Neary. In its letter, Impactive repeatedly urged the Board to appoint an Impactive representative to the Board. The public letter omitted that the Company had offered to appoint a mutually agreeable independent candidate as a new director and had even identified an individual well-known to Impactive as a compromise candidate.

On May 2, 2025, Impactive filed a Schedule 13D amendment disclosing a public letter to stockholders.

On May 14, 2025, Ms. Taylor Wolfe presented her thesis regarding WEX at the 2025 Sohn Investment Conference. Ms. Taylor Wolfe argued that the Company’s three business segments “don’t belong under the same roof,” but suggested that there could be “2x to 3x” upside over the next three to five years. Ms. Taylor Wolfe also noted that Impactive sought Board representation that was “proportional to [its]...ownership.”

The next day, on May 15, 2025, Impactive filed a Form 13F indicating that it had sold approximately 174,000 shares of WEX common stock between March 6, 2025 and March 31, 2025.

In May 2025, at the direction of the Board, the Company undertook an in-depth review of the Company’s strategy and business configuration with the assistance of its two independent financial advisors, Bank of America and JPMorgan. During this time, members of the Company’s executive leadership team met separately with representatives of each of these financial advisors to discuss the Company’s businesses and financial projections and provide other information to enable each of the financial advisors to render independent advice to the Board. Among other things, the Company shared with its financial advisors Impactive’s perspectives on the sum-of-the-parts and its analyses of the Company’s businesses and their potential value.

2026 Proxy Statement	17

BACKGROUND TO THE SOLICITATION

On May 15, 2025, the Board met separately with representatives from Bank of America and JPMorgan. Each of the financial advisors prepared and delivered advice and presentations to the Board regarding, among other topics, the macroeconomic and industry environment, the Company’s businesses and valuation and various alternative approaches to strategy, capital allocation and business configuration. The Board then reviewed each of the Company’s businesses and thoroughly discussed and carefully evaluated the Company’s strategy. Based on the assessments by the financial advisors and the Board’s review, the Board determined, among other things, that the Company’s businesses are stronger together, but agreed to continue its discussion and evaluation of these topics at future meetings. Following the meeting, the Board’s Finance Committee met and resolved to engage JPMorgan, via management, to continue its in-depth review of the Company’s strategy and report its findings to the Finance Committee.

On May 22, 2025, Impactive issued a press release. Despite the Company’s repeated offer to appoint a mutually agreeable independent director candidate whose skills and experience aligned with the Board’s needs, Impactive asserted that “WEX is not interested in good faith engagement.” Impactive disclosed its intention to nominate at least four directors for election at the Annual Meeting.

On May 23, 2025, Impactive filed a Schedule 13D amendment with its press release, among other items.

On July 17, 2025, Ms. Smith met with Ms. Taylor Wolfe. At the meeting, Ms. Taylor Wolfe reiterated her request for a Board seat for herself, Mr. Asmar, or an Impactive representative, and Ms. Smith reiterated her belief that the Board was still willing to appoint a mutually agreeable independent director candidate.

In June, July and August 2025, at the direction of the Finance Committee of the Board, JPMorgan continued to assess and evaluate the Company’s strategy. JPMorgan presented its findings to the Finance Committee on two separate occasions.

On September 2, 2025, the Finance Committee and the Board held a joint meeting to continue its discussion of potential strategic alternatives. The Board reviewed, among other things, the Company’s performance and valuation and the materials provided by the Company’s independent financial advisors. After careful deliberation and discussion, the Board concluded that the Company’s current structure maximized shareholder value, and that the Board should continue to regularly discuss matters relating to business configuration, strategic considerations, and capital allocation.

Impactive Escalates Public Campaign by Announcing Director Nominations Despite Board’s Ongoing Refreshment and Continued Willingness to Engage

On October 20, 2025, Impactive filed a Schedule 13D amendment naming five intended director candidates for election at the Annual Meeting, including Ms. Taylor Wolfe. Impactive indicated its intention to nominate Ellen Alemany, Kenneth Cornick, James L. Fox, Kushagra Saxena, and Ms. Taylor Wolfe.

On October 21, 2025, Ms. Taylor Wolfe discussed WEX during her presentation at the 13D Monitor Active-Passive Investor Summit. Ms. Taylor Wolfe praised WEX’s “high quality businesses” and reiterated her proposal to separate the Benefits business.

On October 29, 2025, the Company issued a press release announcing the appointment of David Foss to the Board, effective November 3, 2025. Mr. Foss is the former President and CEO of Jack Henry, a multi-billion-dollar public company focused on financial technology and payment processing services, and director at CNO Financial Group.

On November 14, 2025, Impactive filed a Form 13F indicating that it had sold an additional 200,000 shares of WEX common stock between June 30, 2025 and September 30, 2025.

On January 12, 2026, the Company announced further advancement in its multi-year Board refreshment plan. Shikhar Ghosh and Mr. VanWoerkom had each notified the Board of their respective intent to retire from the Board effective as of the Annual Meeting. In connection with their retirement, the Board voted to reduce the number of seats on the Board from 12 to 10. Additionally, the Company announced that Mr. Foss would assume the roles of Vice Chair and Lead Independent Director following Mr. VanWoerkom’s retirement.

On February 2, 2026, Ms. Smith, Mr. Elder, and Mr. Foss met in person with Ms. Taylor Wolfe and Mr. Asmar. Mr. Foss introduced himself and indicated that he wanted to understand Impactive’s perspectives on the Company. He indicated that he was meeting with many of the Company’s largest stockholders. Impactive representatives again demanded a Board seat for Ms. Taylor Wolfe and indicated that they would not be satisfied unless Ms. Taylor Wolfe or Mr. Asmar is appointed to the Board. Impactive representatives also stated Impactive’s intention to submit a notice of nomination during the following week, and that there would be new candidates among its nominees.

18	WEX Inc.

BACKGROUND TO THE SOLICITATION

On February 4, 2026, the Company reported its fourth quarter and full year financial results. Among other items, the Company disclosed that revenue and adjusted net income per diluted share exceeded the top end of guidance ranges and growth acceleration driven by the Benefits and Corporate Payments segments.

On February 4, 5, and 6, 2026, Impactive sold 486,800 shares, representing approximately 12% of the trading volume on such days.

On February 9, 2026, Impactive submitted a notice to nominate four candidates for election to the Board at the Annual Meeting. The notice included one newly disclosed candidate, Kurt P. Adams, and did not include two candidates that Impactive had previously identified and publicly promoted, Mr. Fox and Mr. Saxena. Impactive also issued a press release regarding its director nominations.

On February 9, 2026, Impactive filed a Schedule 13D amendment disclosing that it owned 1,707,253 shares, indicating that it had reduced its position by more than 30% since the beginning of 2025.

On February 13, 2026, the Company sent a response to Impactive requesting that each nominee complete an enclosed director questionnaire and provide their availability for interviews with members of the Board.

On February 23, 2026, Impactive provided responses to the director questionnaires for each of the Impactive Nominees.

In late February and early March, Ms. Smith and independent directors Mr. Foss, Ms. Altobello and Susan Sobbott conducted interviews with each of the Impactive Nominees, including Ms. Taylor Wolfe.

On March 6, 2026, Impactive submitted a books and records demand to the Company, demanding certain information regarding the Company’s stockholders.

On March 13, 2026, Sidley Austin LLP (“Sidley”), legal counsel to the Company, sent a letter to Impactive’s legal counsel in response to Impactive’s books and records demand. The response letter included a customary non-disclosure agreement for the provision of the requested materials.

On March 17, 2026, Mr. Foss contacted Ms. Taylor Wolfe to arrange a virtual meeting to discuss a resolution of the proxy contest.

On March 18, 2026, Ms. Smith and Mr. Foss met with Ms. Taylor Wolfe to discuss a potential resolution to the proxy contest. On behalf of the Company, Ms. Smith and Mr. Foss proposed appointing one of the independent Impactive Nominees to the Board. Ms. Taylor Wolfe rejected the proposed resolution and stated that Impactive would reject any proposal which did not include the appointment of an Impactive principal to the Board.

On March 20, 2026, Mr. Foss reached out to Ms. Taylor Wolfe to again discuss a potential resolution to the proxy contest. On behalf of the Company, Mr. Foss proposed appointing two of the independent Impactive Nominees to the Board, with one of WEX’s independent directors stepping down from the Board. Ms. Taylor Wolfe indicated that she would discuss the proposal with Mr. Asmar, but that Impactive was unlikely to accept any proposal that did not include the appointment of an Impactive principal to the Board.

On March 22, 2026, Mr. Foss spoke again with Ms. Taylor Wolfe. During the call, Ms. Taylor Wolfe demanded that the Board appoint two new directors — one of the independent Impactive Nominees and an Impactive principal — and select a new independent Chair of the Board. Mr. Foss reiterated that the Board was unwilling to appoint an Impactive principal.

On March 24, 2026, the Company filed the preliminary Proxy Statement.

2026 Proxy Statement	19

GOVERNANCE

Proposal 1
Election of Directors

Our business is managed under the direction of our Board. The Board has responsibility for establishing broad corporate policies and overseeing our overall Company performance. For several years, the Board has been developing and executing a plan to support thoughtful renewal and an orderly transition of independent director leadership, helping to ensure the Board remains well positioned to oversee emerging risks and capitalize on the Company’s many opportunities to create long-term value. Due to our Board’s active succession planning, since 2018, eight directors have departed the Board and eight new directors have joined the Board. In addition, we completed the declassification of our Board at the 2024 Annual Meeting of Stockholders. Further, reflecting input received through ongoing engagement with stockholders, on January 12, 2026, the Board appointed Mr. Foss, who became a director in November 2025, as Vice Chair and Lead Independent Director, effective as of the Annual Meeting. In addition, Shikhar Ghosh and Jack VanWoerkom will retire from the Board, effective as of the Annual Meeting. James Neary has not been re-nominated for election to the Board. As a result, the Board has determined that, effective as of the Annual Meeting, the number of seats on the Board will be reduced from 12 to 9. The Company wishes to thank Mr. Ghosh, Mr. Neary, and Mr. VanWoerkom for their dedication to the Company and service on the Board.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Nancy Altobello, Daniel Callahan, Aimee Cardwell, David Foss, James Groch, Derrick Roman, Melissa Smith, Stephen Smith, and Susan Sobbott for election to serve a one-year term, until the 2027 Annual Meeting and until their respective successors are elected and qualified:

20	WEX Inc.

GOVERNANCE

As part of the Board’s continual effort to maintain a breadth of skills, qualifications, backgrounds, and experience on the Board, after considering the recommendation of the Nominating and Governance Committee, the Board determined to nominate each of the foregoing directors for election at the Annual Meeting. All of the director nominees have consented to be named in the Proxy Statement and to serve if elected.

Vote Required

Each director nominee named in this Proposal 1 will be elected by a plurality of votes of our common stock cast entitled to cast a vote. Withheld votes and broker non-votes, if any, will have no effect on the outcome of this proposal.

The Board recommends a vote FOR the nine Company director nominees.
2026 Proxy Statement	21

GOVERNANCE

Election of Directors

Selection of Director Nominees

The Nominating and Governance Committee of the Board is responsible for identifying individuals qualified to be Board members, consistent with criteria approved by the Board, overseeing plans for director succession and refreshment of the Board, and recommending to the Board the persons to be nominated for election as directors at an annual meeting of stockholders in accordance with the Corporate Governance Guidelines, the policies and principles in the Nominating and Governance Committee Charter and the applicable criteria adopted by the Board. The Board regularly evaluates both itself and its committees for the proper mix and breadth of skills, qualifications, backgrounds, and experiences to maintain a high-functioning and adept Board. Due to our Board’s active succession planning, since 2018, eight directors have departed the Board and eight new directors, with a strong mix of skills, qualifications, backgrounds, and experiences, have joined the Board, demonstrating the Board’s focus on refreshment and the evolution of our business and the general business environment. In light of the Company’s current business and strategic priorities, the Nominating and Governance Committee values and seeks individuals with the following types of experience:

FINANCE, ACCOUNTING, OR REPORTING EXPERIENCE — Individuals with an understanding of finance and financial reporting processes enhance our oversight and strategic decision-making through proficiency in financial statements, strategic financing transactions, capital allocation, and financial metrics important to our performance. We are committed to accurate and transparent financial reporting and robust financial controls and compliance. We also seek to have a number of directors who qualify as audit committee financial experts.

LEGAL OR REGULATORY EXPERIENCE — Individuals with legal or regulatory experience provide significant insights into addressing legal and public policy issues, particularly in areas related to our Company’s business and operations, which bolsters our ability to navigate the complexities of today’s regulatory environment and maintain compliance with a variety of regulatory requirements across a number of countries.

BUSINESS DEVELOPMENT AND M&A EXPERIENCE — Individuals with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business and enhance our ability to analyze the “fit” and benefits of proposed transactions, oversee the valuation and execution of transactions, and assess management’s plans for integration with existing operations.

RISK MANAGEMENT — Individuals with experience identifying and managing operational and financial risks, including those presented by new, strategic opportunities, provide valuable stewardship, enhance our ability to navigate uncertainties and make informed, strategic decisions, and strengthen the Board’s oversight.

GLOBAL OR INTERNATIONAL BUSINESS EXPERIENCE — Because WEX is a global organization, individuals who have had relevant experience with multinational companies or in international markets provide useful business and cultural perspectives.

TECHNOLOGY EXPERIENCE — WEX is a technology company and leading innovator, and our success depends on developing, investing in, and protecting new technologies and ideas, including AI. Directors with backgrounds in technology, who can provide insight into emerging trends and advancements, help guide the Company, advance our strategy, and strengthen our competitive edge.

INDUSTRY EXPERIENCE — Individuals with experience in the financial technology industry generally and mobility, corporate payments, and benefits industries specifically provide valuable insights for our business.

SUSTAINABILITY AND HUMAN CAPITAL MANAGEMENT EXPERIENCE — Individuals with broad sustainability and Human Capital Management (“HCM”) experience, including environmental matters, workplace health and safety, executive succession planning and community relations enhance our oversight and perspective in these areas.

CYBERSECURITY EXPERIENCE — Individuals with cybersecurity experience from both a technical and governance perspective help ensure that our Board and Company provide appropriate oversight over the Company’s cybersecurity program.

22	WEX Inc.

GOVERNANCE

Director Nominees and Background Information

Nancy Altobello

Former Global Vice Chair, Ernst & Young

Age: 68

Director Since: 2021

Independent: Yes

Board Committees:

•   Nominating and Governance Committee (Chair)

•   Leadership Development and Compensation Committee

Additional Public Company Boards:

•   MarketAxess Holdings Inc.

•   Amphenol Corporation

Ms. Altobello was most recently the Global Vice Chair, Talent of Ernst & Young (“EY”), where she was responsible for the firm’s global talent and people strategy from July 2014 through her retirement in June 2018. Prior to that, she held a number of senior positions at EY, including the Americas Vice Chair, Talent, the Managing Partner, Northeast Region Audit and Advisory Practices, and the Managing Partner, North American Audit Practice. During this time, Ms. Altobello also served as an audit partner for a number of leading global organizations. Ms. Altobello is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Altobello currently serves as a board member of MarketAxess Holdings Inc., an international financial technology company, chairs their Compensation and Talent Committee, and sits on their Nominating and Governance Committee. Ms. Altobello also serves as a board member of Amphenol Corporation, a major producer of electronic and fiber optic connectors, cable, and interconnect systems such as coaxial cables, and is the chair of their Audit Committee and sits on their Compensation Committee. She previously served on the boards of CA Technologies before it was acquired by Broadcom in 2018, MTS Systems before it was acquired by Amphenol in April 2021, and Cornerstone on Demand before it was acquired by Clearlake Capital Group in 2021.

Key Experience

Global or International Business Served as Ernst & Young’s Global Vice Chair, Talent from 2014-2018 in addition to numerous other senior positions at EY.

Business Development & M&A Has served on multiple public company boards overseeing large M&A transactions.

Finance Accounting or Reporting More than 20 years of experience and serving as an audit partner for a number of leading global organizations and as a Certified Public Accountant.

Risk Management Possesses deep risk management expertise through her multiple decades as an audit partner at EY and experience serving on public company audit committees.

Sustainability and HCM In addition to serving on multiple boards and board committees that had oversight over human capital management and sustainability matters, served as the Global Vice Chair, Talent for Ernst & Young from 2014-2018.

Legal or Regulatory Has deep expertise of regulatory requirements given her experience as an Audit Managing Partner, Vice Chair of Talent, and board membership at EY.

2026 Proxy Statement	23

GOVERNANCE

Daniel Callahan

Former Global Head of Operations and Technology, Citigroup

Age: 69

Director Since: 2019

Independent: Yes

Board Committees:

•   Technology and Cybersecurity Committee (Chair)

•   Leadership Development and Compensation Committee

Additional Public Company Boards:

•   Scotiabank

•   Innodata Inc.

Mr. Callahan was an officer of Citigroup, an American multinational investment bank and financial services corporation, prior to his retirement in December 2018. At Citigroup, Mr. Callahan served from October 2007 to December 2018 as the Global Head of Operations and Technology. Prior to joining Citigroup, Mr. Callahan held various leadership positions with Credit Suisse, Morgan Stanley, and IBM. In addition, Mr. Callahan is the Chief Executive Officer of Callahan Advisors, LLC, advising global companies with their digital transformation and technology start-ups with differentiated growth strategies and has served as Executive Partner at Bridge Growth Partners, a technology investment firm, since July 2019. Mr. Callahan currently serves as a director of Scotiabank, a leading bank in the Americas listed on the New York Stock Exchange, and sits on their Technology and Risk Committees and Innodata, a Nasdaq-listed global data-engineering company, where he sits on their Audit and Compensation Committees. Mr. Callahan also serves on the Board of Trustees at Columbia University’s Teachers College as well as on the boards of several private companies. Previously, Mr. Callahan served as a Director of Tata Consultancy Services.

Key Experience

Industry Experience Brings broad industry expertise through his more than 40 years of experience in multiple multinational corporations serving the financial services sector.

Global or International Business Provides global executive leadership experience through his time spent serving as the Global Head of Operations and Technology for Citigroup and his various leadership positions at Credit Suisse, Morgan Stanley, and IBM.

Technology In addition to his extensive experience as Citigroup’s Global Head of Operations and Technology, Mr. Callahan brings further technology experience through his work with Bridge Growth Partners and his service on various boards, including prior service on Tata Consultancy Services, an Indian multinational information services and consultancy company.

Business Development & M&A As Global Head of Operations and Technology for Citigroup, he was deeply involved with all Citigroup’s M&A and business development activities.

Risk Management Provides risk management experience as a result of his former career at Citigroup, where he helped identify and manage technology-related risks and his service on Scotiabank’s Risk Committee and prior service on Tata Consultancy Services’ Risk Management Committee.

Cybersecurity While serving as Citigroup’s Global Head of Operations and Technology, he was responsible for the company’s cybersecurity initiatives.

24	WEX Inc.

GOVERNANCE

Aimee Cardwell

Former Executive Vice President and Chief Information Security Officer at UnitedHealth Group Incorporated

Age: 58

Director Since: 2023

Independent: Yes

Board Committees:

•   Audit Committee

•   Technology and Cybersecurity Committee

Ms. Cardwell joined the Board in December 2023. Since May 2023, Ms. Cardwell has been consulting as a contract CISO and CIO for a variety of companies in the healthcare and financial services space. From June 2021 to May 2023, Ms. Cardwell served as the Executive Vice President and Chief Information Security Officer at UnitedHealth Group Incorporated, a multinational managed healthcare and insurance company, where she oversaw the global cybersecurity team. From January 2020 to June 2021, Ms. Cardwell was the Chief Information Officer of Optum Financial, Inc., a wholly-owned subsidiary of UnitedHealth Group Incorporated, helping to transform the organization through multiple acquisitions. From May 2015 to December 2019, she held multiple leadership positions at American Express Company, a multinational financial services company, including Chief Information Officer, Digital Payments, and as a Vice President of Engineering, where she led engineering teams in the areas of consumer product delivery, blockchain, digital wallets, online payments, tokenization, wearables, and conversation bots. Prior to joining American Express, Ms. Cardwell held management positions at various companies, including eBay Inc. and Expedia Group Inc.

Key Experience

Industry Experience Brings broad payments, benefits, and travel expertise through her experience serving in leadership positions at UnitedHealth Group Incorporated, Optum Financial, Inc., American Express Company, and Expedia Group Inc.

Global or International Business Provides deep global business experience through her leadership roles at UnitedHealth Group Incorporated, Optum Financial, American Express Company, eBay Inc., and Expedia Group Inc.

Business Development & M&A Served on a team at UnitedHealth Group Incorporated that supported acquisition and the realization of synergies. Also, has extensive experience conducting M&A due diligence.

Technology In addition to her extensive experience serving as UnitedHealth Group Incorporated’s Chief Information Security Officer, she has also held Chief Information Officer positions at both Optum Financial, Inc. and American Express Company. Also, has significant experience utilizing artificial intelligence tools to help create operational efficiencies, drive innovation, and improve productivity.

Risk Management Provides risk management experience through her service on the Executive Risk Council at UnitedHealth Group Incorporated, where she supported the gathering, quantifying, and reporting of risks across the enterprise.

Cybersecurity Possesses deep cybersecurity expertise developed through her experience in senior leading technology roles at leading companies, including Chief Information Security Officer of UnitedHealth Group Incorporated.

2026 Proxy Statement	25

GOVERNANCE

David Foss — Vice Chair and Lead Independent Director Designee, WEX Inc.

Chair and Former Chief Executive Officer, Jack Henry & Associates, Inc.

Age: 64

Director Since: 2025

Independent: Yes

Board Committees:

•   Audit Committee

•   Nominating and Governance Committee

Additional Public Company Boards:

•   CNO Financial Group

•   Jack Henry & Associates, Inc.

Mr. Foss is Chair of Jack Henry & Associates, Inc. (“Jack Henry”), a leading provider of technology solutions to the financial services industry. Mr. Foss served as President of Jack Henry from 2014 to 2022 and as Chief Executive Officer from 2016 until his retirement from that role in July 2024. He was elected to the Jack Henry Board of Directors in 2017, served as Chair from 2021 to 2024, and became Executive Chair in July 2024 for one year before becoming Chair in 2025. Mr. Foss joined Jack Henry in 1999 when he arranged the sale of BancTec’s financial solutions division to Jack Henry and subsequently served as President of Jack Henry’s Open Systems Group and General Manager of the Complementary Solutions Group. He was named General Manager of Jack Henry’s ProfitStars division in 2006 and as its President in 2009. Mr. Foss previously served as President and a board member of the Association for Financial Technology from 2007 to 2012. Before joining Jack Henry, he held a variety of positions in the financial services industry, including senior operations management, sales management, and supervisory roles at BancTec, Advanced Computer Systems, and NCR. Mr. Foss also serves as a director of CNO Financial Group, Inc., a nationwide life and health insurer and financial services provider, and sits on its Governance and Nominating and Human Resources and Compensation Committees, and geniant, LLC, a private technology and design consulting firm.

Key Experience

Industry Experience Has more than 30 years of leadership experience in financial services and financial technology, most recently as Chief Executive Officer of Jack Henry.

Business Development and M&A Instrumental in overseeing and helping lead Jack Henry through several significant acquisitions. Joined Jack Henry in 1999 when he arranged for the sale of BancTec’s financial solutions division to Jack Henry.

Technology Prior to becoming CEO, he served for several years as General Manager and then President of Jack Henry’s ProfitStars division offering highly specialized financial performance, imaging and payments processing, information security and risk management, retail delivery, and online and mobile solutions to financial institutions.

Finance, Accounting or Reporting As former CEO and current director of multiple publicly-traded companies, he has significant experience overseeing capital allocation, financial reporting and controls.

Legal or Regulatory Extensive experience in highly regulated industries, including payments and banking, as both a former CEO and current outside director, and provides valuable perspective on relevant regulatory challenges.

Risk Management Has considerable enterprise risk management experience through his tenure as both CEO and Chair of Jack Henry.

26	WEX Inc.

GOVERNANCE

James Groch

Former Global Chief Financial Officer, Global Group President, and Chief Investment Officer, CBRE Group, Inc.

Age: 64

Director Since: 2020

Independent: Yes

Board Committees:

•   Finance Committee (Chair)

•   Audit Committee

Mr. Groch served in a variety of C-suite executive roles at CBRE Group, Inc. (“CBRE”), a global commercial real estate services and investment management firm with over 100,000 employees in over 100 countries and $100 billion of assets under investment management, from 2009 to June 2020. In his roles as CBRE’s Global Group President and Chief Investment Officer (from May 2019 to June 2020), Chief Financial Officer and Chief Investment Officer (from March 2014 to May 2019), and EVP Strategy and Corporate Finance & Chief Investment Officer (from January 2009 to March 2014), he was responsible for overseeing the company’s extensive balance sheet and executing corporate M&A (completing over 90 acquisitions) and strategic initiatives, as well as investments via the company’s Trammell Crow Company subsidiary. In addition to his Finance and Corporate Development responsibilities, Mr. Groch led the development of two significant software platforms that are still core to CBRE today, and the acquisition of two SaaS companies. Since leaving CBRE in 2020, Mr. Groch has advised CEOs of public and private companies through his role as Co-Founder and Executive Chairman of Ethos Development, LLC. Prior to CBRE, from 1991 to 2009, Mr. Groch held numerous senior executive roles at Trammell Crow Company, a NYSE company from 1997, which was sold to CBRE in 2006. These roles included Global President of Funds and Investment Management, Global Head of Corporate Development, President of Development and Investments – Eastern U.S., and Managing Director of Trammell Crow Northeast. In 1988, Mr. Groch became a partner at Trammell Crow Company, three years after he joined the company.

Key Experience

Risk Management Deep financial risk management experience through his time spent serving as CBRE Group, Inc.’s Chief Financial Officer, Chief Investment Officer, and other leadership roles.

Finance, Accounting, or Reporting Expertise in finance, accounting, and reporting through his roles as Chief Financial Officer and Chief Investment Officer at CBRE Group, Inc.

Business Development & M&A Responsible for overseeing CBRE’s extensive balance sheet and directly executing corporate M&A (completing more than 90 acquisitions) and strategic initiatives, as well as investments via the Company’s Trammell Crow Company subsidiary.

Technology Led the development of two significant software platforms, that are still core to CBRE Group, Inc. today, and the acquisition of two SaaS companies.

Global or International Business Served in various leadership positions at CBRE Group, Inc., which is a Fortune 150 multinational firm.

2026 Proxy Statement	27

GOVERNANCE

Derrick Roman

Former Partner, PricewaterhouseCoopers LLP

Age: 62

Director Since: 2021

Independent: Yes

Board Committees:

•   Audit Committee (Chair)

•   Finance Committee

Additional Public Company Boards:

•   Vistance Networks, Inc. (formerly CommScope Holding Company, Inc.)

Mr. Roman served as an audit, consulting, and senior client relationship partner for the international accounting and consulting firm PricewaterhouseCoopers LLP (“PwC”) from 1997 until his retirement in September 2020. As an external audit partner/practitioner, Mr. Roman led independent financial statement audits of publicly traded and privately held enterprises. He has extensive experience in financial accounting, SEC reporting, internal controls, mergers and acquisitions, debt and equity offerings, initial public and secondary offerings, asset-backed financings, and the implementation of accounting and auditing standards. As an advisory partner, Mr. Roman focused on evaluating and improving internal controls, enterprise risk management, internal auditing, and compliance programs for a diverse group of publicly traded companies. Mr. Roman led his PwC teams and clients through digital transformation, automation, and shared delivery center initiatives. He also held several significant governance, line of business, diversity and inclusion, and corporate responsibility leadership roles at PwC, including serving on its CEO Nominating Committee and its Foundation board. Mr. Roman is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Institute of Internal Auditors, and the National Association of Black Accountants, Inc. Mr. Roman currently serves on the board of directors of Vistance Networks, Inc. (formerly CommScope Holding Company, Inc.), a global provider of essential infrastructure solutions for wireless, business enterprise, and residential broadband networks, chairing their Audit Committee and serving on their Nominating and Governance Committee. He also serves as a Public Governor at FINRA, a private American corporation that acts as a self-regulatory organization that regulates member broker-dealer firms.

Key Experience

Business Development and M&A As an audit, consulting, and senior client relationship partner for PwC, he advised clients on mergers and acquisitions, debt and equity offerings, and many other capital markets transactions.

Finance, Accounting, or Reporting Certified Public Accountant and a current member of the American Institute of CPAs, the Institute of Internal Auditors, the Central Audit Committee Network, and the National Association of Black Accountants, in addition to more than 20 years of experience at PwC.

Risk Management More than 20 years of experience with a focus on evaluating and improving internal controls, enterprise risk management, internal auditing, and compliance programs for a diverse group of publicly traded companies at PwC.

Technology Led PwC teams and clients through digital transformation, automation, and shared delivery center initiatives.

Sustainability and HCM Held numerous leadership roles at PwC, with responsibility in the areas of governance, diversity and inclusion, and corporate responsibility, including serving on its CEO Nominating Committee and its Foundation board. Furthermore, earned the Diligent Climate Leadership Certificate and was included on Savoy Magazine’s 2021 and 2024 Most Influential Corporate Directors list.

Cybersecurity Led and participated in numerous cybersecurity projects and initiatives during his time at PwC. Participates in continuing education related to the Board’s role in cybersecurity oversight and has earned the NACD CERT Certificate in Cyber-Risk Management.

28	WEX Inc.

GOVERNANCE

Melissa Smith Chair, Chief Executive Officer, and President, WEX Inc. Age: 57 Director Since: 2014 Independent: No Additional Public Company Boards: • Equifax Inc.

Ms. Smith has served as WEX’s Chief Executive Officer and as a member of the Board since January 2014, and as Chair of the Board since September 2019. She has also served as the Company’s President since May 2013. Previously, Ms. Smith served at the Company as President, The Americas, from April 2011 to April 2013, and as the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations, from November 2007 to April 2011. From September 2001 through November 2007, Ms. Smith served as the Company’s Senior Vice President, Finance and Chief Financial Officer. From May 1997 to August 2001, Ms. Smith held various positions of increasing responsibility with the Company. Ms. Smith began her career at Ernst & Young. Ms. Smith has also served on the board of directors of Equifax Inc., a global data, analytics, and technology company, since November 2020, and currently sits on their Compensation and Governance Committees.

Key Experience

Business Development & M&A Has several decades of leadership experience at WEX, and has been instrumental in the Company’s strategic growth during that time, guiding the Company’s strategy, numerous acquisitions, technology investments, and international expansion.

Finance, Accounting, or Reporting Previously served as WEX’s Chief Financial Officer for approximately 10 years, during which time she spearheaded the Company’s initial public offering. Began her career as an auditor at Ernst & Young LLP, establishing the foundation for her finance, accounting, and reporting expertise.

Industry Experience Under her leadership WEX has grown from a U.S.-based fleet card provider to a global payments and technology platform across multiple enterprise payments categories, including Mobility, Benefits and Corporate Payments, providing her with deep industry expertise in the financial technology industry generally and specifically managing global payments that are complex, regulated and mission-critical.

Technology As CEO of WEX, has overseen the integration of cutting-edge technologies and functionality into WEX’s product mix, from artificial intelligence to electric vehicle products to new payment capabilities. Also currently serves on the board of directors of Equifax Inc., a global data, analytics, and technology company.

Global or International Business As CEO since 2014, has been instrumental in leading the expansion efforts of WEX, which has a global workforce of approximately 6,600 full time employees located across fifteen countries.

Legal or Regulatory Has deep expertise of relevant regulatory requirements pertaining to WEX given her decades of leadership experience at the Company, including in the banking, healthcare, and payments spaces, all of which require compliance with a variety of specific regulatory requirements.

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Stephen Smith

Former President, Chief Executive Officer, and Board Member, L.L.Bean

Age: 55

Director Since: 2019

Independent: Yes

Board Committees:

•   Leadership Development and Compensation Committee (Chair)

•   Finance Committee

Mr. Smith is the former President and Chief Executive Officer of L.L.Bean, a privately held omnichannel consumer lifestyle brand and retail company, a role he held from January 2016 to February 2026. In his decade of leadership he oversaw L.L.Bean’s significant expansion and modernization of its operations, while navigating unprecedented challenges like the pandemic. From July 2011 to November 2015, Mr. Smith held various international positions at subsidiaries of Walmart, a multinational retail corporation, including senior executive roles in marketing, merchandising, and e-commerce in China and the UK, helping to integrate e-commerce into the core business and resulting in improved sales growth. Prior to joining Walmart, from 2003 to 2011 Mr. Smith held various leadership positions in the United States and Belgium at subsidiaries of Delhaize Group (now Ahold Delhaize), a Belgium-based international food retailer. Mr. Smith is also a former member of the board of directors for RILA (Retail Industry Leaders Association), an industry organization that represents all major national retailers in Washington, DC. Mr. Smith served on the board of directors of Appalachian Mountain Club, a not-for-profit environmental conservation and recreation organization, from 2016 to 2022. Mr. Smith also serves on the Board of Trustees for Dickinson College, a private liberal arts college in Carlisle, PA.

Key Experience

Business Development & M&A As the former CEO and President of L.L.Bean, an international brand and retailer, he was responsible for leading the company’s expansion into the wholesale channel, entering new markets and developing and executing the company’s mid-term growth plans. He instituted several major initiatives at L.L. Bean early on in his tenure to improve sales, including launching its Be an Outsider campaign, a brand repositioning that created a significant number of new customers.

Global or International Business In addition to his experience at L.L.Bean, Mr. Smith has held various senior leadership positions at subsidiaries of Walmart, a multinational retail corporation, including Walmart China, Yihaodian (a Walmart-owned Shanghai e-commerce business) and Asda (a Walmart-owned food, fashion and general merchandise business in the UK) and subsidiaries of Delhaize Group (now Ahold Delhaize), a Belgium-based international food retailer. Through this experience Mr. Smith has developed specific expertise with respect to global supply chains. He has lived and worked in Belgium, China, and the UK and led multiple foreign offices.

Sustainability and HCM Served as the CEO of L.L.Bean, where the community, environment, and employees are three of the six stakeholders that the company serves. As such, sustainability, diversity, environmental stewardship, and human capital management are deeply integrated in the company’s operations. At ASDA (Walmart UK), he was the executive sponsor of their diversity efforts from 2012 to 2015. Also, he has served on the board of directors of Appalachian Mountain Club, a not-for-profit environmental conservation and recreation corporation.

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Susan Sobbott

Former President of Global Commercial Services, American Express Company

Age: 61

Director Since: 2018

Independent: Yes

Board Committees:

•   Leadership Development and Compensation Committee

•   Nominating and Governance Committee

Ms. Sobbott was an officer at the American Express Company (“AMEX”), a globally integrated payments company, prior to her retirement in 2018. At AMEX, Ms. Sobbott served as the President of Global Commercial Services, the multibillion-dollar B2B issuing business of the company serving all business customers globally, from December 2015 to February 2018. Prior to that, she was President of Global Corporate Payments from 2014 through 2015 and the President and General Manager of American Express OPEN, a multibillion-dollar business unit within AMEX serving small businesses, from 2004-2014. Ms. Sobbott serves on the advisory board of Kargo, a leading marketing technology firm, the board of ideas42, a nonprofit behavioral economic consultancy, and is a member of the Board of Trustees of the Darden School of Business at the University of Virginia. She is also a strategic advisor to a range of fintech and enterprise financial services firms as well as female-founded fintech venture funds, including Women’s Venture Capital Fund, Avid Ventures, and Vesey Ventures. Ms. Sobbott has also served on various other boards, including the board of Next Insurance, an AI-based technology provider of tailored business insurance to small businesses, Bambee, a private AI-based HR software and services provider to small and medium size businesses from 2022 through 2025, and The Children’s Place, the largest public children’s apparel retailer in North America, from 2014 to 2019.

Key Experience

Industry Experience Ms. Sobbott has several decades of experience in the payments industry, both in senior leadership roles and board roles.

Business Development & M&A In addition to more than 20 years of experience leading multibillion-dollar divisions and evaluating potential acquisitions to accelerate their growth, Ms. Sobbott was also a member of the firm’s Operating Committee and Enterprise Risk Management Committee, which oversaw the evaluation and integration of acquisitions. As a board member at Red Ventures, she oversaw many significant acquisitions and integrations. Further, Ms. Sobbott oversaw the sale of Lola.com and Next Insurance from the board level.

Global or International Business Ms. Sobbott managed a global business operating in 200 countries, serving global enterprise clients as well as domestic leaders across continents. Ms. Sobbott also served on the board of directors for The Children’s Place, the largest publicly traded specialty retailer of children’s apparel in North America, with operations in Canada and international licensing agreements in other countries and a global supply chain.

Risk Management In addition to her extensive experience on numerous boards for privately held companies, Ms. Sobbott served as a member of the Enterprise Risk Management Committee for American Express, and had specific responsibility for fraud, credit losses, and regulatory compliance across the multi-billion dollar businesses she led.

Sustainability and HCM She has been a longstanding advocate and sponsor of DEI initiatives, with a specific focus on female executives and entrepreneurs. Ms. Sobbott was the global chair of the Women’s Issues network at American Express, Parents at Amex, and was involved in several non-profit organizations working to accelerate the development of women leaders in business.

Finance, Accounting, or Reporting Through her time as a leader at AMEX and her work with numerous venture capital firms, has developed a strong financial acumen, particularly with respect to proficiency in financial metrics specific to the payments industry.

Legal or Regulatory Through her career at AMEX and as an advisor to a range of financial services companies, has gained a strong understanding of relevant regulatory requirements pertaining to WEX, including in the banking and payments spaces.

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Board Refreshment/Succession Planning

Number of Directors and Annual Elections

The size of our Board is fixed by the Board in accordance with our Amended and Restated Certificate of Incorporation and our By-Laws. Currently, the Board has fixed the size of the Board at 12 seats. Effective as of the Annual Meeting, the size of the Board will be reduced to 9 seats due to Mr. Ghosh’s, Mr. Neary’s, and Mr. VanWoerkom’s departures from the Board. At the Annual Meeting, other than Mr. Ghosh, Mr. Neary, and Mr. VanWoerkom, all members of the Board are standing for election for a new one-year term expiring at the 2027 Annual Meeting, and until their respective successors are elected and qualified.

Director Nominations and Recommendations

The Nominating and Governance Committee’s responsibilities include recommending candidates for nomination to the Board. In identifying potential nominees, the Nominating and Governance Committee may: retain a search firm; consider their professional networks; evaluate highly regarded leaders in industry and academia; or, consider suggestions from stockholders or other business organizations, among other ways suitable for identifying potential nominees. See “Governance — Proposal 1 — Election of Directors.”

Furthermore, the Nominating and Governance Committee will consider candidates nominated or recommended by stockholders as potential director nominees in the same manner as candidates identified by the Nominating and Governance Committee. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in the “Additional Information About the Annual Meeting” section of this Proxy Statement in the answer to the question entitled “How do I submit a stockholder proposal or director nominee for the 2027 Annual Meeting or suggest a candidate for nomination as a director to the Nominating and Governance Committee?” which summarizes the deadlines and delivery requirements provided under our By-Laws and applicable laws.

Director Qualifications and Board Refreshment

The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Nominating and Governance Committee’s charter, each of which is available on our website. The Nominating and Governance Committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:

•   Nominees should have a reputation for integrity, honesty, and adherence to high ethical standards;

•   Nominees should have an appropriate educational and professional background, demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company;

•   Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•   Nominees should have the interest and ability to understand the interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental entities, creditors, and the general public, and to act in the interests of all stakeholders; and

•   Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

Since the beginning of 2018, we have added eight current directors to the Board, while eight directors have stepped down. Our active Board refreshment process has resulted in a strong mix of skills, diversity, and independence on our Board, which contributes to effective oversight of management and the Company. Additionally, for the past several years, the Board has been developing and executing a plan to support thoughtful renewal and an orderly transition of independent director leadership, helping to ensure the Board remains well positioned to oversee emerging risks and capitalize on the Company’s many opportunities to create long-term value. Reflecting input received through ongoing engagement with stockholders, in January 2026, the Board appointed Mr. Foss, who became a director in November 2025, to assume the role of Vice Chair and Lead Independent Director, effective as of the Annual Meeting. In addition, Shikhar Ghosh and Jack VanWoerkom will retire from the Board, effective as of the Annual Meeting. Mr. Neary has not been re-nominated for election to the Board. The Nominating and Governance Committee believes that our Board, taken as a whole, should embody a diverse set of skills, qualifications, experiences, personal attributes, and backgrounds. The Board believes that our nominees embody the principles set forth above.

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Application of Criteria to Existing Directors

The renomination of existing directors is not viewed as automatic, but is based on continuing review and qualification under the criteria listed above. The Nominating and Governance Committee uses its best judgment and discretion in applying the criteria to the existing directors keeping in mind the interests of the Company and its stockholders.

In addition, the Nominating and Governance Committee considers the existing directors’ performance on the Board and any committee, including consideration of the extent to which the directors undertook continuing director education.

The backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities. The rationale for the Company’s determination that each director is well suited or qualified to serve on the Board is specified with his or her respective biographical entry under the “Director Nominees and Background Information” section of this Proxy Statement.

Board Tenure and Retirement Policy

The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, deep insight into the Company and its operations and an institutional memory that benefits the entire membership of the Board as well as management. As an alternative to term limits, generally the Board will not renominate any director for election at the next annual meeting of stockholders after he or she reaches the age of 75 years old. In addition, the Board believes that nominees, other than continuing directors who are being re-nominated, should normally be able to serve for at least five years before reaching the age of 75. The Board may make an exception to these guidelines if it believes that doing so is in the best interest of all of the Company’s stockholders. In addition, the Nominating and Governance Committee reviews each director’s continuation on the Board prior to nomination for re-election. This allows each director the opportunity to confirm his or her desire to continue as a member of the Board and allows the Company to replace directors who are no longer interested or effective.

Board Structure

Board Leadership

Our Board is led by our Chief Executive Officer and Chair, Ms. Smith. As Chair, Ms. Smith leads all meetings of the Board at which she is present, sets meeting schedules and agendas, and manages information flow to the Board to ensure appropriate understanding and discussion regarding matters of interest or concern to the Board. The Chair also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed by the Board.

In addition to our Chair, the Board, in January 2026, appointed Mr. Foss to serve as our Vice Chair and Lead Independent Director replacing Mr. VanWoerkom in this role, effective as of the Annual Meeting. The Vice Chair and Lead Independent Director chairs meetings of the independent directors in executive session and chairs any meetings at which the Chair is not present. In addition, he leads the Board in discussions concerning the Chief Executive Officer’s performance and succession planning and facilitates communications between independent members of the Board and the Chair as needed. The Vice Chair and Lead Independent Director is authorized to call meetings of the independent directors and is available to consult with any of the Company’s senior executives regarding any concerns an executive may have. The Vice Chair and Lead Independent Director also aids in the preparation of meeting agendas and is authorized to meet with stockholders as a representative of the independent directors.

Our Board combined the roles of the Chair and Chief Executive Officer because it believes that leadership structure presently offers the following benefits:

•   Our Board believes that having Ms. Smith serve as Chair and Chief Executive Officer allows Ms. Smith to use her substantial knowledge gained from both roles to lead the Company most effectively, and to provide strong and consistent leadership, without risking overlap or conflict of roles.

•   As Chief Executive Officer, Ms. Smith is immersed in our business and strategy on a daily basis and is thus positioned to focus the Board’s agenda on the key issues facing the Company.

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•   Our Board further believes that with the appointment of a Vice Chair and Lead Independent Director, the Board has in place a leadership structure that provides an independent view of governance and business-related matters for both stockholders and other parties, helping to ensure a strong, independent and active Board.

The Board continues to believe that this leadership structure, as further described above, is the right approach to our board governance at this time. The Board regularly monitors its leadership structure as well as its composition and the skills of its members in order to maintain a flexible approach to determining leadership roles, including the Chair and Vice Chair and Lead Independent Director roles, and makes changes as and when appropriate based on the relevant considerations at the time.

Director Independence

We have considered the independence of each member and nominee of the Board and determined that all of our directors and director nominees, other than our CEO, Ms. Smith, are independent. To assist us in our determination, we reviewed the NYSE independence requirements and our general guidelines for independence, which are part of our Corporate Governance Guidelines.

To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company.

The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) such person is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) such person: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, that receives contributions from the Company, provided that the Company’s discretionary contributions to such organization are less than the greater of $1 million or 2 percent of that organization’s consolidated gross revenues; or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5 percent of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent as defined above.

Based on our guidelines and NYSE corporate governance listing standards, our Board has determined that the following current directors are independent: Nancy Altobello, Daniel Callahan, Aimee Cardwell, David Foss, Shikhar Ghosh, James Groch, James Neary, Derrick Roman, Susan Sobbott, Stephen Smith and Jack VanWoerkom. In assessing the independence of Ms. Cardwell, the Board considered that Ms. Cardwell’s spouse is an employee of the Company’s independent auditor, Deloitte & Touche LLP, but he is not a current partner at such firm nor does he provide any services to the Company. In assessing the independence of Mr. Foss, the Board considered certain commercial and supplier relationships between the Company and Jack Henry, where Mr. Foss has served as a non-employee chair of the board of directors since June 2025 and, prior to that, served as the Chief Executive Officer from 2016 to 2024. As part of this assessment, the Board considered that the amounts involved in these transactions are not material to the Company or Jack Henry. Ms. Smith is not an independent director under these rules because she is the President and Chief Executive Officer of the Company.

Each of the members of the Nominating and Governance Committee, Audit Committee, and Leadership Development and Compensation Committee is independent, as determined by the Board in accordance with our guidelines and the NYSE corporate governance listing standards, as applicable to each committee. We have also determined that the current members of the Audit Committee satisfy the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and that the current members of the Leadership Development and Compensation Committee satisfy the independence requirements contemplated by Rule 10C-1 under the Exchange Act. See “Compensation Discussion & Analysis — Process for Determining Executive Compensation — Leadership Development and Compensation Committee.”

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Executive Sessions

Our independent directors, as defined by the rules of the NYSE, typically meet in regularly scheduled executive sessions at each Board meeting, without members of management present and without Ms. Smith present to discuss, among other matters, the performance of the Chief Executive Officer. The independent directors may also meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these executive sessions are held in conjunction with regular Board meetings. The Vice Chair and Lead Independent Director typically presides at these meetings, unless he is otherwise unable to attend, in which case the presiding director is chosen by the remaining independent directors, and such person’s name would be disclosed in accordance with NYSE rules. In addition, Board committees typically meet in executive sessions in conjunction with their standard or ad hoc meetings.

Standing Committees of the Board

COMMITTEE COMPOSITION

Our Board has established the following committees. The composition of each committee is set forth below as of the date of the mailing of these proxy materials. The charters for each of the committees set forth the requirements for each committee’s composition and their respective responsibilities and can be obtained at: https://ir.wexinc.com/governance/governance-documents/default.aspx.

AUDIT COMMITTEE

Current Members: Derrick Roman (Chair) Aimee Cardwell David Foss James Groch No. of Meetings in 2025: 9

Pursuant to its charter, the Audit Committee must be comprised of at least three independent directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements and internal control over financial reporting, and monitors the Company’s enterprise risk management. At present there are four members of the Audit Committee, each of whom the Board has determined is independent under the applicable rules of the NYSE and the Securities and Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board has determined that Mr. Roman, Mr. Groch, and Mr. Foss qualify as “audit committee financial experts.”

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Current Members: Stephen Smith (Chair) Nancy Altobello Daniel Callahan James Neary Susan Sobbott Jack VanWoerkom No. of Meetings in 2025: 7

Pursuant to its charter, the Leadership Development and Compensation Committee must be comprised of at least two independent directors appointed by a majority of the Board. The Leadership Development and Compensation Committee focuses its efforts on the Company’s most important asset, its human capital. As such, it oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and our Board, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Leadership Development and Compensation Committee also provides direction and perspective to management on strategies with significant human capital implications, including review of key human capital initiatives, policies, and practices, such as those related to organizational engagement and effectiveness and employee development programs. At present there are six members of the Leadership Development and Compensation Committee, each of whom the Board has determined is independent under the applicable rules of the NYSE and the SEC. See “Compensation Discussion & Analysis — Process for Determining Executive Compensation — Leadership Development and Compensation Committee.”

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NOMINATING AND GOVERNANCE COMMITTEE

Current Members: Nancy Altobello (Chair) Shikhar Ghosh David Foss Susan Sobbott Jack VanWoerkom No. of Meetings in 2025: 8

Pursuant to its charter, the Nominating and Governance Committee must be comprised of at least two independent directors appointed by a majority of the Board. At present, there are five members, each of whom the Board has determined is independent under the applicable rules of the NYSE. The Nominating and Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates, overseeing succession planning for the CEO and other executive officers, approving the Company’s policies and procedures for reviewing and approving related person transactions and providing advance approval for such proposed transactions, and providing oversight with respect to corporate governance matters and the Company’s sustainability program.

FINANCE COMMITTEE

Current Members: James Groch (Chair) James Neary Derrick Roman Stephen Smith No. of Meetings in 2025: 7

Pursuant to its charter, the Finance Committee must be comprised of at least two independent directors appointed by a majority of the Board. At present, there are four members, each of whom the Board has determined is independent. The Finance Committee’s responsibilities include advising the Board and the Company’s management regarding potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures, and the integration of completed transactions. The Finance Committee also advises the Board and the Company’s management with respect to debt or equity financings, credit arrangements, investments, capital structure, and capital policies.

TECHNOLOGY AND CYBERSECURITY COMMITTEE

Current Members: Daniel Callahan (Chair) Aimee Cardwell Shikhar Ghosh No. of Meetings in 2025: 4

Pursuant to its charter, the Technology and Cybersecurity Committee must be comprised of at least two independent directors appointed by a majority of the Board. At present, there are three members, each of whom the Board has determined is independent. The Technology and Cybersecurity Committee’s responsibilities include the oversight of the Company’s management of risks regarding technology, artificial intelligence, data security, cybersecurity, disaster recovery, and business continuity. In addition, the Technology and Cybersecurity Committee focuses on strategy relating to hardware, software, artificial intelligence, architecture, organizational structure, management, resource allocation, innovation, and research and development.

Compensation Committee Interlocks and Insider Participation

The directors who served as members of our Leadership Development and Compensation Committee at any point during 2025 were Daniel Callahan, Nancy Altobello, James Neary, Stephen Smith, and Jack VanWoerkom. No member of our Leadership Development and Compensation Committee serving during the last completed fiscal year is or was one of our or our subsidiaries’ former officers or employees. During 2025, there were no Compensation Committee interlocks as required to be disclosed under SEC rules.

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The Board’s Role and Responsibilities

Board Oversight and Strategic Planning

The principal responsibility of our Board is to oversee the management of the Company in the furtherance of our best interests and the best interests of our stockholders. In furtherance of this responsibility, our Board approves our strategy and oversees our progress toward achieving our strategic goals. Each year, the Board holds a multi-day strategic planning session and discusses various scenarios and analyses prepared and reported to the Board by management with respect to the Company’s overall strategy. Furthermore, throughout the year, the Board holds regular strategy focused sessions involving the Company’s business segments, market trends, and future industry developments and provides guidance and insight to support management’s ability to advance our progress. The Board also keeps itself informed of Company business through regular reports and analyses and discussions with our CEO and our senior leadership, by reviewing materials provided to the Board; by consulting with outside advisors as appropriate and by participating in board and committee meetings.

Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and fulfilling its fiduciary responsibilities to the Company and our stockholders. Our Board aims to promote an appropriate culture of risk management within the Company and to set the right “tone at the top,” overseeing our aggregate risk profile, and monitoring how the Company addresses specific risks, such as strategic and competitive risks, human capital risks, financial risks, brand and reputation risks, cybersecurity and technology risks, legal and compliance risks, regulatory and operational risks, and risks related to our subsidiary WEX Bank. While all of our executive officers and other senior leaders are responsible for the day-to-day management of risk, the Company’s Risk and Compliance Organization and Chief Risk and Compliance Officer (“CRCO”), who reports to the CEO but has direct access to the Board as needed, centralize all risk management and compliance functions.

As part of its mandate, the Risk and Compliance Organization identifies and prioritizes specific risks. Regularly, the CRCO will present those risks to the CEO and the full Board along with the steps that management has taken or will be taking to mitigate such risks. Oversight of particular risks are delegated to committees of the Board, as appropriate and as described below, based upon the nature of any particular risk. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. In addition, each of the committees may meet in executive session with the CRCO and other members of senior management to discuss our risks and exposures. The Risk and Compliance Organization provides written reports as needed to the Board for their discussion regarding recent business, legal, regulatory, competitive, and other risks impacting the Company. Certain of the risk topics delegated to the various committees for consideration and oversight are set forth below.

AUDIT COMMITTEE	• Oversees the process by which various enterprise risks are managed and reported to the Board, as well as activities related to financial controls and legal and corporate compliance.
NOMINATING AND GOVERNANCE COMMITTEE

•   Responsibilities include advising the Board regarding appropriate corporate governance practices, including those related to outside Board directorships and conflicts of interest.

•   Oversees risks related to Board composition, the Company’s sustainability program, related party transactions, and political contributions.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE	• Oversees risks related to our compensation programs for employees, officers, and directors. • Provides direction related to strategies having significant human capital implications.
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TECHNOLOGY AND CYBERSECURITY COMMITTEE

•   Oversees the Company’s management of risks regarding technology, data security, disaster recovery, and business continuity.

•   Reviews the Company’s use and development of artificial intelligence to ensure consistency and compliance with legal and ethical obligations and in accordance with the Company’s AI Governance Policy.

•   In connection with the oversight of cybersecurity risk, our Technology and Cybersecurity Committee receives quarterly reports from our Chief Information Security Officer, who presents a threat matrix and overall analysis of our cyber-health, as well as any recent threat activity.

FINANCE COMMITTEE

•   Responsibilities include advising the Board and the Company’s management with respect to risks associated with potential corporate transactions, including strategic investments, mergers, acquisitions, and divestitures.

•   Advises with respect to risk related to interest rates, fuel prices, and leverage.

•   Evaluates and oversees policies governing the Company’s capital structure.

Sustainability

Our sustainability strategy is anchored in our four pillars:

People & Culture Creating an inclusive environment where all of our people can succeed and thrive	Environmental Innovation Enabling our customers’ sustainability efforts in a mixed fleet future	Environmental Stewardship Driving operational and energy efficiency to minimize our own corporate environmental impact	Social Impact Enhancing the health and well-being of our communities, customers, and employees

The Nominating and Governance Committee oversees our sustainability program and reviews applicable sustainability regulation and legislation. In addition, our Leadership Development and Compensation Committee oversees all talent-related initiatives, including those relating to compensation equity and talent development. The Board receives regular updates from both committees.

Our Sustainability Committee, which includes senior leaders across the organization representing key business areas, is responsible for developing and overseeing the implementation of WEX’s sustainability strategy and related programs. Updates from the Sustainability Committee are provided to Executive Leadership and the Nominating and Governance Committee.

We know that an authentic and enduring sustainability strategy reflects the issues that are most impactful to our business and to our stakeholders. Our team has invested in moving our sustainability strategy and disclosure forward over the past few years. We will continue to engage with our investors and other stakeholders to understand their sustainability priorities, and we welcome stockholder perspectives and feedback on our sustainability strategy.

For more information about our sustainability strategy and priorities, please visit our sustainability website (www.wexinc.com/about/wex-sustainability-report/) to view our fifth annual Sustainability report, published in August 2025. We plan to publish our sixth Sustainability report, which reflects our sustainability priorities, later in 2026. The information contained on our website, or any information that may be accessed by links on our website, is not incorporated by reference into this Proxy Statement.

Cybersecurity Risk Management

The Board is ultimately responsible for the oversight of the Company’s cybersecurity risk. In addition, the Audit Committee engages in the governance of the Company’s enterprise risk management program, which includes information technology risk at a high level. The Board has created the Technology and Cybersecurity Committee, which, pursuant to its charter, is responsible for the oversight of the Company’s management of risks regarding technology, data security, cybersecurity, disaster recovery, and business continuity. To perform this function, the Technology and Cybersecurity Committee, in addition to annually receiving and reviewing the results of the Company’s Global Information Security Program assessment, receives quarterly reports from the Company’s Chief Information Security Officer (CISO), who presents a threat matrix, an overall analysis of our cyber health, and an overview of any recent threat activity. The Technology and Cybersecurity Committee then, in turn, regularly reports out to the Board and the Audit Committee, as necessary, to keep

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them informed. In addition, members of senior management, including the Chief Technology Officer, the CISO, and the Chief Legal Officer, among others, correspond directly with, or present to, the Board, the Audit Committee, and/or the Technology and Cybersecurity Committee, regarding issues or risks relating to cybersecurity matters.

Artificial Intelligence Risk Management

In addition to the responsibilities referenced above, the Technology and Cybersecurity Committee, pursuant to its charter, is responsible for reviewing the Company’s use and development of artificial intelligence to help ensure alignment with the Company’s AI Governance Policy and applicable legal and ethical obligations. The Company’s AI Governance Policy was established in 2025, setting forth mandatory requirements for ethical, responsible, and risk-managed acquisition, development, deployment, and monitoring of AI systems and model use at WEX. Compliance with the policy promotes alignment with sound risk management principles, industry standards, supervisory expectations, and fosters trust in the reliability and dependability of our solutions. Further, WEX has established an AI Systems & Model Governance Committee, comprised of representatives from key functional areas of the organization, including risk, compliance, privacy, security, and technology. Members of this committee have diverse skill sets, experiences, and backgrounds, as well as adequate decision-making authority within their area, to ensure the committee has the requisite cross-functional knowledge and ability to execute on its responsibilities effectively. This governance structure is designed to foster a culture of responsible AI innovation by promoting transparency, accountability, fairness, and security in all AI-related activities.

Management Succession Planning

The Board, with support from its committees as needed, regularly reviews short and long-term succession plans for the President and Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges. The Board also ensures that directors have substantial opportunities, over the course of the year, to engage with possible internal succession candidates.

Board Practices, Policies, and Processes

Commitment to Good Governance Practices

WEX continually evaluates its governance practices and tailors its approach to the Company’s circumstances. Below are some of the practices we observe:

•   8 of 9 directors standing for re-election are independent

•   44% of directors standing for re-election are female

•   Continuous refreshment since 2018, with eight new directors, each with a strong mix of diversity, skills, qualifications, backgrounds, and experiences

•   None of our directors serve on more than two additional public company boards

•   Vice Chair and Lead Independent Director role with robust duties and oversight responsibilities

•   Declassified board with annual director elections

•   All standing board committees are fully independent

•   Annual board and committee performance evaluations are conducted

•   Majority voting standard for uncontested director elections

•   Resignation policy for directors who do not receive a majority of votes cast in an uncontested election

•   Proxy access by-law

•   Single class of shares with equal voting rights

•   No stockholder rights plan

•   Robust stockholder engagement program pursuant to which we reached out to stockholders representing approximately 70% of our shares outstanding in 2025

2026 Proxy Statement	39

GOVERNANCE

Board and Committee Meetings

The Board held 12 meetings in 2025. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the Board committees held during the period for which he or she was a director or served on such committees in 2025. Our independent directors meet in executive session at least semi-annually during regularly scheduled Board meetings. As provided in our Corporate Governance Guidelines, we expect directors to attend the Annual Meeting of Stockholders. In 2025, all directors other than one, then in office, attended the 2025 Annual Meeting of Stockholders.

Board Performance Evaluations

The Nominating and Governance Committee oversees an annual self-evaluation of the Board to determine whether the Board, the Board’s committees, and the individual directors are functioning effectively. The Nominating and Governance Committee determines the nature of the evaluation and oversees the conduct of the evaluation and conducts an assessment of the Board’s performance, which is to be discussed with the Board. The purpose of this process is to improve the effectiveness of the Board, its committees, and the individual directors. This evaluation process is led by a director and is executed through individual interviews with each director on the Board. In conducting the self-evaluation process, the Board annually identifies areas for additional focus and seeks to learn what the Board, its committees, and individual directors can do to improve strategic and operational execution. The responsibility for conducting these interviews is rotated amongst directors so as to increase transparency and provide a varying perspective from year-to-year. Furthermore, our committees conduct their own separate self-evaluation processes during dedicated executive sessions.

Director Orientation and Continuing Education

The Board and the Company’s management conduct a robust orientation program for new directors. The orientation program is designed to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management matters, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors and its Chief Legal Officer. In addition, the orientation program includes a review of the Company’s expectations of its directors in terms of time and effort and a review of the directors’ fiduciary duties. All other directors are also invited to attend the orientation program and are encouraged to actively engage with the Company’s management for a personally tailored process that emphasizes those areas that will address each director’s particular knowledge of the areas in which we operate. In 2023, the Company continued to enhance its program to fit the constantly changing environment in which business is conducted today and provide relevant and thorough information to the new and existing Board members. We’ve continued leveraging and further building on this enhanced onboarding program for subsequent onboarding processes.

Directors are expected, at their discretion, to be involved in continuing director education on an ongoing basis to enable them to perform their duties and to recognize and deal appropriately with issues that arise. The Company reimburses reasonable expenses related to continuing director education and pays for the cost of each director’s membership in the National Association of Corporate Directors. Directors have access, through WEX’s membership, to the World 50 Board Excellence program. This program is an exclusive forum for public board directors that offers specialized programming on governance topics and provides members with access to a collaborative network.

Governance Disclosures on Our Website

Complete copies of our corporate governance guidelines, committee charters, and code of conduct and ethics are available on the Governance section of our website, at www.wexinc.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:

•   the identity of the Lead Independent Director at meetings of independent directors;

•   the method for interested parties to communicate directly with the Lead Independent Director or with the non-management directors as a group;

•   the identity of any member of our Audit Committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee; and

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GOVERNANCE

•   contributions by us to a tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

The information contained on our website, or any information that may be accessed by links on our website, is not incorporated by reference into this Proxy Statement.

Certain Relationships and Related Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which WEX was or is to be a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, or 5 percent stockholders (or any immediate family members of the aforementioned groups), each of whom we refer to as a “related person,” had or will have a direct or indirect material interest, which we refer to as a “related person transaction”.

A related person transaction proposed to be entered into by WEX must be reported to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed prior to effectiveness or consummation of the transaction by our Board’s Nominating and Governance Committee. Any related person transactions that are ongoing in nature are reviewed annually to evaluate whether or not such transaction should be permitted to continue.

The Nominating and Governance Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances, including the related person’s interest in the transaction.

The Nominating and Governance Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. The Nominating and Governance Committee may impose any conditions on WEX or a related person that it deems appropriate in connection with the approval or ratification of the related person transaction.

No member of the Nominating and Governance Committee may participate in any review or approval or ratification of any related person transaction in which such member is the related person, any immediate family member of such member is the related person, or any significant stockholder with which such member is affiliated is the related person.

In addition to the transactions that are not considered to be related party transactions pursuant to SEC rules, including transactions involving a related person’s interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of our policy:

•   interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10 percent equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1,000,000 or 2 percent of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2 percent of the Company’s annual consolidated gross revenues; and

•   a transaction that is specifically contemplated by provisions of the Company’s charter or By-Laws.

Other than as set forth below, there were no relationships or related person transactions since January 1, 2025 or currently proposed which required review and approval under the policy. The Nominating and Governance Committee of the Board has reviewed and approved the transaction described below in accordance with the terms of our related person transactions policy, as described above.

Donald Deshaies, the brother of Robert Deshaies, Chief Operating Officer, Benefits, is an employee of the Company, with the title Partner Engagement Lead, and received total compensation of approximately $240,000 in 2025, including base salary, a cash bonus and commission. Mr. Donald Deshaies’ cash bonus was earned in fiscal year 2025 and paid in fiscal year 2026. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and is subject to the final approval of the Chief People Officer.

2026 Proxy Statement	41

GOVERNANCE

Communications with the Board of Directors

The Board believes that the Chief Executive Officer and Chair of the Board and her designees, as well as the Vice Chair and Lead Independent Director, speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives or the Board.

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Vice Chair and Lead Independent Director shall, subject to advice and assistance from the Chief Legal Officer, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

If you wish to communicate with the Board or the independent members of the Board, you may send your communication in writing to:

Independent Director Communication WEX Inc. Attention: Corporate Secretary 1 Hancock Street Portland, Maine 04101

You should include your name and address in the written communication and indicate whether you are a stockholder.

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Director Compensation

The Company’s compensation program for non-employee directors is designed to achieve the following objectives:

•   Attract and engage a diverse group of qualified directors;

•   Compensate our directors for the investment of time they make to support the Company;

•   Align director compensation with stockholder interests; and

•   Have a compensation structure that is simple, transparent, and easy for stockholders to understand.

Our Corporate Governance Guidelines note that the Company’s policy is to compensate directors competitively relative to comparable companies, and that the Leadership Development and Compensation Committee will periodically review the compensation of the Company’s directors. In line with this, the Leadership Development and Compensation Committee generally reviews our director compensation program against market data every two years, with reference to the same peer companies used to benchmark executive compensation, as well as survey information analyzing director compensation across industries at U.S. public companies. The assessment of director compensation is conducted by the Leadership Development and Compensation Committee with the assistance of Compensation Advisory Partners, the Leadership Development and Compensation Committee’s independent compensation consultant.

The Leadership Development and Compensation Committee last reviewed the compensation of the Company’s non-employee directors in 2024. The Board made changes at that time to the director compensation program, increasing the Annual Lead Independent Director Cash retainer from $125,000 to $135,000 and increasing the annual equity retainer from the equivalent of approximately $200,000 worth of Restricted Stock Units (“RSUs”) to the equivalent of approximately $215,000 worth of RSUs, both changes effective October 1, 2024, in order to maintain the competitiveness of our non-employee director compensation program with median at peer group companies.

Employee directors are not compensated separately for their board service.

Annual Cash Retainers

The Company pays each non-employee director the following annual cash retainer(s) based upon his or her service on the Board and/or a Board committee. Such payments are made in four equal quarterly amounts.

Annual Fee Schedule
Annual Lead Independent Director Cash Retainer	$135,000
Annual Non-Employee Director Cash Retainer (other than the Lead Director)	$85,000
Audit Committee Chair Cash Retainer	$30,000
Leadership Development and Compensation Committee Chair Cash Retainer	$25,000
Finance Committee Chair Cash Retainer	$20,000
Nominating and Governance Committee Chair Cash Retainer	$20,000
Technology and Cybersecurity Committee Chair Cash Retainer	$20,000

To the extent a non-employee director is appointed at a time other than the annual stockholders’ meeting, any annual cash retainer is prorated.

Annual Equity Retainers

Consistent with our director compensation practices and policies effective immediately upon the conclusion of the 2025 Annual Meeting of Stockholders, all then-serving non-employee directors were granted a number of restricted stock units, or RSUs, worth the equivalent of approximately $215,000 based on the closing price of our common stock as reported by the NYSE on the day that the award was granted. These RSUs vest on the first anniversary of the date of grant. Similarly, effective immediately upon the conclusion of the Annual Meeting, all then serving non-employee directors will be granted a number of RSUs having a value equal to approximately $215,000 based on the closing price of our common stock on that date.

2026 Proxy Statement	43

GOVERNANCE

New Director Equity Grant

New non-employee directors — appointed or elected for the first time to our Board — are granted a number of additional RSUs worth the equivalent of approximately $100,000 based on the closing price of our common stock as reported by the NYSE on the day that the award is granted. Such RSUs are granted at the earlier of (i) the next annual stockholders’ meeting after the new non-employee director is appointed by the Board by or (ii) upon initial election to the Board by our stockholders, and vest on the first anniversary of the date of grant. The Board believes that new director equity grants further support alignment of the interests of our new directors with our stockholders. On October 29, 2025, Mr. Foss was appointed to the Company’s Board, effective November 3, 2025, and he will receive this grant at the Annual Meeting.

Fee Deferral

Directors may defer all or part of their cash fees and equity retainers into deferred stock units, which are payable in Company shares to the director 200 days following cessation of Board service.

2025 Director Compensation

Our non-employee directors earned the following aggregate amounts of compensation in exchange for their service to the Board during the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total Earned
Nancy Altobello	$105,000	$215,071	$320,071
Daniel Callahan	$261	$319,810	$320,071
Aimee Cardwell	$85,000	$215,071	$300,071
David Foss(2)	$13,628	$—	$13,628
Shikhar Ghosh	$85,000	$215,071	$300,071
James Groch	$261	$319,810	$320,071
James Neary	$85,000	$215,071	$300,071
Derrick Roman	$115,000	$215,071	$330,071
Stephen Smith	$110,000	$215,071	$325,071
Susan Sobbott	$85,000	$215,071	$300,071
Jack VanWoerkom	$135,000	$215,071	$350,071

(1)      This column includes the aggregate grant date fair value of stock awards granted to non-employee directors, which includes the annual equity retainers and any new director equity awards granted on May 15, 2025, the date of the Company’s 2025 Annual Meeting of Stockholders, and includes any portion of the quarterly cash retainers or annual equity retainers that the non-employee director elected to receive as deferred stock units (see “Fee Deferral” below). The fair value of these awards was determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of our common stock as reported by the NYSE on the day that the awards were granted. The number of units credited to each non-employee director in 2025 was calculated by dividing the value of the award by the NYSE closing price per share of our common stock on the date of grant, which was $137.25 on May 15, 2025 (the date of the Company’s 2025 Annual Meeting of Stockholders) for the annual equity retainers and $157.02 on March 31, 2025, $146.89 on June 30, 2025, $157.53 on September 30, 2025 and $148.98 on December 31, 2025 (the respective grant dates) for the quarterly cash retainers elected to be received as DSUs. The aggregate number of unvested RSUs outstanding as of December 31, 2025 for each non-employee director in the table above (other than Mr. Foss who joined the Board on November 3, 2025) was 1,567. These RSUs vest on the first anniversary of the 2025 Annual Meeting of Stockholders, which is May 15, 2026.

(2)      On October 29, 2025, David Foss was appointed to the Board, effective November 3, 2025. The cash fees paid to Mr. Foss were pro-rated to reflect his period of service during 2025.

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Expense Reimbursement

Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

Non-Employee Director Equity Ownership Guidelines

The Leadership Development and Compensation Committee maintains equity ownership guidelines for all non-employee directors. “Equity” for the purpose of these guidelines is defined to include shares of the Company’s common stock, 50% of the value of unvested restricted stock units, and deferred stock units. Under the equity ownership program guidelines all non-employee directors are expected to own equity equal in value to at least 5x the annual non-employee director cash retainer. Each non-employee director, while serving as a director of WEX, is expected to attain the prescribed ownership threshold by the later of (i) five years from their election to the Board or (ii) five years following October 1, 2019, the date on which the current equity ownership guideline became effective.

The non-employee directors’ compliance with these guidelines was assessed as of July 31, which is the “Determination Date” for purposes of these guidelines. As of July 31, 2025, all of our non-employee directors then serving were in compliance with the equity ownership guidelines as described above. David Foss was elected to the board on October 29, 2025, effective November 3, 2025, therefore, his compliance was not assessed on the Determination Date.

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EXECUTIVE OFFICERS

The following is the biographical information for our Executive Officers in accordance with Rule 3b-7 of the Exchange Act (the “Executive Officers”) as of the filing of this Proxy Statement. Biographical information for our CEO, Melissa Smith, is included above under “Election of Directors”.

CARLOS CARRIEDO 51, Chief Operating Officer, Americas Payments & Mobility

Carlos Carriedo has served as our Chief Operating Officer, Americas Payments & Mobility since June 2024. In this role, Mr. Carriedo leads the Corporate Payments and Mobility businesses in the Americas. Additionally, he oversees WEX’s electric vehicle strategy globally. Prior to serving as our Chief Operating Officer, Americas Payments & Mobility, he served as our Chief Operating Officer, International since joining WEX in January 2022. Prior to joining WEX, Mr. Carriedo held several senior management positions at American Express, a multinational corporation specialized in payment card services, including General Manager and Senior Vice President, for Commercial Services, Europe from April 2018 to December 2021, General Manager Commercial Services Canada and Latin America from September 2016 to April 2018, General Manager Commercial Services Latin America from February 2015 to September 2016, Head of SME Segment Commercial Services Mexico from January 2012 to February 2015, and Business Intelligence and Business Development Director from August 2010 to January 2012.

JOEL (JAY) A. DEARBORN JR. 47, Chief Operating Officer, International

Jay Dearborn has served as our Chief Operating Officer, International since June 2024. In this role, Mr. Dearborn oversees the Global Travel, European Mobility, and Asia Pacific Mobility businesses. He is also responsible for driving enterprise strategy and operational planning across the organization and is responsible for corporate development and WEX Venture Capital activities. Prior to serving as our Chief Operating Officer, International, he served as our Chief Strategy Officer from August 2022 to June 2024, as WEX’s President, Corporate Payments from December 2017 to July 2022, and as Vice President, Strategy from January 2016 to December 2017. Prior to joining WEX, he served as a Principal at McKinsey & Company from September 2008 to January 2016, advising organizations on strategy, technology, and process transformation to support long-term growth.

ROBERT DESHAIES 60, Chief Operating Officer, Benefits

Robert Deshaies has served as our Chief Operating Officer, Benefits since June 2024. In this role, Mr. Deshaies oversees the Benefits business, leveraging his deep expertise and longstanding relationships with partners and customers in the health and benefits industry. Prior to serving as our Chief Operating Officer, Benefits, he served as our Chief Operating Officer, Americas from August 2022 to June 2024, as our President, Health from September 2019 to December 2021, and Senior Vice President, Health from July 2014 to September 2019, when WEX acquired Evolution1. Before joining Evolution1 in 2012, Robert served as global executive vice president and general manager at Sage, where he led multi-hundred million-dollar business units.

SACHIN DHAWAN 50, Chief Technology Officer

Sachin Dhawan joined WEX as Chief Technology Officer in December 2023. In this role, he is responsible for overseeing the global technology organization inclusive of product and platform technology, architecture, cybersecurity, infrastructure and cloud engineering, technical operations, enterprise applications, corporate IT, and technology-risk management. Sachin has a history of leading large technology organizations at public companies with more than 25 years of financial technology and artificial intelligence and machine learning experience in high-growth environments, including consumer and business-to-business markets. Prior to joining WEX, he served as CTO at Stitch Fix from January 2022 to July 2023. In this role, he led product and technology for Stitch Fix’s consumer personalization products built on deep learning and AI. Before his role at Stitch Fix, he led Visa’s global Infrastructure and Operations function from January 2019 to January 2022. Before joining Visa in 2019, Mr. Dhawan served in leadership roles at Blackhawk Network, where he oversaw consumer and B2B payment products, payment processing, infrastructure, security, and other areas. He also held leadership roles at PayPal and Microsoft.

ANN (ANNIE) DREW 55, Chief Risk and Compliance Officer

Annie Drew has served as our Chief Risk and Compliance Officer since December 2020. Ms. Drew also currently serves as the Chair of WEX Bank, a subsidiary of WEX Inc. Prior to that she served as Chief Ethics and Compliance Officer from December 2019 to December 2020, the Vice President, Compliance and Enterprise Risk Management from December 2016 to December 2019, and the Director, Corporate Compliance and Enterprise Risk Management from December 2014 to December 2016. Prior to joining WEX, Ms. Drew served as the Associate General Counsel and Chief Compliance Officer of SIG Sauer, Inc., a designer and manufacturer of firearms, from 2013 to 2014, and from 2006 to 2013 she served in various legal leadership roles at IDEXX Laboratories, Inc., a global leader in veterinary diagnostics, software, and water microbiology testing.

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EXECUTIVE OFFICERS

JENNIFER (JEN) KIMBALL 51, Chief Accounting Officer

Jen Kimball has served as our Chief Accounting Officer since August of 2020. Also, Ms. Kimball served in numerous leadership positions for WEX Inc., including Interim Chief Financial Officer from January 2022 until May 2022, and Vice President of Finance from April 2019 until August 2020. Prior to joining WEX, Ms. Kimball served as Senior Vice President and Chief Accounting Officer for Syneos Health Inc., a global biopharmaceutical solutions organization from August 2017 until March 2019. Prior to the merger of inVentiv Health, a professional services organization (“inVentiv”), and INC Research, which resulted in the formation of Syneos Health, Ms. Kimball served as the Chief Accounting Officer of inVentiv from November 2016 to August 2017 and as the Vice President, Accounting of inVentiv from July 2011 to November 2016. Prior to that, Ms. Kimball also held finance leadership positions of increasing responsibility at The Timberland Company, Thermo Fisher Scientific, and PricewaterhouseCoopers LLP.

SANDY KUOHN 61, Chief People Officer

Sandy Kuohn has served as our Chief People Officer since November 2025. Prior to joining WEX, Ms. Kuohn served as Chief Human Resources Officer at City National Bank, a subsidiary of Royal Bank of Canada, from July 2022 to June 2025. Before her role at City National Bank, Ms. Kuohn held a series of senior HR leadership roles at Huntington Bancshares Inc. and its acquired institutions. She also held leadership and consulting positions at Urban Science, SDK Consulting, Electro Wire Products, and Andersen Consulting.

JAGTAR NARULA 55, Chief Financial Officer

Jagtar Narula joined WEX as our Chief Financial Officer in May of 2022. Prior to that, Mr. Narula served as the Executive Vice President and Chief Financial Officer of 3D Systems Corporation, a provider of comprehensive 3D printing and digital manufacturing solutions, a position he was appointed to in September 2020. In this role, he led global financial functions including accounting, treasury, and investor relations, among others. Prior to that, Mr. Narula served as Senior Vice President, Corporate Strategy and Business Development of Blackbaud, Inc., a provider of cloud software solutions, from April 2017 to September 2020, as Vice President, Corporate Strategy and Business Development from March 2016 to April 2017, as Vice President, Investor Relations and Financial Planning from January 2015 to March 2016, and as Vice President, Financial Planning and Investment Strategy from January 2014 to January 2015. Prior to that, Mr. Narula also held finance leadership positions of increasing responsibility at Xerox Corporation, General Electric Company, and Core Capital Partners.

KAREN STROUP 50, Chief Digital Officer

Karen Stroup joined WEX in January 2022 as our Chief Digital Officer. Prior to joining WEX, Ms. Stroup held numerous leadership positions, including as Chief Digital Officer for Thomson Reuters, a media company, from November 2019 until December 2021, and as Chief Digital Officer for Treehouse, Inc., a home upgrade company specializing in home renovations and energy-saving performance projects, from June 2018 until January 2019. From August 2016 until June 2018, Ms. Stroup served as the Senior Vice President of Product and Innovation for Capital One Financial Corporation, a bank holding company. Prior to that, Ms. Stroup served as Vice President, Product Management for Intuit, a financial software company, from August 2013 until August 2016 and various other positions from July 2008 until July 2013. Currently, Ms. Stroup also serves on the board and audit committee for Driven Brands Holdings, Inc., a publicly traded automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance, and car wash services.

SARA TRICKETT 47, Chief Legal Officer and Corporate Secretary

Sara Trickett has served as our Chief Legal Officer and Corporate Secretary since June 2024. Additionally, Ms. Trickett served as Interim Chief People Officer from March 2025 to November 2025. Prior to serving as Chief Legal Officer and Corporate Secretary, she served as Senior Vice President, Acting General Counsel and Assistant Corporate Secretary from January 2024 to June 2024, as the Chief of Staff to the Chief Executive Officer from February 2023 to December 2023, and Vice President, Global Corporate Legal Services from October 2021 to February 2023. From June 2012 to October 2021, Ms. Trickett served as Senior Managing Counsel at Visa, Inc., an American multinational payment card services corporation.

2026 Proxy Statement	47

EXECUTIVE COMPENSATION

Proposal 2
Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers

We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation,” whom we refer to as our “Named Executive Officers,” or “NEOs,” as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal is commonly referred to as “say-on-pay.”

Our executive compensation programs are designed to attract, motivate, and retain individuals who are critical to our success.

WEX’s “pay-for-performance” philosophy regarding executive compensation aims to reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting our pay-for-performance philosophy, a significant portion of our executives’ compensation could be paid out above target when results exceed performance goals, be paid out below target when results fall below performance goals, or not be paid at all if results do not achieve a threshold level of performance. Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement, including the section entitled “Compensation Discussion & Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by our Board’s Leadership Development and Compensation Committee with respect to the fiscal year ended December 31, 2025.

Our Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:

RESOLVED, that the compensation paid to WEX Inc.’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.

As an advisory vote, this proposal is non-binding on the Board and does not create or imply any duty of or require any action to be taken by the Company or the Board (or any committee of the Board), as applicable. However, the Leadership Development and Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. For additional detail on the related process and actions during the past year, please see the “Compensation Discussion & Analysis — Say on Pay Support and Stockholder Engagement” section below.

The Board has decided that the Company will hold an annual advisory vote on the compensation of our Named Executive Officers. After this Annual Meeting, the next advisory vote on the compensation of our Named Executive Officers will be at our next Annual Meeting of Stockholders, which shall be held in 2027.

Vote Required

The advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of votes cast affirmatively or negatively on the matter to approve this Proposal 2.

The Board recommends a vote FOR approval of the compensation of our Named Executive Officers.
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Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) describes our compensation objectives and programs for our “Named Executive Officers” (“NEOs”). This CD&A also describes the specific decisions, and the processes supporting those decisions and recommendations, which were made by the Leadership Development and Compensation Committee with respect to our 2025 NEOs.

Our 2025 NEOs were:

Melissa Smith Chair, Chief Executive Officer (“CEO”), and President	Jagtar Narula Chief Financial Officer (“CFO”)	Sachin Dhawan Chief Technology Officer	Carlos Carriedo Chief Operating Officer, Americas Payments & Mobility	Jay Dearborn Chief Operating Officer, International

To assist in finding important information, we call your attention to the following sections of our CD&A:

Executive Summary	Page 49
Process for Determining Executive Compensation	Page 56
Other Compensation Program and Governance Features	Page 66

Executive Summary

Summary of WEX’s Business

WEX is a scalable payments and technology platform that simplifies the business of running a business. Every day, businesses manage payments and workflows that are complex, regulated, and mission-critical. Our technology is deeply embedded into customers’ operations to simplify payments, enrich data, and ensure compliance — at scale. Across multiple enterprise payments categories, including Mobility, Benefits, and Corporate Payments, we transform data into intelligence to deliver value to our customers through tailored spending controls, stronger cash flow visibility, reduced fraud exposure, and data-enriched insights into their business.

In Mobility, we are a leading provider of payments and fleet management solutions serving more than 600,000 customers globally. In Benefits, we provide a broad benefits platform with integrated payments — spanning HSAs, FSAs, HRAs, COBRA, and benefits enrollment and administration — delivered directly to businesses or through our partner network. In Corporate Payments, we provide comprehensive and secure B2B payments solutions powering mid-sized businesses and global enterprises through our scalable technology.

Our customer-centric growth strategy is built on three pillars: (1) amplifying our core through targeted investments, best-in-class execution, and operational discipline; (2) expanding our reach by extending into adjacent offerings and new use cases to unlock growth and build customer value; and (3) accelerating innovation, where artificial intelligence enables greater productivity from our investments and delivers operating leverage. Underpinning these pillars is the WEX advantage — payment intelligence drawn from proprietary data and banking expertise, global scale and infrastructure that minimizes friction and strengthens control, workflow optimization that maximizes efficiency, and deep industry expertise that enables the tailored solutions businesses need to thrive.

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EXECUTIVE COMPENSATION
2025 Company Performance Snapshot

As shown in the chart below, during 2025, we delivered record revenue of $2.66 billion, up 1.2% over the prior year.

GAAP net income attributable to shareholders per diluted share increased to $8.47 compared to $7.50 per diluted share in 2024. Adjusted net income attributable to shareholders per diluted share(1), a non-GAAP measure shown in the chart below, increased 5.4% to $16.10 per diluted share from $15.28 per diluted share in 2024.

Total Revenue
(in millions)
$3,000
$2,000
$1,000
$—
$1,560
$1,851
$2,351
$2,548
$2,628
$2,661
2020
2021
2022
2023
2024
2025

Adjusted Net Income Attributable to Shareholders per Diluted Share

$18.00
$15.00
$12.00
$9.00
$6.00
$3.00
$—
$6.06
$9.14
$13.53
$14.81
$15.28
$16.10
2020
2021
2022
2023
2024
2025

(1)      Adjusted net income attributable to shareholders per diluted share is not a financial measure prepared in accordance with generally accepted accounting principles (“GAAP”). For information on how we compute this non-GAAP financial measure and a reconciliation of the most directly comparable financial measure prepared in accordance with GAAP to adjusted net income attributable to shareholders per diluted share, please refer to “Appendix B — Reconciliation of Non-GAAP Financial Measure” in this Proxy Statement.

In 2025, we navigated a challenging macroeconomic environment while reaccelerating growth and delivering progressively stronger performance over the course of the year. We generated record annual revenue of $2.66 billion, with growth improving from the first half to the second half of the year. Our fourth quarter results reflected this momentum, with revenue growth of 5.7% and adjusted EPS growth of 15.1% year-over-year, supported by improved execution across product, sales, and cost discipline. We entered 2026 with a stronger foundation to advance our growth strategy and create long-term value for stockholders.

Throughout the year, we maintained a strong focus on execution discipline and cost management, including actions that increased savings across the organization, particularly within the Technology and Operations functions. At the same time, we continued to invest selectively in high-return opportunities intended to strengthen competitiveness and support future growth. These actions supported our strategic priorities and further strengthened our foundation for the future.

We also advanced the Company’s innovation agenda in 2025. We increased product innovation velocity year over year, continued to expand our organic product innovation pipeline, and launched new products and capabilities across our businesses. We further progressed our AI-first agenda through the deployment of AI-enabled tools and development practices designed to improve speed, productivity, and customer experience.

In Mobility, we maintained strong customer retention while continuing to invest for improved performance in 2026 and beyond. We signed a long-term agreement with bp for its U.S. commercial fleet card program, expanding our network reach through WEX’s integrated closed- and open-loop capabilities. We also continued to expand our offerings for smaller fleets and independent owner-operators, including through 10-4 by WEX™, which broadened our reach in the over-the-road market and offered preferred-rate access for eligible customers.

In Corporate Payments, revenue returned to growth in the third quarter and accelerated in the fourth quarter. We also continued to advance our embedded payments strategy beyond the travel vertical. During 2025, we launched a global funding engine that enables customers to issue virtual cards in multiple currencies and execute on-demand currency conversions without foreign exchange costs. We also continued to build momentum in Direct Accounts Payable and Embedded Payments, supported by customer wins across construction, healthcare, retail, and media.

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In Benefits, we continued to grow HSA accounts faster than the underlying market, according to Devenir. Following a strong open enrollment season, we have approximately 9.4 million HSA accounts on our platform, reinforcing our leadership position in the market. Custodial investment revenue increased during the year, reflecting both higher average asset levels and the benefits of WEX Bank’s investment approach. We also launched a modernized brokerage experience designed to support higher balances and asset retention, which are important drivers of long-term value creation in the HSA market.

We remained committed to disciplined capital allocation. In 2025, we executed financing transactions that reintroduced WEX to the unsecured bond market and included an additional tranche of term loan debt. We repurchased approximately $790 million of shares, representing approximately 5 million shares, or 13% of shares outstanding at the end of 2024, while continuing to manage capital expenditures with a focus on investment returns, competitiveness, and future revenue growth. Through strong cash flow management, we also reduced our leverage ratio from 3.5x at the end of the first quarter to 3.1x by year-end, strengthening our balance sheet while preserving flexibility for future capital deployment.

As described below, actual pay outcomes for our NEOs reflected the Committee’s assessment of Company performance, individual contributions to our strategic and financial objectives, capital allocation discipline, and long-term stockholder value creation.

Say on Pay Support and Stockholder Engagement

Say on Pay Vote Results. We currently hold an advisory vote on executive compensation annually at each Annual Meeting of Stockholders (“Say on Pay”). While this vote is not binding, our Board and the Leadership Development and Compensation Committee, which we refer to as the “Committee” for purposes of this CD&A, values the opinions of our stockholders. The Committee strives to ensure our executive compensation program aligns with the interests of our stockholders and adheres to our pay for performance philosophy.

Generally, our executive compensation program has historically received strong stockholder support. At our 2025 Annual Meeting of Stockholders, approximately 95% of votes cast supported WEX’s executive compensation program. Management and the Committee reviewed our stockholders’ affirmative 2025 Say on Pay vote and believe that it indicates strong support for WEX’s 2025 and overall approach to executive compensation program and practices. The Committee, however, recognizes that market practices and stockholder views on executive compensation practices continue to evolve. In recognition of this, the Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year, in order to evaluate and make changes, as appropriate. As part of this ongoing evaluation, the Committee considers feedback received from our stockholders throughout our yearly engagement efforts, to help inform any potential changes aimed at better aligning our executive compensation programs with our compensation philosophy.

Our Board deeply values and is committed to ongoing and open engagement with our stockholders. Our engagement efforts take place throughout the year through meetings, telephone calls, participation in conferences, and correspondence between our senior management, members of our Board and representatives of our stockholders. During the fall of 2025, WEX management reached out to 14 stockholders representing approximately 70% of our shares outstanding. During these meetings, management, the Lead Independent Director, and, in some cases, the chairs of the Leadership Development and Compensation Committee and the Nominating and Governance Committee discussed our executive compensation program, sustainability, corporate governance, and other matters of interest to our stockholders.

We intend to continue a similar level of consistent stockholder engagement in 2026.

Changes to 2025 CEO Pay Program and 2026 Executive Compensation Program

For 2025, in consideration of input from our stockholders, board members, management, and the Committee’s independent compensation consultant, the Committee determined to make changes to the design of the annual equity grant to the CEO. For 2026, based on additional input from the same key stakeholders, the Committee determined to make changes to the design of WEX’s 2026 Executive Compensation Program. The 2026 changes build on enhancements made in 2025 and demonstrate the Committee’s responsiveness to stockholder feedback. Together, these changes reflect a balanced approach that took into account key business metrics and objectives, our compensation philosophy,

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EXECUTIVE COMPENSATION

and stockholder feedback. While weighting changed for performance metrics, we continue to provide our team with line of sight into the link between performance outcomes and actual pay outcomes through our use of absolute multi-year financial performance goals that relate to profitable growth. At the same time, we increased the direct link between actual pay outcomes and shareholder value outcomes, on both an absolute and relative basis. These changes were designed to strengthen retention of the executive leadership team. A summary of the changes include the following:

Changes to 2025 CEO Pay Program

Added Relative TSR Metric (Increased Weighting of Share Price/TSR Metric)

•   The Committee established a new LTIP performance metric for the CEO in 2025. The Committee approved PRSU metrics based 20% on Compensation Adjusted Revenue, 30% on Compensation Adjusted Net Income Earnings Per Share, and 50% on the new Relative TSR Metric.

•   The Relative TSR Metric is capped at target, regardless of WEX’s relative share price performance, if WEX’s absolute stock price performance is not positive during the three-year performance period.

•   For payout of the relative TSR portion to exceed target, the Company’s TSR must exceed the median of the relative TSR comparison group. There is no payout for bottom quartile performance, 25th percentile performance equates to a 25% of target payout, and to achieve a maximum payout, at least 80th percentile relative TSR must be achieved.

Added Post-Vest Holding Requirement

•   The PRSUs granted in 2025 must be held for one-year following the performance period (i.e., added a one-year post-vest holding requirement).

Changes to 2026 Executive Compensation Program

Pay Levels

•   CEO Pay Levels: CEO target total pay was kept flat for second consecutive year.

•   Other NEO Pay Levels: For our other NEOs, target pay levels were increased versus the prior year to reflect an expanded role and to remain positioned near market median, consistent with our compensation philosophy.

Pay Program Design — The following changes were made to reward our NEOs more consistently, communicate their value more clearly, and keep leadership focused on the same long-term goal of aligning equity awards and shareholder value with WEX’s success.

•   Updated Equity Award Vehicle Mix: For our non-CEO NEOs, 60% of their 2026 equity awards were performance-based, compared to 80% in 2025; this 60% weighting is equal to or exceeds practice at a significant majority of peer companies (in both 2025 and 2026, the equity award vehicle mix for our CEO was 100% performance-based).

•   Added Relative TSR Metric: Added Relative TSR Metric into the incentive mix for PRSUs granted to our non-CEO NEOs, implemented in a similar manner as for the CEO PRSUs, resulting in a three-year performance period based on Compensation Adjusted Net Income Earnings per Share, Compensation Adjusted Revenue, and Relative TSR Metric.

•   Increased Weighting of Share Price/TSR Metric: For our non-CEO NEOs, the weighting of share price or TSR as defined performance metrics in their annual LTIP award was increased from 20% in 2025 to 36% in 2026 (in 2025, the weighting was increased from 35% to 67.5% for our CEO; this was maintained for 2026).

•   Decreased Weighting of Revenue Metric: For our non-CEO NEOs, the weighting of the Compensation Adjusted Revenue in their annual LTIP award was decreased from 24% in 2025 to 9% in 2026 (in 2025, the weighting was decreased from 26% to 13% for our CEO; this was maintained for 2026).

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2025 Key Compensation Practices

Our executive compensation program is targeted to align with our business strategy and features many leading practices designed to promote alignment with the interests of our stockholders.

What We Do	What We Don’t Do

•   Link incentive plan performance metrics to short-term and mid-term operating objectives and delivery of long-term value to stockholders, including through a Relative TSR Metric

•   Target total direct compensation (base salary/short-term annual incentive/long-term incentive awards) within a competitive range of the market median

•   Maintain a cap on CEO and other NEO incentive compensation payouts for short-term incentive plan (STIP), performance restricted stock units (PRSU) and market share units (MSU) awards

•   Maintain stock ownership requirement guidelines for NEOs (3x) and CEO (6x) of base salary

•   Provide double-trigger change-in-control severance benefits

•   Annual review of share utilization

•   Development and succession plan for management and leadership

•   Engage an independent compensation consultant to ensure neutrality

•   Maintain mandatory and supplemental clawback policies, with the supplemental clawback policy extending beyond NYSE requirements that mandate recovery of performance-based equity awards in the event of a restatement to allow for recovery of time- and performance-based equity awards in the event of misconduct, as defined in the policy

•   Design a significant majority of compensation to be variable, with 93% of the CEO’s compensation variable in 2025

•   Provide a multi-year vesting period for long-term awards

•   Regularly review our compensation peer group and the competitiveness of our executive compensation

•   Proactively engage with stockholders to discuss our compensation practices

•   No guaranteed pay increases

•   No guaranteed bonuses

•   No re-pricing of underwater stock options without stockholder approval

•   No excessive severance or change-in-control benefits

•   No hedging or pledging for our Executive Officers, Directors, and Designated Employees (as determined under our Insider Trading Policy)

•   No tax gross-ups upon a termination, including a change-in-control scenario

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EXECUTIVE COMPENSATION

Summary of WEX’s 2025 Executive Compensation Program

A summary of our executive compensation program during 2025 is provided in the table below:

•   Generally, we intend to position target total direct compensation, comprised of base salary, short-term annual incentive, and long-term incentive awards, within a competitive range of the market median.

•   Pay is intended to vary above or below target based primarily on corporate and quantitative performance outcomes, and to a lesser degree, individual performance outcomes.

For 2025, in consideration of input from stockholders, the Board, management, and the Committee’s independent compensation consultant, the Committee determined to make specific changes to the design of the annual equity grant to the CEO for 2025 pursuant to our LTIP, which are also summarized below. These changes were to further emphasize absolute and relative stock price performance in the CEO pay program, while also maintaining alignment with broader leadership team PRSU outcomes.

Compensation Element	2025 Outcome
Base Salary- Fixed rate of pay	None of our NEOs received an increase to their base salary.

Short-Term Incentive Plan (“STIP”)

Payout can range from 0-200% of an individual’s respective target based on financial goals:

1.  Compensation Adjusted Operating Income (as defined below) (60%); and

2.  Compensation Adjusted Revenue (as defined below) (40%)

The funded payout may be increased or decreased for each NEO through an individual performance modifier, with no payout greater than 200% of target. The adjustment is made based on an assessment of performance compared against predefined individual goals as reviewed by the CEO (other than in the case of the CEO’s compensation) and recommended to, and subsequently approved by, the Committee. The Committee has further discretion to modify or eliminate any funded bonus payout at its discretion, should circumstances warrant.

For 2025, STIP funding was achieved at 92.3% of target on an overall corporate basis, based on objective performance against predefined enterprise-wide quantitative goals.

Two NEO STIP payouts were adjusted via individual modifiers. Mr. Dhawan received a +25% modifier and Mr. Dearborn received a +5% modifier. The Committee determined to apply these modifiers based on 2025 results versus pre-defined individual goals. For more information about the 2025 STIP payouts please see further discussion below.

As discussed further below, in 2025, the Committee determined to grant shares of common stock to our NEOs in lieu of cash that would have been payable under the 2025 STIP.

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Long-Term Incentive Plan (“LTIP”)

Our 2025 target long-term incentive mix for our CEO was 65% PRSUs and 35% Market Share Units (“MSUs”); the target long-term incentive mix for our other NEOs was 60% PRSUs, 20% MSUs, and 20% RSUs.

PRSUs:

•   Payout can range from 0-200% of target stock units with cliff vesting on the third anniversary of grant

•   CEO: Three-year performance period for CEO based on Compensation Adjusted Net Income Earnings per Share (as defined below) (30%), Compensation Adjusted Revenue (20%) and the Relative TSR Metric (50%)

a. Increases emphasis on absolute and relative stock price performance in CEO pay program, while also maintaining alignment with broader leadership team PRSU outcomes

b. The Relative TSR Metric requires outperformance against a specified comparison group in order for an above target payout factor to be achieved

•   Non-CEO NEOs: Three-year performance period for non-CEO NEOs based on cumulative corporate financial goals Compensation Adjusted Net Income Earnings per Share (60%) and Compensation Adjusted Revenue (40%)

a. Rewards long-term stockholder value creation and encourages retention

b. The Compensation Adjusted Revenue metric recognizes the importance of revenue diversification for our business and execution against our strategic initiatives

MSUs:

•   Payouts can range from 0-200% of target stock units

•   Payout factor directly aligned with the change in the price of a share of our common stock between grant and vest dates*

•   Up to 1/3 of award vests on an annual basis on the anniversary of the grant date over a three-year period based on the payout factor

a. Rewards long-term stockholder value creation by directly linking realized value to sustained absolute stock price performance over the three-year performance and vesting period

RSUs:

•   1/3 of awards vest annually for three years on the anniversary of the grant date

a. Supports long-term stockholder value creation and encourages retention

PRSUs:

PRSUs granted in 2023 with a multi-year performance period through December 31, 2025 paid out at 121% of target, based on three-year financial performance. Compensation Adjusted Revenue scored at 87.5% achievement relative to goals. Compensation Adjusted Net Income Earnings per Share scored at 142.6%. As a result, the final payout was 121% of target stock units.

MSUs:

The first tranche of the MSU awards granted on March 15, 2024 paid out at 67.2% of target stock units, or approximately 44.7% of target grant value, based on stock price performance over the measurement period.

*    The payout factor for MSUs is a ratio of the volume weighted average of the closing price per share of our common stock over the 10 trading days immediately preceding (and excluding) the vesting date (“MSU Vesting Date Price”) divided by the volume weighted average of the closing price per share of our common stock over the 10 trading days immediately preceding (and excluding) the grant date (“MSU Grant Date Price”). The minimum payout factor that must be achieved to earn a payout is 60% and the maximum payout factor is 200%.

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EXECUTIVE COMPENSATION

CEO Pay Mix

For 2025, 93% of our CEO’s target total direct compensation was variable (“at risk”). Additionally, 100% of the CEO’s long-term incentive mix for 2025 was performance contingent, with a further emphasis on absolute and relative stock price performances as a result of the changes made to the CEO Pay Program for 2025 described above. This directly ties the large majority of CEO pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance, which the Committee believes directly aligns with the interests of our stockholders.

The majority of the compensation for the remaining NEOs is also variable and tied directly to Company performance outcomes, as described in this CD&A.

Process for Determining Executive Compensation

Leadership Development and Compensation Committee

The Committee, composed solely of independent directors, is responsible for determining the compensation of our executive officers, including our NEOs. The Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year. The Committee held seven meetings over the course of 2025. The Committee’s charter may be accessed under “Governance Documents” through the “Governance” section found on our website at: https://ir.wexinc.com/governance/governance-documents/default.aspx.

In the first quarter of each fiscal year, either of the Chair of the Committee or the Lead Independent Director reviews the Board’s assessment of the CEO’s performance with the CEO. In addition, the Committee approves the following, as explained below:

•   Changes to executive officer base salaries and incentive targets, if any, for the current year;

•   STIP payout, if any, for the previous fiscal year;

•   STIP design and targets for the current fiscal year;

•   Determination of performance-scoring payout of PRSUs and MSUs granted under the LTIP, if any, for previous years; and

•   LTIP metrics, targets, and grants for the current fiscal year.

Agenda items for the second quarter vary each year but always include a review of the Company’s performance and progress toward the achievement of incentive plan targets. Typically, this also includes a retrospective assessment of the senior executive pay versus performance relationship.

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Agenda items for the third and fourth quarters also vary each year, but always include a review of the Company’s performance and progress toward the achievement of incentive plan targets. The Committee also conducts its annual review of executive compensation, considering a report from its independent compensation consultant comparing the compensation of Company executive officers to peer group data. Management also discusses with the Committee recommended executive compensation changes for each element of compensation for the next fiscal year.

The design of the STIP and LTIP is typically discussed over multiple meetings prior to the approval of the plans in the first quarter of each year. The discussions generally focus on the metrics to be utilized, the difficulty of the performance goals, and the weightings for each metric. Other items that are addressed on an annual basis include a review of the Committee’s charter, compliance with stock ownership guidelines, and an update on market trends related to executive compensation. Director compensation is addressed on a biennial basis.

During fiscal year 2025, the Company did not grant stock options or other similar types of awards to any NEOs. Moreover, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Historically, the Company’s practice is to grant any equity-based compensation under our LTIP on a set schedule of March 15, June 15, September 15, and December 15 (or the next business day), with the vast majority of our grants made under the LTIP on March 15 of each year.

Executive Management

Our Human Resources department, working with our Legal and Finance departments, is responsible for coordinating and overseeing the implementation of executive compensation, and discussing significant proposals or topics impacting executive compensation at WEX with the Committee. This includes development of compensation recommendations in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A. The following members of executive management are generally invited to and attend Committee meetings: the CEO; CFO; Chief People Officer; and Chief Legal Officer/Corporate Secretary. None of the members of executive management are involved in the determination or approval of their own compensation.

The Committee has authority to approve the compensation of the CEO and the other NEOs. The CEO meets with the Committee and an independent compensation consultant hired by the Committee to discuss Company and individual performance objectives and outcomes, and review compensation recommendations for executive officers directly reporting to the CEO, including the other NEOs. Thereafter, the Committee meets privately with the independent compensation consultant to review and determine compensation of our CEO. In addition, each year the Committee sets compensation plan performance targets for our executive officers, and management provides input and recommendations with respect to such targets, as well as information and analyses, as requested by the Committee.

Independent Compensation Consultant

The Committee has the authority to retain and terminate an independent compensation consultant and to approve the consultant’s fees and all other terms of such engagement. During 2025, the Committee retained Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Committee included:

•   Preparing analyses, recommendations, and other support to inform the Committee’s decisions related to executive and director compensation;

•   Providing updates on market trends and the regulatory environment as they relate to executive and director compensation;

•   Reviewing and commenting on all compensation-related management proposals presented to the Committee;

•   Reviewing the composition of the compensation benchmarking and performance peer groups, and providing recommendations and other support to inform the Committee’s related discussions and decisions;

•   Comparing the compensation of Company executives to a peer group of companies and survey data; and

•   Working with the Committee to validate the pay-for-performance relationship, in support of alignment with stockholders.

The Committee, after taking into consideration NYSE independence standards for compensation consultants and SEC rules, concluded that no conflict of interest exists that would prevent CAP from providing independent advice to the Committee. CAP will not perform other services for WEX without the consent of the Committee Chair. CAP meets with the Committee Chair and the Committee outside the presence of management on a regular basis. In addition, CAP participated in all of the Committee’s meetings during 2025 and, when requested by the Committee Chair, participates in preparatory meetings and executive sessions.

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Total Compensation — Objectives and Compensation Philosophy

Objectives

Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value and retaining talent viewed as critical to our ongoing growth and success. The principal elements of an executive’s total compensation consist of: base salary, an annual incentive bonus, and long-term incentive awards.

Compensation Philosophy

Generally, we intend to position target total direct compensation (base salary, short-term annual incentive, and long-term incentive awards) within a competitive range of market median. Pay may vary above or below target based on actual performance outcomes. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size, scope and complexity of the business units or functions they oversee, the performance of those business units or functions, key competencies, and individual performance.

2025 Total Direct Compensation

A majority of our NEOs’ target total direct compensation is delivered in the form of equity awards. Equity awards provide incentives for NEOs to work towards long-term top and bottom-line growth that will enhance stockholder returns and align our NEOs’ compensation directly with our stockholders’ interests. We also structured our NEOs’ 2025 compensation so that the Company’s short-term incentive plan is at risk, payable based on enterprise results and individual performance. We further detail each component of total direct compensation below.

Base Salary

We review base salaries annually, but we do not necessarily award salary increases each year. In determining base salary levels for NEOs, the Committee considers the following qualitative and quantitative factors: job level and responsibilities, including any increase in responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity, and our objective of paying competitive total direct compensation if performance expectations are met. From time to time, base salaries may be adjusted other than as a result of an annual review, for example, in order to address competitive pressures or in connection with a promotion. There were no base salary increases for our NEOs in 2025. Annual NEO salaries were as follows:

	NEO’s Base Salary at Year End
Name	2024	2025	% Change (2024-2025)	Rationale for Change
Melissa Smith Chair, CEO, and President	$975,000	$975,000	—%	No salary increase in 2025
Jagtar Narula Chief Financial Officer	$525,000	$525,000	—%	No salary increase in 2025
Sachin Dhawan Chief Technology Officer	$525,000	$525,000	—%	No salary increase in 2025
Carlos Carriedo(1) Chief Operating Officer, Americas Payments & Mobility	$505,804	$490,000	(3.1%)	Due to exchange rate conversion as a result of relocation
Jay Dearborn Chief Operating Officer, International	$480,000	$480,000	—%	No salary increase in 2025

(1)      Mr. Carriedo’s 2024 base salary at year end was denominated in British Pounds and for purposes of this table was converted to U.S. dollars using a conversion rate of £1.00 to $1.2781, which represents the average exchange rate for fiscal year 2024.

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Short-Term Incentive Plan

Our Short-Term Incentive Plan (STIP) is designed to motivate our NEOs to drive profitable Company growth, while growing Company revenues. Our STIP measures NEO performance against predetermined corporate goals, with the potential for individual adjustment based on individual and applicable business unit performance as further described below. This framework holds the NEOs accountable for the same corporate metrics and goals, while also emphasizing and holding each NEO accountable for individual and business unit performance, where applicable.

We aim to set rigorous STIP performance goals, and our STIP payouts vary from year-to-year based on results. For 2025, we established an incentive payment target for each NEO based upon their position within the Company, responsibility and competitive incentive payment opportunities for similar positions at other companies. From time to time, the incentive payment target may be adjusted other than as a result of an annual review, for example, in order to address competitive pressures or in connection with a role change. Actual STIP payouts may range from 0% to 200% of the target STIP opportunity and are based on actual performance outcomes.

In 2025, to further the Company’s long-term goals, the Committee determined to grant shares of Company common stock under our Amended and Restated 2019 Equity and Incentive Plan in lieu of cash that would have otherwise been payable under the 2025 STIP. The number of shares granted to the applicable NEO was determined by dividing the amount that would have been payable in cash under the 2025 STIP by the closing trading price of our common stock on February 23, 2026.

The following table summarizes the corporate performance components used and the weighting of each component for each NEO.

Weighting Used in Determination of Payout(1)(2)
Corporate Goals	NEOs
Compensation Adjusted Revenue	40%
Compensation Adjusted Operating Income	60%

(1)      The percentages represent the weight that the corporate goals are applied to each NEO.

(2)      See the table on page 62 for the actual percentages and payouts as a percentage of target for each NEO, as applicable.

The following table presents the targets of our corporate goals at threshold, target, and maximum payout associated with the Compensation Adjusted Revenue and Compensation Adjusted Operating Income goals. Payout is determined using a sliding scale for each metric. Furthermore, the table presents the actual performance for the 2025 corporate goals and the initial payout factor associated with those goals based on the actual 2025 performance, that may be further adjusted based on the Individual Performance Factor, as described below.

		Performance Goals ($000s)			2025 Actual
Corporate Goals	Weight (%)	Threshold (50% payout)	Target Performance Goal (100% payout)	Maximum (200% payout)	Actual Performance	Actual % Performance	Payout based on Actual 2025 Performance*
Compensation Adjusted Revenue(1)	40%	$2,519.4	$2,652.0	$2,784.6	$2,645.0	97.4%	39.0%
Compensation Adjusted Operating Income(2)	60%	$947.7	$1,010.3	$1,070.0	$996.3	88.9%	53.3%
Weighted Average Payout							92.3%

(1)      Compensation Adjusted Revenue means 2025 total revenue as reported in the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026 (“Form 10-K”) adjusted for: the difference between 2025 reported fuel prices and foreign exchange rates and Board-approved, budgeted 2025 fuel price and foreign exchange rate assumptions (which potential variance was capped for fuel prices). For these purposes, we further adjust this measure, as shown in Appendix B.

(2)      Compensation Adjusted Operating Income means 2025 operating income as reported in the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026 (“Form 10-K”) adjusted for: foreign exchange rate impacts compared to the Board-approved 2025 Budget, fuel price differences compared to the Board-approved 2025 Budget, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, impairment charges, and other costs. For these purposes, we further adjust this measure, as shown in Appendix B.

*    The sum of the percentages may differ slightly from the final weighted average payout percentage due to rounding.

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EXECUTIVE COMPENSATION

The initial funding of the STIP payout, based on the financial metrics and pre-set goals described above, may be increased or decreased for each NEO through an individual performance modifier, with no payout greater than 200% of target. The adjustment is made based on the Committee’s assessment of each NEO’s performance as compared with predefined individual goals. Our CEO may make individual modifier recommendations to the Committee for the other NEOs, for consideration and approval by the Committee, and the Committee independently considers and approves the CEO individual modifier factor, if any.

The Committee believes that our NEOs’ performance goals should support and help achieve the Company’s strategic objectives. Individual performance goals for the CEO were established under the oversight of, and with the approval of, the Committee, and considered input on the goals from all independent directors as gathered by the Lead Independent Director. Such goals are typically discussed over multiple Committee meetings prior to their approval. Individual performance goals for the other NEOs were prepared by the CEO and reviewed with the Committee. The results of the NEOs’ 2025 goals and their individual achievements for 2025 are discussed below:

M. Smith	Goal Results
FY2025 Performance Results

•   Executed against the Company’s strategic priorities, contributing to a return to revenue growth in the third quarter and full-year record revenue of $2.66 billion.

•   Maintained strong execution discipline across the organization, including actions that increased cost savings, particularly within the Technology and Operations functions.

•   Delivered strong sales performance across the Company, supporting growth momentum entering 2026.

•   Advanced the Company’s AI-first agenda and increased product innovation velocity year over year.

•   Continued to expand the Company’s organic product innovation pipeline and drive adoption of new product capabilities.

J. Narula	Goal Results
FY2025 Performance Results

•   Supported achievement of the Company’s budget objectives, including disciplined cost management.

•   Executed financing transactions that reintroduced WEX to the unsecured bond market and included an additional tranche of term loan debt.

•   Maintained a balanced capital allocation approach, including repurchases of approximately $790 million of shares, representing approximately 5 million shares, or 13% of shares outstanding at the end of 2024.

•   Managed capital expenditures with a focus on investment returns, competitiveness, and support for future profitable revenue growth.

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S. Dhawan	Goal Results
FY2025 Performance Results

•   Advanced the transformation of the Technology organization through stronger talent, operating discipline, and broader adoption of AI-enabled software development practices.

•   Increased product innovation velocity significantly year over year.

•   Supported new products across WEX’s lines of business, including the 10-4 by WEX™ mobile app for independent truckers.

•   Introduced an AI-powered claims tool designed to simplify benefits administration for customers.

•   Improved productivity within the Technology organization through strategic talent actions and a flatter organizational structure.

C. Carriedo	Goal Results
FY2025 Performance Results

•   Delivered strong commercial and financial performance across Mobility and Corporate Payments in the Americas, including major enterprise wins.

•   Strengthened operating discipline and optimized commercial and marketing execution, including scalable retention and backbook initiatives.

•   Developed leadership capability across the organization by coaching senior leaders, improving engagement, and building commercial capabilities, including direct sales and retention engines.

•   Advanced WEX’s Mobility strategy through EV expansion, merchant strategy development, and other growth initiatives.

J. Dearborn	Goal Results
FY2025 Performance Results

•   Restructured the Global Travel and APAC Mobility businesses to support improved focus and performance.

•   Expanded product capabilities in international businesses to support access to adjacent market opportunities.

•   Led initiatives that resulted in significant improvements in Net Promoter Scores.

•   Advanced WEX’s enterprise growth strategy by defining strategic catalysts and leading corporate development initiatives.

•   Re-negotiated major contracts resulting in expanded services and revenue.

Given each NEO’s results measured against their individual goals, the Committee, in its discretion, determined the individual performance factor for each NEO’s award at the percentage displayed in the table below. The Committee considered the input of Ms. Smith regarding performance against the pre-established individual goals for each NEO (other than for Ms. Smith) in its decision-making process. When making its individual performance factor determinations, the Committee did not assign a specific weighting to any individual goal, but instead reviewed each NEO’s results against his or her individual goals in the aggregate. The performance evaluation for Ms. Smith is typically discussed over multiple Committee meetings during executive session, and incorporates input from all independent directors collected by the Lead Independent Director.

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EXECUTIVE COMPENSATION

As noted above, in 2025, to further the Company’s long-term goals, the Committee determined to grant shares of Company common stock in lieu of cash that would have otherwise been payable under the 2025 STIP. These awards are reflected in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2025. The following table provides a breakdown of the components that make up each NEO’s actual fiscal year awards. The awards as a percentage of the target are displayed for each component.

		Target		Actual
Executive	Annual Salary (a)(1)	Annual Incentive % (b)	Annual Incentive $ (a) x (b) = (c)	Corporate Performance Factor % (d)	Individual Performance Factor % (e)	Final Amount $ (c) x (d) x (e)	Final Award Shares	Final Amount as a % of Target $ (d) x (e)
Melissa Smith	$975,000	150%	$1,462,500	92.3%	100%	$1,349,888	8,901	92.3%
Jagtar Narula	$525,000	100%	$525,000	92.3%	100%	$484,575	3,195	92.3%
Sachin Dhawan	$525,000	100%	$525,000	92.3%	125%	$605,719	3,994	115.4%
Carlos Carriedo	$490,000	100%	$490,000	92.3%	100%	$452,270	2,982	92.3%
Jay Dearborn	$480,000	100%	$480,000	92.3%	105%	$465,192	3,068	96.9%

(1)      Reflects annual salary as of December 31, 2025.

Long-Term Incentive Compensation

The Company provides annual grants of long-term equity-based incentives through the LTIP. Annual grants under the LTIP in 2025 were provided through a mix of (i) PRSUs, which generally vest from 0% to 200% of target stock units based on actual results compared to multi-year financial performance goals, including, for our CEO, the Relative TSR Metric, and are subject to time-based vesting, as described below, (ii) MSUs, which generally vest from 0% to 200% of target stock units based on WEX absolute stock price performance over the performance period and are subject to time-based vesting, as described below and, for our non-CEO NEOs (iii) RSUs, which vest based on the passage of time and fluctuate in value based on changes in our stock price. PRSUs, MSUs, and RSUs generally vest over a three-year period.

The market share unit, or MSU, was introduced in 2024, replacing the Company’s historical practice of granting stock options, as part of the evolution of WEX’s equity-based compensation programs. MSUs are a performance-contingent equity award where the payout factor is entirely based on the change in the price of WEX common stock between the grant date and each vest date. These awards vest ratably over three years on the anniversary of the grant date, with payout contingent upon absolute share price performance. For example, if the Company’s stock price, as calculated under the terms of the MSU award, goes up 10% between grant date and vest date, then 110% of target MSUs will vest on the applicable vesting date. If the Company’s stock price, as calculated under the terms of the MSU award, goes down 10% between grant date and vest date then 90% of target MSUs will vest on the applicable vesting date. This structure directly aligns realizable value with sustained shareholder value creation over the three-year vesting period. The MSUs have fixed conversion dates over a three-year period, which supports the ongoing importance of the performance of the price of our common stock. If the Company’s stock price declines meaningfully over the applicable measurement period, payouts are reduced and may be forfeited entirely. The Committee believes this design provides meaningful downside exposure and upside opportunity, while maintaining a clear and transparent link between executive pay outcomes and absolute stockholder returns.

We aim to provide long-term awards such that, together with cash compensation, target total direct compensation (base salary plus target STIP payments, plus grant-date value of annual long-term incentive awards) is within a competitive range of the market median. Actual compensation is intended to vary versus target compensation based on actual performance outcomes. The Committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably situated executives, and an assessment of individual potential and performance. In making annual equity awards to any individual, the Committee does not alter its compensation philosophy based on the individual’s value realized, or failure to achieve gains, on prior RSU, stock option, MSU, or PRSU awards.

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2025 LTIP

For 2025, LTIP equity grants were comprised of the following components:

•   CEO: 65% PRSUs and 35% MSUs

•   Non-CEO NEOs: 60% PRSUs, 20% MSUs, and 20% RSUs

The 2025 LTIP was designed to support our multi-year strategic plan and consider absolute and relative stock price performance outcomes, rewarding each of the NEOs for their anticipated contribution to the achievement of plan goals during the cumulative three-year performance period from January 1, 2025 to December 31, 2027. Additionally, in 2025 the Committee added a 1-year post-vest holding requirement for the PRSUs granted to our CEO in order to further enhance alignment with stockholders. Three long-term incentive vehicles are used to accomplish our objectives:

•   PRSUs: For our non-CEO NEOs, the two PRSU performance metrics are Compensation Adjusted Net Income Earnings Per Share, weighted 60%, and Compensation Adjusted Revenue, weighted 40% determine the payout. For our CEO, the payout for PRSUs is based 30% on Compensation Adjusted Net Income Earnings Per Share, 20% on Compensation Adjusted Revenue, and 50% on the Relative TSR Metric. Payout and targets for the 2025 PRSUs will be disclosed in the proxy statement for the 2028 Annual Meeting of Stockholders, once the performance period is complete. If earned, PRSUs will cliff vest on the third anniversary of the grant date.

•   MSUs: MSUs are eligible to vest based on the performance of our stock price in three tranches each year over the three-year vesting period, with each vesting date being a fixed conversion date. For MSUs, each 1% increase or decrease in the Company’s stock price as calculated under the terms of the MSU award results in a 1% increase or decrease in the number of MSUs earned at the end of the performance period with a maximum payout at 200% of target and a threshold of 60% of target (i.e., 40% stock price depreciation), below which no MSUs are earned. Accordingly, the target quantity for each tranche is equal to one-third of the total MSU grant. The first tranche vests based on a one-year performance period, the second tranche vests based on a two-year performance period, and the third tranche vests based on a three-year performance period. This structure rewards the protection and creation of shareholder value over successive one-, two-, and three-year performance periods. Performance is measured based on a payout factor resulting from dividing the MSU Vesting Date Price by the MSU Grant Date Price. If the payout factor is below 60% (i.e., 40% stock price depreciation), no MSUs vest on the applicable vesting date. The payout factor is capped at 200% (i.e., 100% stock price appreciation).

•   RSUs: RSUs vest according to the historical Company practice of having one-third of each award vest on each of the first three anniversaries of the grant date.

2023 PRSU Grant Payout

The 2023 PRSU award was designed to support our multi-year revenue and income growth targets. There is no payout for below threshold goal performance, and payout is linearly interpolated between threshold and target or between target and maximum performance levels.

These PRSUs, with a three-year performance period ended December 31, 2025, were previously reported in our proxy statement for the 2023 Annual Meeting of Stockholders at fair value at the time of grant. The final payout factor was 121% of target stock units, given actual cumulative three-year financial results versus pre-defined goals, as outlined in the table below.

Company Goals	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Weight	Final Performance Factor (% target)	Payout based on 2023-2025 Performance
Compensation Adjusted Revenue ($M)(1)	$7,554	$8,075	$8,541	40%	87.5%	35%
Compensation ANI-EPS(2)	$41.09	$46.43	$49.93	60%	142.6%	86%
Weighted Average Payout						121%

(1)      Compensation Adjusted Revenue is defined as revenue as reported in the Form 10-K filing for the performance period, adjusted for items shown in Appendix B.

(2)      Compensation Adjusted Net Income — Earnings Per Share is defined as Adjusted Net Income Attributable to Shareholders — on a per share basis, as reported in the Form 10-K filing, for the performance period, adjusted for items as shown in Appendix B.

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EXECUTIVE COMPENSATION

MSU Grant Payout

We began granting MSUs to our NEOs in 2024. As described above, each award of MSUs vests 1/3 on each of the first three anniversaries of the grant date, contingent upon time and performance-based vesting requirements. Each “tranche” is weighted one-third (in terms of the target number of stock units) and the number of shares received upon vesting increases or decreases depending on the performance of our stock price during the one-, two- and three-year performance periods, where the payout may range from 0% to 200% of target stock units based on absolute stock price performance.

The following table summarizes the payout factor and target grant value relating to our outstanding MSU tranches that vested in 2025:

	Grant Date	Vesting Date	# of Years in Performance Period	Payout Factor	Payout Value (% of target)
2024 MSU Grant (Tranche 1)	3/15/2024	3/15/2025	1	67.2%	44.7%

The payout factor for MSUs is a ratio of the volume weighted average of the closing price per share of our common stock over the 10 trading days immediately preceding (and excluding) the vesting date divided by the volume weighted average of the closing price per share of our common stock over the 10 trading days immediately preceding (and excluding) the grant date. The minimum payout factor that must be achieved to earn a payout is 60% and the maximum payout factor is 200%. The payout value above represents the value of actual shares vested, based on the Company’s stock price on the date of vest, divided by the value of target shares at the date of grant, based on the Company’s stock price on the date of grant.

Peer Group

We have established a target compensation structure that focuses on the median of our selected compensation benchmarking peer companies, but also allows total target compensation to vary to reflect other considerations, such as Company performance, individual experience, job responsibilities and other individual performance factors. A key element of this process is selecting a relevant peer group against which we compare NEO pay elements. The Committee determines the composition of our compensation benchmarking peer group, considering input from its independent compensation consultant and management, among other factors, such as size, business, operating characteristics and competition for executive talent. For 2025, our compensation benchmarking peer group consisted of the 16 companies shown below, whose aggregate profile was comparable to WEX. The 2025 peer group was consistent with our peer group for 2024.

2025 Compensation Benchmarking Peer Group
ACI Worldwide	Dayforce, Inc.	Paychex, Inc.
BILL Holdings, Inc.	Euronet Worldwide, Inc.	Paycom Software, Inc.
Block, Inc.	EVERTEC, Inc.	Paylocity Holding Corporation
Broadridge Financial Solutions, Inc.	Fair Isaac Corporation	TransUnion
Corpay, Inc.	HealthEquity, Inc.
CSG Systems International, Inc.	Jack Henry & Associates, Inc.
Metrics	WEX ($ millions)	Peer Median ($ millions)(1)
Market Capitalization	$5,111	$9,909
2025 Reported Revenue	$2,661	$2,021
Three-Year Reported Revenue Growth	13%	35%

(1)      Source — S&P Capital IQ financial database (with Market Capitalization measured on December 31, 2025). For Dayforce, Inc. which was taken private in February 2026 before reporting full year financials for 2025, trailing 12-months revenue through Q3 2025 was used in calculating peer median 2025 Reported Revenue and three-year Reported Revenue Growth Rate.

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EXECUTIVE COMPENSATION

Peer group data and other information provided to the Committee were considered in setting target compensation levels for our NEOs. For purposes of defining the market for each individual role, the Committee used peer group data for all NEOs, including our CEO, CFO, and other NEOs who each lead a business unit, as applicable.

During 2025, on average, target total direct compensation of our NEOs was positioned within a competitive range of the market median. Adjustments are typically made when we believe that there is a market-based gap and/or as warranted by individual performance.

In addition to — and separate from — our compensation benchmarking peer group, we also maintain a performance peer group. In March 2025, the Committee approved the Relative TSR Metric as part of changes made to the CEO pay program for 2025. The Relative TSR Metric compares WEX’s TSR to a relative TSR comparison group comprised of 33 companies that conduct business in similar industries, including all 12 companies that constituted the Company’s 2024 Performance Peer Group. The Committee, considering input from its independent compensation consultant and management, as well as from the Company’s stockholders, determined that the group used as the relative TSR comparison group provided a more comprehensive, stable and reliable data set than our existing performance peer group, based on factors such as business, growth rate and operating characteristics. The performance peer group is not used when determining target pay levels for NEOs, but is meant to provide our Committee and management team with additional reference information relating to compensation program practices and financial performance. For 2025, our performance peer group consisted of the companies shown below, which is the same as the TSR comparison group and consists of payments and broader technology companies that operate in adjacent or overlapping markets and with which we compete for customers and strategic positioning, talent, and investor capital within broadly similar industry groups.

2025 Performance Peer Group
ACI Worldwide, Inc.	Euronet Worldwide, Inc.	Paycom Software, Inc.
Affirm Holdings, Inc.	EVERTEC, Inc.	Paylocity Holding Corp.
AvidXchange Holdings, Inc.(1)	Fidelity National Information Services, Inc.	Paymentus Holdings, Inc.
BILL Holdings, Inc.	Fiserv, Inc.	Payoneer Global Inc.
Block, Inc.	Global Payments Inc.	PayPal Holdings, Inc.
Bread Financial Holdings, Inc.	HealthEquity Inc.	Remitly Global, Inc.
Broadridge Financial Solutions, Inc.	Jack Henry & Associates, Inc.	Shift4 Payments, Inc.
Corpay, Inc.	Marqeta, Inc.	Toast, Inc.
CSG Systems International, Inc.	MAXIMUS, Inc.	TransUnion
Dayforce Inc.(2)	NCR Atleos Corporation	Voya Financial, Inc.
Equifax Inc.	Paychex, Inc.	Western Union Company

(1)      AvidXchange Holdings, Inc. was acquired and taken private in the third quarter of 2025. Once the transaction was completed, AvidXchange Holdings, Inc. was no longer part of the performance peer group.

(2)      Dayforce Inc. was acquired and taken private in the first quarter of 2026. Once the transaction was completed, Dayforce Inc. was no longer part of the performance peer group.

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EXECUTIVE COMPENSATION

Other Compensation Program and Governance Features

Compensation Risk Assessment

The Committee considers the potential risk to the Company from its compensation programs and policies, including when any potential program changes are being considered. The Committee also periodically reviews risk assessments of our compensation policies, practices and programs covering employee groups, conducted by representatives from Human Resources working with the Committee’s independent compensation consultant. The analyses evaluate the levels of risk-taking that potentially could be encouraged by our compensation arrangements, taking into account the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives and the Company’s overall risk profile. During 2025, the Committee continued to conclude that WEX has an executive compensation program that balances competitive compensation with performance incentives and does not use compensation policies or practices — across employee groups — that create risks that are reasonably likely to have a material adverse effect on the Company. Select identified risk-mitigation features with respect to our NEOs’ compensation include the following:

•   A competitive base salary, which provides executives with ongoing income;

•   Budget and goal-setting processes that involve multiple levels of review;

•   Independent oversight of incentive program design and payouts;

•   Different performance-measurement and time-based vesting requirements between our short-term and long-term incentive programs; and

•   Stock ownership guidelines, mandatory and supplemental clawback policies, anti-hedging and anti-pledging policies.

Tax Deductibility of Compensation

While the Committee generally considers the tax implications of its executive compensation decisions, such consequences were not a material consideration in the compensation awarded to our NEOs in 2025. Internal Revenue Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the Company’s current and former executive officers.

Accounting Implications

In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.

Executive Stock Ownership Guidelines

To further support alignment of the interests of management and stockholders, we maintain stock ownership guidelines for our NEOs. The guidelines require that executives attain a specified level of ownership of shares of the Company’s common stock equal in value to a multiple of base salary within the later of five years of the executive’s appointment to their role or the applicability of these guidelines.

Current Guidelines
Role	Multiple of Base Salary
Chief Executive Officer	6x
Other NEOs	3x

Until the minimum level of ownership is achieved, executives must retain, net after tax, 50% of any shares of our common stock earned upon vesting of PRSUs, RSUs, MSUs, or purchased upon exercise of stock options.

The Committee reviews the ownership level for covered executives each year. As of the 2025 measurement of ownership, which typically occurs in July each year, all NEOs were in compliance with our executive stock ownership guidelines. “Equity,” for purposes of executive ownership guidelines, includes shares of our common stock owned directly or indirectly as well as 50% of unvested time-based RSU awards. Stock options, MSUs, and PRSUs are not counted.

66	WEX Inc.

EXECUTIVE COMPENSATION

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

The Board has adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of Company securities by directors, officers, employees and other covered persons. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing requirements of the NYSE. The Insider Trading Policy specifically prohibits all directors, all Company executives, and certain designated employees from engaging in short sales, purchasing or selling puts and calls or other derivative securities, pledging, hypothecating, or otherwise encumbering Company securities as collateral for indebtedness, and any transaction that is designed to hedge or offset a decrease in the market value of the Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) with respect to Company securities.

NYSE and Supplemental Clawback Policies

As required by the NYSE listing standards, the Company has adopted a Board approved policy that requires, subject to certain limited exceptions, the recoupment of erroneously awarded incentive compensation in the event of an accounting restatement resulting from material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws. In such an event, the Company will seek to recover the amount of erroneously awarded incentive-based compensation received by current and former executive officers during the three-year fiscal year period prior to the date the Company is required to prepare an accounting restatement that was in excess of the amount that would have been awarded based on the related financial results, subject to and in accordance with the terms of the policy and applicable law.

The Company also adopted a Board-approved supplemental clawback policy that extends beyond the NYSE Listing Standards. The policy applies to all Vice Presidents and higher ranking employees of WEX and provides that the Committee may seek to recover incentive-based compensation, including all forms of time- and performance-based equity awards, when it determines that an individual subject to the policy has committed misconduct under the policy (whether or not in connection with a restatement), including, among other things, acts of fraud, embezzlement, gross negligence, violations of law, and conduct that causes material harm to the Company.

Additionally, the LTIP awards bind the NEOs to the clawback policies and to any clawback policy WEX may adopt in the future, including to comply with applicable SEC and NYSE rules and requirements, and to the fullest extent permitted by applicable law.

Benefits and Perquisites

We provide competitive benefits to attract and retain employees at all levels. This includes a health and welfare benefits package and a 401(k) plan. Beginning in 2020, the Company began offering reimbursement to our NEOs for executive health physical exams and financial counseling services as part of our Wellness Program. The decision to offer such potential reimbursement was authorized by the Committee to support the physical and financial well-being of our NEOs.

Additionally, the Company has an agreement with NetJets Inc. pursuant to which the Company leases the right to a specified amount of travel each year on NetJets’ aircraft. The Company provides use of the aircraft by NEOs and directors for business use to ensure maximum scheduling flexibility and reduce time lost to travel-related delays and logistical constraints. The Board believes that the aircraft provides the CEO, directors, and other NEOs with seamless connectivity, an uninterrupted work environment, and heightened security while maximizing their availability for corporate strategic matters. In addition, for the aforementioned reasons, the Board encourages the CEO to utilize the aircraft for non-business travel in certain limited circumstances.

The Committee, together with Company management, regularly and diligently evaluates the appropriateness of perquisites to our overall compensation program.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The Company administers the WEX Inc. 2005 Executive Deferred Compensation Plan (“2005 EDCP”) and the 2017 WEX Inc. Executive Deferred Compensation Plan (“2017 EDCP”). The 2005 EDCP was frozen to new contributions on December 31, 2017 and was replaced by the 2017 EDCP, which has the same characteristics as the 2005 EDCP. Both the 2005 EDCP and the 2017 EDCP generally provide U.S.-based executive officers with the opportunity to defer up to 80 percent of base salary and/or up to 98 percent of any short-term incentive compensation. Generally, the Company provides a match of up to 6 percent of the participant’s applicable short-term incentive compensation program award, if paid in cash, under the 2005 EDCP and 2017 EDCP. For 2025, there was no Company match because there were no eligible deferrals with respect to the STIP under the 2017 EDCP.

Investment income on 2017 EDCP account balances is accrued for participants to reflect performance of investment funds identified by each participant during their annual election period. The investment funds and their performance used to calculate earnings in the 2005 EDCP and 2017 EDCP generally mirror those used in the 401(k) Plan.

Each of the NEOs, with the exception of Mr. Carriedo, was eligible to participate in the 2017 EDCP during 2025. Mr. Carriedo relocated from the United Kingdom to the United States in August of 2025 and thus was not eligible to participate in the 2017 EDCP for the 2025 plan year.

Prior to our initial public offering, we offered the WEX Inc. Supplemental Investment and Savings Plan (“SERP”), which allowed participants to defer compensation. The SERP was frozen to new contributions on December 31, 2004. Ms. Smith has a balance in the SERP, which continues to earn investment returns based on the funds she selects from an available menu. We believe these investment returns are market competitive for the type of funds offered; there is no preferential interest earned in the 2005 EDCP, 2017 EDCP, or SERP accounts. No other current executive officers participated in the SERP when it was an active plan.

68	WEX Inc.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion & Analysis (CD&A) with management. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Stephen Smith (Chair)

Nancy Altobello

Daniel Callahan

James Neary

Susan Sobbott

Jack VanWoerkom

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EXECUTIVE COMPENSATION

Executive Compensation Tables

2025 Summary Compensation Table

The following table presents information regarding compensation of the NEOs for services rendered during 2025, 2024, and 2023. The table includes values for contingent compensation such as unvested stock awards and unexercised stock options. The executives may never realize the value of certain items included in the column headed “Total,” or the amounts realized may differ materially from those listed in the table.

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Melissa Smith Chair, CEO, and President	2025	$975,000	$—	$12,361,438	$—	$—	$20,296	$89,487	$13,446,221
	2024	$955,769	$—	$10,529,340	$—	$966,713	$33,979	$108,527	$12,594,328
	2023	$875,000	$—	$6,619,058	$2,206,265	$1,775,813	$36,186	$150,519	$11,662,841
Jagtar Narula Chief Financial Officer	2025	$525,000	$—	$3,637,237	$—	$—	$—	$36,087	$4,198,324
	2024	$520,192	$—	$3,153,783	$—	$347,025	$—	$54,475	$4,075,475
	2023	$500,000	$—	$1,840,257	$460,016	$676,500	$—	$106,975	$3,583,748
Sachin Dhawan Chief Technology Officer	2025	$525,000	$—	$3,758,421	$—	$—	$—	$26,951	$4,310,372
	2024	$525,000	$—	$2,759,565	$—	$324,468	$—	$34,351	$3,643,384
	2023	$30,288	$425,000	$3,000,107	$—	$—	$—	$—	$3,455,395
Carlos Carriedo** Chief Operating Officer, Americas Payments & Mobility	2025	$527,157	$—	$2,552,423	$—	$—	$—	$288,662	$3,368,242
Jay Dearborn*** Chief Operating Officer, International	2025	$480,000	$—	$2,567,030	$—	$—	$—	$44,502	$3,091,532
	2024	$477,673	$—	$1,986,990	$—	$269,688	$—	$48,881	$2,783,233
	2023	$475,000	$—	$1,840,257	$460,016	$546,274	$—	$27,132	$3,348,679

**     Mr. Carriedo was not a NEO for 2024 or 2023.

***     Mr. Dearborn was not a NEO for 2024.

(1)      This column shows the actual amount of base salary earned by the NEOs. The amounts shown in this column include any amounts that may be contributed by each NEO on a pre-tax basis to the Company’s 401(k) plan, 2017 EDCP and, in the case of Mr. Carriedo, to the Company’s UK pension plan. With respect to Mr. Dhawan, the dollar amount set forth in this column for 2023 reflects the fact that Mr. Dhawan began his employment with the Company in December 2023.

(2)      For Mr. Carriedo, the amount reported in this column and the “All Other Compensation” column are a combination of both compensation paid in British pounds while in the United Kingdom and U.S. dollars while in the United States. Amounts paid in British pounds while in the United Kingdom were converted to U.S. dollars using a £1.00 to $1.3094 conversion rate (average exchange rate from January 1 to August 9, 2025, the period in which Mr. Carriedo worked in the United Kingdom). For Mr. Carriedo, the amount in this column also includes unused holiday pay which was paid pursuant to our policies in the United Kingdom.

(3)      Amounts in this column represent sign-on bonuses paid to Mr. Dhawan as a part of his new employment at WEX in 2023.

(4)      The amounts shown in this column represent the aggregate grant date fair value of PRSUs, RSUs, and MSUs granted during 2025, 2024, and 2023, calculated in accordance with FASB ASC Topic 718. For 2025, the amounts shown also include the grant date fair value, as calculated in accordance with FASB ASC Topic 718 of 8,901, 3,195, 3,994, 2,982, and 3,068 shares of the Company’s common stock granted to Ms. Smith and Messrs. Narula, Dhawan, Carriedo, and Dearborn, respectively, on February 23, 2026 in lieu of cash amounts that would have been payable pursuant to the 2025 STIP.

(5)      PRSUs and MSUs reported in this column reflect the grant date fair value of such awards based upon the probable outcome of the performance conditions and/or market conditions, as applicable, at the grant date calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and expected relative TSR attainment, if applicable. Assuming the highest level of financial performance conditions were achieved for PRSUs, the value for awards granted in 2025 included in the “Stock Awards” column would be approximately $15,237,331 for Ms. Smith; $5,437,382 for Mr. Narula; $5,558,566 for Mr. Dhawan; $3,812,477 for Mr. Carriedo; and $3,767,179 for Mr. Dearborn.

(6)      The amounts shown in this column represent the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to the Company’s audited financial statements for the fiscal year ended December 31, 2025 (see note 21), included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2026. We have not granted options since 2023.

(7)      The amounts shown in this column reflect the cash incentive awards paid in February 2024 and February 2025 for 2023 and 2024 STIP results, respectively, and include amounts contributed by each NEO on a pre-tax basis to the Company’s 2017 Executive Deferred Compensation Plan (EDCP).

70	WEX Inc.

EXECUTIVE COMPENSATION

(8)      The amounts shown reflect SERP above-market earnings.

(9)      The following table describes the elements that are represented in the “All Other Compensation” column above for 2025:

All Other Compensation

Name	401(k) or Other Retirement Plan Employer Match ($)(1)(2)	Other ($)(3)(4)(5)	Total ($)
Melissa Smith	$21,000	$68,487	$89,487
Jagtar Narula	$21,000	$15,087	$36,087
Sachin Dhawan	$21,000	$5,951	$26,951
Carlos Carriedo	$21,997	$266,666	$288,662
Jay Dearborn	$21,000	$23,502	$44,502

(1)      The Company matches 100 percent of an employee’s contributions to such employee’s 401(k), up to a maximum of six percent of each employee’s 2025 IRS-eligible compensation limit. Mr. Carriedo received an employer contribution to his UK pension plan.

(2)      For Mr. Carriedo the amount reported in this column reflects amounts paid in British pounds while in the United Kingdom that were converted to U.S. dollars using a £1.00 to $1.3094 conversion rate (average exchange rate from January 1 to August 9, 2025, the period in which Mr. Carriedo worked in the United Kingdom).

(3)      Amounts include financial counseling services reimbursements for all NEOs, executive health physical exam reimbursements for Ms. Smith, Mr. Narula and Mr. Dearborn, the incremental cost to the Company for the limited non-business use of the Company’s leased aircraft for Ms. Smith, and relocation expenses from the United Kingdom to the United States for Mr. Carriedo.

(4)      The incremental costs of the limited non-business use of the leased corporate aircraft for Ms. Smith are determined based on the amount invoiced to the Company by the leased aircraft provider for the variable costs incurred on each trip, consisting of the applicable hourly rate plus ancillary charges. Since the leased aircraft is used primarily for business travel, the aggregate incremental cost does not include any fixed cost that does not change based on usage. The amount reported in this column for Ms. Smith includes $50,207 in connection with her limited non-business use of the leased corporate aircraft.

(5)      The amount reported in this column for Mr. Carriedo includes $254,666 in reimbursements and tax-gross ups in connection with his expenses related to his relocation from the United Kingdom to the United States.

2025 Grants of Plan-Based Awards Table

The following table represents all plan-based awards granted to the Named Executive Officers in 2025:

Name	Type of Award(1)	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa Smith	STIP(7)	2/23/2026	2/12/2026	—	—	—	—	—	—	8,901	$1,350,015
	PRSU(4)	3/17/2025	2/12/2025	—	—	—	14,901	39,736	79,472	—	$6,771,809
	MSU(5)	3/17/2025	2/12/2025	—	—	—	12,838	21,397	42,794	—	$4,239,614
Jagtar Narula	STIP(7)	2/23/2026	2/12/2026	—	—	—	—	—	—	3,195	$484,586
	RSU(6)	3/17/2025	2/12/2025	—	—	—	—	—	—	3,797	$600,154
	PRSU(4)	3/17/2025	2/12/2025	—	—	—	5,695	11,389	22,778	—	$1,800,145
	MSU(5)	3/17/2025	2/12/2025	—	—	—	2,278	3,797	7,594	—	$752,352
Sachin Dhawan	STIP(7)	2/23/2026	2/12/2026	—	—	—	—	—	—	3,994	$605,770
	RSU(6)	3/17/2025	2/12/2025	—	—	—	—	—	—	3,797	$600,154
	PRSU(4)	3/17/2025	2/12/2025	—	—	—	5,695	11,389	22,778	—	$1,800,145
	MSU(5)	3/17/2025	2/12/2025	—	—	—	2,278	3,797	7,594	—	$752,352
Carlos Carriedo	STIP(7)	2/23/2026	2/12/2026	—	—	—	—	—	—	2,982	$452,280
	RSU(6)	3/17/2025	2/12/2025	—	—	—	—	—	—	5,315	$840,089
	PRSU(4)	3/17/2025	2/12/2025	—	—	—	3,986	7,972	15,944	—	$1,260,054
Jay Dearborn	STIP(7)	2/23/2026	2/12/2026	—	—	—	—	—	—	3,068	$465,324
	RSU(6)	3/17/2025	2/12/2025	—	—	—	—	—	—	2,531	$400,050
	PRSU(4)	3/17/2025	2/12/2025	—	—	—	3,797	7,593	15,186	—	$1,200,150
	MSU(5)	3/17/2025	2/12/2025	—	—	—	1,519	2,531	5,062	—	$501,507

(1)      All of these equity awards were granted under the Amended and Restated 2019 Equity and Incentive Plan.
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EXECUTIVE COMPENSATION

(2)      Our 2025 STIP provided for payment of bonuses based on the achievement by the Company of the Compensation Adjusted Operating Income and Compensation Adjusted Revenue financial goals, as further adjusted for any individual performance modifier, with amounts earned by the NEOs to be paid in the form of the Company’s common stock. Because each individual’s target annual incentive is a specified percentage of annual base salary, the target annual incentive amount is based on the annual base salary in effect at the end of the year when bonuses are calculated. On February 12, 2026, the Committee determined that the payouts under the 2025 STIP for the NEOs would be paid at 92.3% of target, based on objective performance against pre-defined enterprise-wide quantitative goals, as further adjusted by any individual performance modifiers for the NEOs. For our NEOs, the amounts shown in the “All Other Stock Awards” column of this table corresponding with their STIP award include the number of shares of common stock that were granted on February 23, 2026, with respect to the bonuses earned under our 2025 STIP (as determined by dividing the applicable dollar value of the incentive award by the closing price of our common stock on February 23, 2026). Additional information on the payment of the 2025 STIP is set out in footnote 4 to the Summary Compensation Table and footnote 7 to this table.

(3)      Represents the grant date fair value of RSU, PRSU, and MSU awards determined in accordance with FASB ASC Topic 718. In addition, includes the fair value of shares of the Company’s common stock granted on February 23, 2026 pursuant to the 2025 STIP.

(4)      PRSUs granted on March 17, 2025 may convert to RSUs at the conclusion of the performance period based on determination of the achievement of predetermined performance goals for the Company’s Compensation Adjusted Revenue and Compensation Adjusted Net Income — Earnings Per Share over 2025, 2026, and 2027. If earned, these vest in full on March 17, 2028. The number of PRSUs received by each NEO was determined by dividing the total award amount granted by the grant date fair value per share, which is calculated using the closing price of WEX common stock on the date of grant on the New York Stock Exchange. The grant date fair value shown reflects the target outcome of the performance conditions, based on the probable outcome of performance goals at grant, excluding the effect of estimated forfeitures.

(5)      MSUs granted on March 17, 2025 are market-based equity awards that represent a right to receive shares of WEX common stock at specified future dates if certain WEX stock price performance and vesting conditions are met. The MSUs vest in tranches over three years at a rate of one-third of the total award per year beginning on the first anniversary of the grant date. The number of MSUs received by each NEO was determined by dividing the total award amount granted by the closing price of WEX common stock on the date of grant on the New York Stock Exchange. The grant date fair value of each award tranche was estimated at the date of grant using the Monte-Carlo simulation model. Assumptions used in the calculation of these amounts are included in the notes to the Company’s audited financial statements for the fiscal year ended December 31, 2025 (see note 21), included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2026.

(6)      RSUs granted on March 17, 2025 vest over three years at a rate of one-third of the total award per year beginning on the first anniversary of the grant date. The number of RSUs received by each NEO was determined by dividing the total award amount granted by the grant date fair value per share, which is calculated using the closing price of WEX common stock on the date of grant on the New York Stock Exchange.

(7)      Amounts in this row reflect shares of common stock granted on February 23, 2026, in lieu of their 2025 STIP cash award (with any fractional shares rounded up to the nearest whole share), as approved by the Committee in 2025. The date of committee action of February 12, 2026 shown is the date on which the Committee approved the final award as a percentage of target for the NEOs. These shares of common stock were granted under our A&R 2019 Plan.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table represents stock options and unvested stock units held by each of the Named Executive Officers as of December 31, 2025.

		Option Awards				Stock Awards
								Equity Incentive Plan Awards:
Name	Grant Date	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Melissa Smith	5/10/2017	4,922	—	99.69	5/10/2027	—	—	—	—
	3/20/2017	23,187	—	104.95	3/20/2027	—	—	—	—
	3/15/2018	17,555	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	19,733	—	184.81	3/20/2029	—	—	—	—
	3/16/2020	42,696	—	109.66	3/16/2030	—	—	—	—
	3/15/2021	16,834	—	226.02	3/15/2031	—	—	—	—
	3/15/2022	25,241	—	163.22	3/15/2032	—	—	—	—
	3/15/2023	17,995	9,026	173.56	3/15/2033	—	—	—	—
	Various					39,464	5,879,330	124,104	18,488,939
Jagtar Narula	6/15/2022	5,407	—	161.08	6/15/2032	—	—	—	—
	3/15/2023	3,752	1,882	173.56	3/15/2033	—	—	—	—
	Various					16,029	2,387,989	20,785	3,096,549
Sachin Dhawan	Various					11,725	1,746,798	20,086	2,992,338
Carlos Carriedo	Various					15,458	2,302,942	11,022	1,642,058
Jay Dearborn	3/20/2017	843	—	104.95	3/20/2027	—	—	—	—
	3/15/2018	2,145	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	4,462	—	184.81	3/20/2029	—	—	—	—
	3/16/2020	7,401	—	109.66	3/16/2030	—	—	—	—
	3/15/2021	2,802	—	226.02	3/15/2031	—	—	—	—
	3/15/2022	4,660	—	163.22	3/15/2032	—	—	—	—
	3/15/2023	3,752	1,882	173.56	3/15/2033	—	—	—	—
	Various					14,125	2,104,331	13,652	2,033,875

(1)      Vests at a rate of one-third of the total award on each of the first, second, and third anniversary of the grant date.

(2)      The following table shows, by grant date, the number of unvested RSUs and PRSUs for which achievement of the performance conditions have been satisfied but not yet time-based vested as of December 31, 2025:

	Annual RSUs Granted on:			Annual PRSU Granted on:	Awards Granted on:	New Hire Awards Granted on:
	March 15, 2023(a)	March 15, 2024(a)	March 17, 2025(a)	March 15, 2023(b)	June 17, 2024(c)	December 15, 2023(d)	Total (#)
Melissa Smith	2,548	—	—	36,916	—	—	39,464
Jagtar Narula	886	1,724	3,797	9,622	—	—	16,029
Sachin Dhawan	—	1,509	3,797	—	—	6,419	11,725
Carlos Carriedo	1,155	1,931	5,315	6,275	782	—	15,458
Jay Dearborn	886	1,086	2,531	9,622	—	—	14,125
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EXECUTIVE COMPENSATION

Stock Award Vesting Schedule
(a)	Vests at a rate of one-third of the total award per year beginning on the first anniversary of the grant date.
(b)	Performance period concluded December 31, 2025 and award vested in full on March 15, 2026.
(c)	Mr. Carriedo received an award in connection with his appointment to COO, Americas Payments and Mobility that includes 782 RSUs that will vest in equal increments on June 17, 2026 and June 17, 2027.
(d)	A portion of Mr. Dhawan’s new hire incentive award consists of a PRSU. Performance period concluded December 31, 2025 and award vested in full on March 15, 2026.

(3)      Reflects the value as calculated based on the closing price of the Company’s common stock ($148.98) on December 31, 2025.

(4)      In accordance with SEC rules, the number of PRSUs and MSUs reported in the Outstanding Equity Awards table above, reflect an assumed level of achievement of performance goals, as indicated below, based on the Company’s performance as of December 31, 2025. The actual number of shares of common stock, if any, that we will issue in respect of these PRSU and MSU awards is not yet determinable and will depend on the Company’s and its common stock’s actual performance through the end of the applicable performance period, as applicable. The following table shows assumed level of achievement of the PRSUs and MSUs by grant date, where achievement of the performance conditions have not yet been determined as of December 31, 2025:

Name	Annual Grant PRSUs March 15, 2024(a)	Grant PRSU June 17, 2024(b)	Annual Grant PRSUs March 17, 2025(c)	Annual Grant PRSU March 17, 2025(d)	Annual Grant MSUs March 15, 2024(e)	Annual Grant MSUs March 17, 2025(e)	Total (#)
Melissa D. Smith	13,525	—	—	79,472	9,710	21,397	124,104
Jagtar Narula	3,876	—	11,389	—	1,723	3,797	20,785
Sachin Dhawan	3,392	—	11,389	—	1,508	3,797	20,086
Carlos Carriedo	2,171	879	7,972	—	—	—	11,022
Jay Dearborn	2,442	—	7,593	—	1,086	2,531	13,652
Stock Award Vesting Schedule (Assuming Performance Conditions are Met)
(a)

PRSU award metrics are based on Company performance with awards vesting in full on March 15, 2027. Because performance through the end of 2025 was below threshold, the number of shares underlying the awards is based on threshold performance.

(b)

Mr. Carriedo received an award in connection with his appointment to COO, Americas Payments and Mobility tied to 2024 annual PRSU award metrics, vesting in full on March 15, 2027. Because performance through the end of 2025 was below threshold, the number of shares underlying the awards is based on threshold performance.

(c)	PRSU award metrics are based on Company performance with awards vesting in full on March 17, 2028. The number of shares underlying the awards is based on target performance.
(d)

PRSU award metrics are based on both Company performance and relative TSR performance. Award vests in full on March 17, 2028. Because performance through the end of 2025 against the Company’s performance metrics and TSR compared to the TSR of the applicable comparison group exceeded target, the number of shares underlying the award is based on maximum performance.

(e)

Vests at a rate of one-third of the total award per year beginning on the first anniversary of the grant date. Based on the volume weighted average price per share of the Company’s common stock over the 10 trading days immediately preceding December 31, 2025, stock price performance was between the threshold and target levels; therefore, the number of shares underlying the awards is based on target performance.

74	WEX Inc.

EXECUTIVE COMPENSATION

2025 Option Exercises and Stock Vested

The following table represents stock options exercised and shares of our common stock received upon vesting of RSUs, MSUs and PRSUs in 2025 by each of the NEOs. The value realized on vesting is based on the closing market price of our common stock as reported on the NYSE on the day prior to the applicable vesting date of the stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Melissa D. Smith	—	—	51,054	7,866,976
Jagtar Narula	—	—	15,356	2,352,572
Sachin Dhawan	—	—	6,564	1,009,812
Carlos Carriedo	—	—	10,315	1,585,265
Jay Dearborn	—	—	12,403	1,911,186

2025 Nonqualified Deferred Compensation

The following table represents the amounts deferred by each of the Named Executive Officers in the: 2005 Executive Deferred Compensation Plan (EDCP); 2017 EDCP; and the SERP. The SERP, which was frozen to new contributions on December 31, 2004, the 2005 EDCP, which was frozen to new contributions on December 31, 2017, and the 2017 EDCP are described in the Nonqualified Deferred Compensation section of the CD&A.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Melissa Smith	SERP	—	—	20,296	—	250,962
	2005 EDCP	—	—	175,698	—	1,305,564
	2017 EDCP	—	—	435,979	—	3,768,746
Sachin Dhawan	2017 EDCP	52,500	—	13,974	—	118,390
Jay Dearborn	2017 EDCP	—	—	43,689	—	323,990

(1)      The amounts shown in this column have been reported in Salary and/or Non-Equity Incentive Plan Compensation of the Summary Compensation Table for 2025. The amount shown in this column for Mr. Dhawan reflects contributions of his base salary to the 2017 EDCP, for which the Company does not match.

(2)      Participant contributions to the 2017 EDCP are matched on annual short-term incentive program payments only. WEX matches the executives’ short-term incentive deferral up to a maximum of 6% of their total short-term incentive program award. For 2025, there was no Company match because there were no eligible deferrals with respect to the STIP under the 2017 EDCP.

(3)      Earnings on the SERP are included in the Summary Compensation Table. The Company does not pay above-market interest rates on the 2005 EDCP and 2017 EDCP, and thus earnings on the 2005 EDCP and 2017 EDCP are not included in the Summary Compensation Table.

During the year ended December 31, 2025, participants were given the opportunity to select among various funds in the SERP, 2005 EDCP, and 2017 EDCP. The fund options generally mirror those available in the 401(K) plan. Executives may enroll in the EDCP during the annual December open enrollment period and may elect to defer base salary and/or bonus earned in the subsequent year. Distribution options include lump sum payments or annual installment payments ranging from two to ten years. Participants may elect to receive distributions at a specified future date or upon separation from service. If a participant terminates employment prior to the specified future date for a distribution, the distribution is automatically paid at the next scheduled distribution date (in January or June) that is at least 6 months after termination of employment.

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EXECUTIVE COMPENSATION

Employment Agreements, Severance, and Change in Control Benefits

The Company provides employment agreements, severance benefits, and change of control benefits to attract and retain key executive officers. These provisions represent competitive severance and change in control benefits based upon the review by the Committee.

The Committee reviews these agreements and the WEX Inc. Amended and Restated Executive Severance Pay and Change in Control Plan periodically to assess whether the total value to an executive remains at the level needed to attract and retain executives without being considered excessive in the opinion of the Committee.

The table below reflects a summary of certain provisions that were in effect as of December 31, 2025:

		Melissa Smith	Jagtar Narula	Sachin Dhawan	Carlos Carriedo	Jay Dearborn
Basic Severance Benefit(1)	Severance Payment	1x base salary plus 1x target bonus each paid in a lump sum or over 12 months at the Company’s election	1.5x base salary paid over an 18-month period
	Accelerated Vesting of Equity	Stock units and options that would have otherwise vested within 1 year from termination date	None
	Health Benefit Continuation	Payment equal to up to 12 months of value of the Company’s monthly share of the cost of coverage (i.e., premiums) for Participant’s group health coverage benefits.
Change in Control (CiC)(2) Severance Benefit Double Trigger: (requires CiC and loss of comparable position)	Severance Payment	2x base salary and 2x target annual incentive paid over a 12-month period	2x base salary and 2x target annual incentive paid over a 24-month period
	Accelerated Vesting of Equity	100%(3)
	Health Benefit Continuation	Payment equal to up to 24 months of value of the Company’s monthly share of the cost of coverage (i.e., premiums) for Participant’s group health coverage benefits.
Other Agreements(4)	Non-Compete(5)	2 years for without cause and constructive discharge with CiC; 1 year otherwise	1 year
Non-Solicitation(6)
Non-Disparagement(7)
	Non-Disclosure(8)	Indefinitely

(1)      Basic severance benefit is payable in the case of the executive officer resigning for “Good Reason” or if the executive officer is terminated involuntarily by the Company other than for “Cause,” (neither in connection with a “Change in Control”), each as defined in the WEX Inc. Amended and Restated Executive Severance Pay and Change in Control Plan.

(2)      “Change in Control” means, in summary: (i) an acquisition of 30 percent or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities of the Company excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. If an executive terminates and receives benefits under the 2010 Equity and Incentive Plan and/or the Amended and Restated 2019 Equity and Incentive Plan, and then is rehired, subsequent benefits may not be paid and/or reimbursement of a portion of benefits already paid can be required. The change in control period is defined as the period commencing ninety (90) days prior to the date of the Change in Control and ending on the first anniversary of the Change in Control.

(3)      Upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the equity unit award agreement, then the equity award shall become immediately and fully vested, subject to any terms and conditions set forth in the 2010 Equity and Incentive Plan and/or the Amended and Restated 2019 Equity and Incentive Plan or imposed by the Committee.

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EXECUTIVE COMPENSATION

(4)      In connection with any separation of employment by an executive officer, the officer shall execute and not timely revoke a separation agreement and release, in a form acceptable to the Company, in order to receive the basic severance and/or change in control severance benefits described. Each separation agreement shall include terms relating to non-competition, non-solicitation, non-disparagement and non-disclosure, as well as a release of claims, among other provisions. To the extent there is a violation of the restrictions or obligations in the separation agreement, the Company may cease future payments, obtain injunctive or other equitable relief or seek reimbursement of previously paid amounts, as well as any other remedies available to the Company under the WEX Inc. Amended and Restated Executive Severance Pay and Change in Control Plan or other Company policy or agreement or applicable law.

(5)      In addition, each of the executive officers has agreed, through the relevant unit award agreement, to provisions which restrict the executive officer from performing any acts which advance the interests of any existing or prospective competitors of WEX during the period specified above.

(6)      In addition, each of the executive officers has agreed, through the relevant unit award agreement, to provisions which restrict the executive officer from soliciting or otherwise diverting customers or employees to terminate their relationship with the Company.

(7)      In addition, each of the executive officers has agreed, through the relevant unit award agreement, to provisions which restrict the executive officer from making any statements or performing any acts intended or reasonably calculated to advance the interest of any existing or prospective competitor or in any way to injure the interests of or disparage the Company.

(8)      In addition, each of the executive officers has agreed, through the relevant unit award agreement, to provisions which restrict the executive from disclosing confidential information as defined in the agreement.

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Potential Payments upon Termination of Employment

The following chart shows the payments to each Named Executive Officer which would be made as a result of possible termination scenarios assuming each had occurred on December 31, 2025.

Named Executive Officer	Voluntary Termination or Involuntary Termination For Cause ($)	Involuntary Termination Other than For Cause or Resignation for Good Reason ($)	Change in Control With Termination ($)	Disability ($)(1)	Death ($)(1)
Melissa Smith
Acceleration of Equity Awards(2)	—	6,710,655	19,508,782	—	19,508,782
Salary and Benefits Continuation	—	1,485,623	1,996,246	—	—
Short-Term Incentive Program	—	1,462,500	2,925,000	1,462,500	1,462,500
Nonqualified Plan Payout(3)	5,325,273	5,325,273	5,325,273	5,325,273	5,325,273
Total	5,325,273	14,984,051	29,755,301	6,787,773	26,296,555
Jagtar Narula
Acceleration of Equity Awards(2)	—	—	5,813,200	—	5,813,200
Salary and Benefits Continuation	—	808,369	1,091,738	—	—
Short-Term Incentive Program	—	—	1,050,000	525,000	525,000
Nonqualified Plan Payout	—	—	—	—	—
Total	—	808,369	7,954,938	525,000	6,338,200
Sachin Dhawan
Acceleration of Equity Awards(2)	—	—	5,078,430	—	5,078,430
Salary and Benefits Continuation	—	794,297	1,063,595	—	—
Short-Term Incentive Program	—	—	1,031,877	515,938	515,938
Nonqualified Plan Payout	118,390	118,390	118,390	118,390	118,390
Total	118,390	912,687	7,292,292	634,328	5,712,758
Carlos Carriedo
Acceleration of Equity Awards(2)	—	—	4,237,140	—	4,237,140
Salary and Benefits Continuation	—	757,477	1,024,953	—	—
Short-Term Incentive Program	—	—	980,000	490,000	490,000
Nonqualified Plan Payout(3)	—	—	—	—	—
Total	—	757,477	6,242,093	490,000	4,727,140
Jay Dearborn
Acceleration of Equity Awards(2)	—	—	4,253,230	—	4,253,230
Salary and Benefits Continuation	—	740,869	1,001,738	—	—
Short-Term Incentive Program	—	—	943,430	471,715	471,715
Nonqualified Plan Payout(3)	323,990	323,990	323,990	323,990	323,990
Total	323,990	1,064,859	6,522,388	795,705	5,048,935

(1)      The Company’s STIP provides for a pro-rated lump sum payment at target in the event of death or disability. The Company’s equity award agreements provide for 100% acceleration of all unvested equity in the event of death.

(2)      For purposes of these calculations, the stock price used to calculate potential payments was the closing price of the Company’s common stock on December 31, 2025 of $148.98. The officers identified above, with the exception of Mr. Dhawan and Mr. Carriedo, hold employee stock options that feature an exercise price of $173.56.

(3)      As used in this table, Nonqualified Plan Payout consists solely of the participants’ balances in their 2005 EDCP, 2017 EDCP, and SERP accounts, as applicable.

78	WEX Inc.

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. For 2025, the median annual total compensation of all employees, excluding our CEO, was $78,678 and the annual total compensation of our CEO was $13,446,221. The ratio of these amounts is 171:1.

This calculation of our median employee reflects analysis of our global workforce of 6,511 employees as of October 1, 2025. We used salary compensation to determine the median employee. Our estimate of each employee’s salary for our full 2025 fiscal year included: (i) annual base salary and (ii) hourly salary paid, including overtime, shift differentials, and premium pay.

Our estimates were based on an analysis of the pay components and payrolls in each of the countries in which we operate. Cash compensation rates of employees paid in foreign currencies were converted into US dollars using foreign exchange conversion rates in effect on October 1, 2025.

Once the median employee was identified, actual total compensation was determined in accordance with Item 402(c)(2)(x) of Regulation S-K of the Exchange Act.

The information disclosed in this section was developed and is provided to comply with applicable SEC rules. We do not use this information in managing our Company. We do not believe this information provides stockholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, or for comparing our Company with any other company, including our compensation of our CEO or our employees.

2026 Proxy Statement	79

EXECUTIVE COMPENSATION

Pay Versus Performance

We are required by SEC rules to disclose the following information regarding the relationship between “compensation actually paid” (“CAP”) to our NEOs and our financial performance. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. The table included in footnote (2) sets forth the adjustments from the column labelled “Total” for each NEO reported in the 2025 Summary Compensation Table set forth above in this Proxy Statement. For further information concerning WEX’s pay-for-performance philosophy and how WEX aligns executive compensation with the Company’s performance, refer to the section titled Compensation Discussion & Analysis beginning on page 49.

Pay Versus Performance Table

Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO NEOs(3)	Average compensation actually paid to non-PEO NEOs(3)	Value of initial fixed $100 investment on December 31, 2020 based on:		Net income (in millions)	ANI EPS(5)
					Total shareholder return	Peer group total shareholder return(4)
2025	$13,446,221	$6,099,709	$3,742,118	$2,245,235	$73.20	$89.81	$304.1	$16.10
2024	$12,594,328	$7,748,653	$3,711,845	$2,396,000	$86.14	$93.45	$309.6	$15.28
2023	$11,662,841	$20,796,582	$3,690,598	$5,559,997	$95.59	$83.42	$266.6	$14.81
2022	$10,185,740	$16,138,271	$3,485,823	$4,113,195	$80.41	$67.07	$167.5	$13.53
2021	$9,612,917	$(11,056,785)	$3,403,671	$(2,116,815)	$68.98	$71.44	$136.1	$9.14

(1)      Ms. Smith was the Company’s PEO, or Principal Executive Officer, for all five years in the table.

(2)      SEC rules require certain adjustments be made to the summary compensation table totals to determine CAP as reported in the pay versus performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated in accordance with Item 402(v) of Regulation S-K. For 2025, the values included in these columns reflected the following adjustments:

PEO	2025
Summary compensation table total	$13,446,221
+/- year-end over grant date change in fair value of equity awards granted during the covered year that remain outstanding and unvested as of the covered year-end	$(1,329,953)
+/- year over year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(4,632,253)
+/- year over year change in fair value of equity awards granted in prior years that vested in the covered year	$(1,384,306)
Compensation actually paid	$6,099,709
Non-PEO NEOs (Average)	2025
Summary compensation table total	$3,742,118
+/- year-end over grant date change in fair value of equity awards granted during the covered year that remain outstanding and unvested as of the covered year-end	$(203,971)
+/- year over year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(1,025,746)
+/- year over year change in fair value of equity awards granted in prior years that vested in the covered year	$(267,166)
Compensation actually paid	$2,245,235

(3)      Non-PEO NEOs included in the average calculations are:

2025: Jagtar Narula, Sachin Dhawan, Carlos Carriedo, and Jay Dearborn

2024: Jagtar Narula, Sachin Dhawan, Robert Deshaies, and Karen Stroup

2023: Robert Deshaies, Jay Dearborn, Jagtar Narula, and Sachin Dhawan

2022: Jagtar Narula, Jennifer Kimball, Robert Deshaies, Jay Dearborn, and Karen Stroup

2021: Roberto Simon, Scott Phillips, Robert Deshaies, and David Cooper
80	WEX Inc.

EXECUTIVE COMPENSATION

(4)      In March of 2023, the S&P 400 Data Processing and Outsourced Services Index was discontinued and the former constituents of the Data Processing & Outsourced Services sub-industry were reclassified into various sub-industries within the Financials, Industrials, and Consumer Discretionary industries. The S&P 400 Diversified Financial Services Industry Index was chosen as an appropriate benchmark replacement because it includes WEX and a broad range of peers with a similar market cap to WEX while maintaining a relatively balanced impact to the performance of the index based on weightings. As such, the peer group total shareholder return in the table above was calculated using the S&P 400 Diversified Financial Services Industry Index.

(5)      Adjusted Net Income — Earnings Per Share, or “ANI EPS”, a non-GAAP measure, is calculated as defined in Appendix B.

Pay Versus Performance Descriptive Disclosure

The majority of compensation for our PEO and NEOs is variable and tied directly to Company performance outcomes including financial results, strategic initiatives and stock price performance. The Company intentionally seeks to design incentives to correspond to long-term performance and does not specifically align the Company’s performance with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. Further, all of the measures used to align executive compensation with performance are not presented in the Pay versus Performance table above. In accordance with SEC rules, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table. The information presented in the Pay versus Performance table and relationships shown below are not necessarily reflective of our executive compensation program or our pay-for-performance philosophy.

The chart below illustrates the relationship between the PEO CAP and Non-PEO NEO average CAP amounts and the Company’s TSR and the Company’s Peer Group’s TSR during 2021 through 2025 assuming a $100 initial investment on December 31, 2020.

CAP vs. TSR
$21,000,000
$14,000,000
$7,000,000
$—
$(7,000,000)
$(14,000,000)
Compensation Actually Paid (CAP)
$120.00
$100.00
$80.00
$60.00
$40.00
Total Shareholder Return (TSR)
2021
2022
2023
2024
2025
PEO CAP
Non-PEO NEO Average CAP
WEX Inc. TSR
Peer Group TSR

2026 Proxy Statement	81

EXECUTIVE COMPENSATION

The charts below illustrate the relationship between the PEO CAP and Non-PEO NEO average CAP amounts and the Company’s net income and ANI EPS during 2021 through 2025.

Pay Versus Performance Tabular List

The table below lists, in the Company’s assessment, the most important performance measures used to link CAP for our NEOs to Company performance over the fiscal year ending December 31, 2025. These measures are used to help determine the STIP and LTIP payouts for each of the NEOs. For more information on our STIP and LTIP programs and actual payouts for each NEO, see “Compensation Discussion & Analysis” beginning on page 49 of this Proxy Statement. The performance measures included in this table are not listed in rank order by relative importance.

Most Important Performance Measures
Compensation Adjusted Revenue
Compensation Adjusted Operating Income
Adjusted Net Income — Earnings Per Share (ANI EPS)
Stock Price
82	WEX Inc.

AUDIT MATTERS

Proposal 3
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2026

In accordance with its Board-approved charter, the Audit Committee of the Board is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s consolidated financial statements. The Audit Committee has selected Deloitte & Touche LLP (“D&T”) as the independent registered public accounting firm for the Company’s fiscal year 2026. D&T has audited the Company’s consolidated financial statements since 2003. The Audit Committee oversees and is ultimately responsible for the audit fee negotiations associated with our retention of D&T. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm.

Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will attend the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

The Audit Committee and the Board believe that the continued retention of D&T to serve as our independent external audit firm is in our best interests and those of our stockholders. If this proposal is not approved by our stockholders at the Annual Meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.

Vote Required

The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the Company’s fiscal year 2026 requires the affirmative vote of a majority of votes cast affirmatively or negatively on the matter to approve this Proposal 3.

Our Board recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the Company’s fiscal year 2026.
2026 Proxy Statement	83

AUDIT MATTERS

Auditor Selection and Fees

Audit Selection

The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2026 fiscal year. D&T has served as the Company’s independent registered public accountant since our initial public offering.

Audit Fees

The following is a description of the fees billed to the Company by D&T for the years ended December 31, 2025 and 2024:

	December 31,
	2025	2024
Audit Fees(1)	$6,772,186	$6,344,457
Audit-Related Fees(2)	187,990	266,353
Tax Fees(3)	187,240	626,930
All Other Fees(4)	3,016	2,795
Total	$7,150,432	$7,240,535

(1)      For professional services performed in connection with the annual audit of the consolidated financial statements included in the Annual Report on Form 10-K, quarterly reviews of the condensed consolidated financial statements included in quarterly reports on Forms 10-Q, the annual audit of our internal control over financial reporting, as well as fees associated with the statutory audits of certain of our domestic and foreign entities and services performed in connection with comfort letters, consents, and procedures related to documents filed with the SEC.

(2)      For professional services performed that are reasonably related to the performance of the audit or review of the consolidated financial statements and are not included within Audit Fees, including information system audits, certain agreed-upon procedures, the audit of the WEX Inc. Employee Savings Plan in 2024, and an ESG limited assurance engagement and GHG readiness engagement in 2025.

(3)      For tax compliance, tax advice, and tax planning services performed in connection with domestic and international tax matters.

(4)      For accounting research tools and other miscellaneous services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal independent registered public accountant or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent registered public accountant; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. The independent registered public accountant is prohibited from providing certain non-audit services (as defined in Rule 2-01(c) (4) of Regulation S-X). The Chair of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall notify the full committee of such approval at its next meeting.

Since our initial public offering on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.

84	WEX Inc.

AUDIT MATTERS

Audit Committee Report

The Board of Directors appointed us as an audit committee to monitor the integrity of WEX’s consolidated financial statements, its system of internal controls, and the independence and performance of its internal audit department and independent registered public accounting firm. As an audit committee, we select and oversee the independent registered public accounting firm and are directly responsible for approving their compensation and retention. We also participate in the selection of the lead audit partner of the independent registered public accounting firm.

We are governed by a written charter adopted by the Board, which is available through the investor relations page of the Company’s website at www.wexinc.com.

Our committee consisted of four non-employee directors at the time that the actions of the committee described in this report were undertaken. Ms. Sobbott rotated off the committee in February 2026, with Mr. Foss joining the committee. The committee currently consists of four non-employee directors, each “independent” within the meaning of the New York Stock Exchange rules and Rule 10A-3 under the Exchange Act. WEX’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WEX’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by WEX’s management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of D&T, the Company’s independent registered public accounting firm for fiscal year 2025, the overall scope and plans for their audit of the consolidated financial statements for fiscal year 2025. We met with them, with and without WEX management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of WEX’s financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal year 2025 with management and the independent registered public accounting firm.

We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to their audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2026.

We discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, we received from the independent registered public accounting firm the letter and the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed the disclosures with our independent registered public accounting firm, as well as other matters relevant to their independence from management and WEX. In evaluating the independence of our independent registered public accounting firm, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

Based on our review and these meetings, discussions, and reports, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for fiscal year 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

AUDIT COMMITTEE

Derrick Roman (Chair)

Aimee Cardwell

David Foss*

James Groch

*    Mr. Foss joined the Audit Committee as of February 16, 2026 and was not a member of the committee when it reviewed and discussed the recommendation referred to above, and, as such, did not participate in, and has not made an independent inquiry, as to the accuracy of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2025. Mr. Foss approved this Audit Committee Report solely based upon the advice and approvals of the other Audit Committee members.

2026 Proxy Statement	85

INFORMATION ABOUT STOCK OWNERSHIP

Principal Stockholders

This table shows common stock that is beneficially owned by our directors, our director nominees, our Named Executive Officers, our current directors and executive officers as a group and all persons known to us to own 5 percent or more of the Company’s outstanding common stock, as of March 18, 2026. The percent of outstanding shares reported below is based on 34,652,427 shares outstanding on March 18, 2026.

Amount and Nature of Shares Beneficially Owned(1)

Name and Address(2)	Common Stock Owned(3)(4)	Right to Acquire(5)	Total Securities Beneficially Owned(4)(5)	Percent of Outstanding Shares
Principal Stockholders:
Janus Henderson Group plc(6) 201 Bishopsgate EC2M 3AE, United Kingdom	3,870,484	—	3,870,484	11.2%
BlackRock, Inc.(7) 55 East 52nd Street New York NY 10055	3,841,491	—	3,841,491	11.1%
The Vanguard Group(8) 100 Vanguard Blvd Malvern, PA 19355	3,250,156	—	3,250,156	9.4%
Morgan Stanley(9) 1585 Broadway New York, NY 10036	2,419,752	—	2,419,752	7.0%
PAR Investment Partners, L.P.(10) 200 Clarendon St, Floor 48 Boston, MA 02116	2,252,000	—	2,252,000	6.5%
JP Morgan Chase & Co.(11) 383 Madison Avenue New York, NY 10179	2,014,444	—	2,014,444	5.8%
86	WEX Inc.

INFORMATION ABOUT STOCK OWNERSHIP

Name and Address(2)	Common Stock Owned(3)(4)	Right to Acquire(5)	Total Securities Beneficially Owned(4)(5)	Percent of Outstanding Shares
Named Executive Officers, and Directors:
Melissa Smith(12)	192,254	177,189	369,443	1.1%
Jagtar Narula	26,851	11,041	37,892	*
Sachin Dhawan	15,159	—	15,159	*
Carlos Carriedo	11,934	—	11,934	*
Jay Dearborn(13)	37,272	27,947	65,219	*
Nancy Altobello**	4,387	1,567	5,954	*
Daniel Callahan**	10,339	1,567	11,906	*
Aimee Cardwell**	1,440	1,567	3,007	*
David Foss	1,500	—	1,500	*
Shikhar Ghosh**	49,727	1,567	51,294	*
James Groch**	14,719	1,567	16,286	*
James Neary	8,183	1,567	9,750	*
Derrick Roman**	4,867	1,567	6,434	*
Stephen Smith	7,971	1,567	9,538	*
Susan Sobbott**	6,314	1,567	7,881	*
Jack VanWoerkom**	10,426	1,567	11,993	*
Directors and Executive Officers as a Group (22 Persons)(14)	470,181	275,278	745,459	2.2%

*    Less than 1%

**   Please refer to footnotes (4) and (5) below to see information regarding the WEX Inc. deferred stock units held (or to be held within 60 days of March 18, 2026) by certain non-employee directors.

(1)      The beneficial ownership amounts and percentages reported in this table were determined in accordance with SEC Rule 13d-3 under the Exchange Act as required by applicable SEC rules based on the most recently available beneficial ownership information and are not indicative of ownership for any other purpose, including for purposes of determining whether any approvals required by our regulators upon exceeding certain ownership thresholds under applicable law have been triggered. See the Risk Factor “Provisions in our charter documents, Delaware law and applicable banking laws may delay or prevent our acquisition by a third party, and could adversely impact the market price of our common stock” in Item 1A of Part I in our most recent Annual Report on Form 10-K filed with the SEC.

(2)      Unless otherwise noted, the business address for the individual is in care of WEX Inc., 1 Hancock Street, Portland, ME 04101.

(3)      Unless otherwise noted, includes shares for which the named person or entity has sole voting and investment power or has shared voting and investment power, including with his or her spouse. Excludes shares that may be acquired through stock option exercises or through the vesting of restricted stock units, which are accounted for in the column “Right To Acquire”.

(4)      Includes deferred stock units payable to our non-employee directors in shares of common stock 200 days after their separation from our Board as follows: 4,387 shares by Ms. Altobello; 10,339 shares by Mr. Callahan; 1,440 shares by Ms. Cardwell; 42,169 shares by Mr. Ghosh; 8,969 shares by Mr. Groch; 2,210 shares by Mr. Roman; 2,107 shares by Ms. Sobbott; and 6,606 shares by Mr. VanWoerkom. These units may not be voted or transferred until they become shares of common stock.

(5)      The Right to Acquire column includes shares that can be acquired through stock option exercises, the vesting of restricted stock units, or the vesting of market share units (“MSUs”) through May 17, 2026 and excludes shares that may not be acquired until on or after May 18, 2026, except that the 1,567 shares included in this column for Ms. Altobello, Mr. Callahan, Ms. Cardwell, Mr. Groch and Mr. Roman represent deferred stock units that will vest on May 15, 2026, which will be payable to our non-employee directors in shares of common stock 200 days after their separation from our Board. These deferred stock units may not be voted or transferred until they become shares of common stock. The Total Securities Beneficially Owned column includes both the Common Stock Owned and Right to Acquire columns.

(6)      This information was reported on a Schedule 13G/A filed by Janus Henderson Group plc (“Janus Henderson”) with the SEC on August 14, 2025. The Schedule 13G/A reported that Janus Henderson has shared voting power and shared dispositive power over 3,870,484 shares. The percentage reported is based on the assumption that Janus Henderson had beneficial ownership of 3,870,484 shares of common stock on March 18, 2026.

2026 Proxy Statement	87

INFORMATION ABOUT STOCK OWNERSHIP

(7)      This information was reported on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2024 and does not necessarily reflect their current ownership of WEX securities. The Schedule 13G/A reported that BlackRock has sole voting power over 3,718,042 shares and has sole dispositive power over 3,841,491 shares. The percentage reported is based on the assumption that BlackRock had beneficial ownership of 3,841,491 shares of common stock on March 18, 2026.

(8)      This information was reported on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on July 29, 2025. The Schedule 13G/A reported that Vanguard has shared voting power over 12,040 shares, sole dispositive power over 3,195,348 shares, and shared dispositive power over 54,808 shares. The percentage reported is based on the assumption that Vanguard had beneficial ownership of 3,250,156 shares of common stock on March 18, 2026.

(9)      This information was reported on a Schedule 13G/A filed by Morgan Stanley with the SEC on May 7, 2025. The Schedule 13G/A reported that Morgan Stanley has shared voting power over 2,208,076 shares and shared dispositive power over 2,328,638 shares. The percentage reported is based on the assumption that Morgan Stanley had beneficial ownership over 2,419,753 shares of common stock on March 18, 2026.

(10)    This information was reported on a Schedule 13G/A filed by PAR Investment Partners, L.P. (“PAR”) with the SEC on February 17, 2026. The Schedule 13G/A reported that PAR has sole voting power and sole dispositive power of 2,252,000 shares. The percentage reported is based on the assumption that PAR had beneficial ownership of 2,252,000 shares of common stock on March 18, 2026.

(11)     This information was reported on a schedule 13G filed by JPMorgan Chase & Co. (“JP Morgan”) with the SEC on February 10, 2025. The Schedule 13G reported that JP Morgan has sole voting power over 1,889,871 shares, sole dispositive power over 2,009,583 shares, and shared dispositive power over 245 shares. The percentage reported is based on the assumption that JP Morgan has beneficial ownership over 2,014,444 shares on March 18, 2026.

(12)    Includes 62,161 shares held indirectly, respectively, through trusts for the benefit of Ms. Smith’s three children and 18,277 shares held indirectly through Ms. Smith’s spouse.

(13)    Includes 7,400 shares held indirectly through a trust for the benefit of Mr. Dearborn’s children.

(14)    In addition to the Named Executive Officers and directors included in this table, six other executive officers were members of this group as of March 18, 2026.

88	WEX Inc.

INFORMATION ABOUT STOCK OWNERSHIP

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2025. The Company’s equity plans as of December 31, 2025, include the 2010 Equity and Incentive Plan and the Amended and Restated 2019 Equity and Incentive Plan, each of which were approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by Company stockholders	2,946,435(1)	160.20(2)	4,027,740(3)

(1)      Includes 1,117,145 shares of common stock subject to PRSUs and 216,283 shares of common stock subject to MSUs determined using the applicable fungible share ratios, under the Company’s Amended and Restated 2019 Equity and Incentive Plan. Assumes that the target level of performance conditions were achieved for any PRSU and MSU awards for which the performance period was not concluded as of December 31, 2025 and includes the actual number of shares to be issued upon settlement of PRSUs granted where the performance period has concluded as of December 31, 2025, but settlement occurred in 2026. If the highest level of performance condition attainments were assumed for all such PRSUs and MSUs, the total number of shares of common stock to be issued upon settlement of such awards as of December 31, 2025 would increase by approximately 958,000 shares of common stock.

(2)      Weighted average exercise price does not take into account shares of common stock subject to the vesting of outstanding RSUs, PRSUs, MSUs, and deferred stock units as such shares of common stock will be issued at the time they vest, without any cash consideration payable for those shares of common stock.

(3)      Represents shares remaining available for future issuance under the Amended and Restated 2019 Equity and Incentive Plan as of December 31, 2025. The Amended and Restated 2019 Equity and Incentive Plan permits the award of incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, director awards, other stock-based and cash-based awards, and performance awards. The Amended and Restated 2019 Equity and Incentive Plan authorizes for issuance (i) 4,000,000 shares of common stock for awards granted after May 15, 2025, (ii) 1,900,377 shares of common stock for awards granted on or prior to March 31, 2025, and (iii) such additional number of shares of common stock (up to 193,184 shares) as is equal to the number of shares of common stock subject to awards granted under the 2010 Equity and Incentive Plan, which awards expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right. To the extent a share that is subject to an award granted under the 2010 Equity and Incentive Plan that counted as 1.53 shares against such 2010 Equity and Incentive Plan’s share reserve is made available for the award of future grants under the Amended and Restated 2019 Equity and Incentive Plan, the share reserve will be credited with 1.53 shares. Otherwise, each share of common stock subject to an award under the 2010 Equity and Incentive Plan that becomes available for grant under the Amended and Restated 2019 Equity and Incentive Plan will increase the plan’s share reserve by one share. Under the Amended and Restated 2019 Equity and Incentive Plan, any award of restricted stock, RSU, or other stock-based award with a per share purchase price lower than 100% of the fair market value per share of common stock on the date of grant shall be counted against share limits as 1.7 shares for each one share of applicable award. The Board may not make new awards under the 2010 Equity and Incentive Plan.

2026 Proxy Statement	89

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

Who pays the cost for proxy solicitation?

We are making this solicitation and will pay the entire cost of, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

In addition, we have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist us in the solicitation of proxies. Under the agreement with Innisfree, Innisfree will receive an estimated fee of $[•], plus the reimbursement of reasonable expenses. Innisfree expects that approximately [•] of its employees will assist in the solicitation. We have also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its retention. Innisfree will solicit proxies by mail, telephone, facsimile, and email. We will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

Our aggregate expenses, including those of our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting in which there is not a proxy contest, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $[•], of which approximately $[•] has been incurred as of the date of this Proxy Statement.

If you choose to access the proxy materials or vote over the internet, however, you are responsible for internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians, and other fiduciaries who hold shares of our stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse the reasonable out-of-pocket expenses they incur in doing so.

How do I submit a stockholder proposal or director nominee for the 2027 Annual Meeting or suggest a candidate for nomination as a director to the Nominating and Governance Committee?

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2027 Annual Meeting must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 1 Hancock Street, Portland, ME 04101, no later than [•], [•].

If a stockholder wishes to present a proposal before the 2027 Annual Meeting, but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give timely written notice including the information required by our By-Laws to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received no earlier than [•], [•], nor later than [•], [•]. However, in the event that the Annual Meeting is called for a date that is not within twenty-five days before or after [•], 2027, notice by the stockholder must be received no earlier than 120 days prior to the Annual Meeting and no later than the later of (i) the 90th day prior to the Annual Meeting or (ii) the tenth day following the day on which notice of the date of the Annual Meeting is first mailed or publicly disclosed, whichever first occurs. If a stockholder wishes to solicit proxies in support of director nominees other than our nominees under the universal proxy rules, such stockholder must, in addition to the information required under our By-Laws, also provide the information required by Rule 14a-19 under the Exchange Act. Stockholders soliciting votes for a director pursuant to the universal proxy rules must also notify us not later than five business days prior to the Annual Meeting date that such stockholder has complied with the requirements of our By-Laws and Rules 14a-19 under the Exchange Act.

90	WEX Inc.

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

Alternatively, under our “proxy access” provision in our By-Laws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in our proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in our By-Laws. For a proxy access nomination to be considered timely for the 2027 annual meeting, it must be received in writing by the Secretary no earlier than [•], [•] nor later than [•], [•]. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The Company’s By-Laws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at ir.wexinc.com, under the Governance tab.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials and annual report to households where multiple stockholders share the same address, provided such stockholders give their consent and certain other conditions are met. Due to the contested nature of the Annual Meeting, householding will not be implemented this year.

Some households with multiple stockholders already may have provided the Company with their consent to householding. When householding is implemented, we will provide only one set of proxy materials to each such household, unless we receive contrary instructions from one or more of the stockholders.

When householding is implemented, we will promptly deliver separate copies of our proxy statement and annual report, or deliver multiple copies in the future, at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (207) 523-7769 or send your request to:

WEX Inc.

Attention: Investor Relations — Annual Meeting

1 Hancock Street

Portland, ME 04101

Email: steve.elder@wexinc.com

What is meant by “incorporation by reference”?

“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Information on the websites referred to in this Proxy Statement, including our website, is not incorporated into this Proxy Statement. Based on SEC rules, the sections entitled “Audit Committee Report” and the “Compensation Committee Report,” of this Proxy Statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.

You receive this Proxy Statement as part of the proxy materials for the Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our Company’s common stock.

How do I request future copies of your proxy materials?

If you require additional copies of these or any future proxy materials, please refer to the Investor Relations page of our website at www.wexinc.com or contact our Investor Relations office at the above e-mail address, phone number, or mailing address.

How do I request a copy of your annual report on Form 10-K?

We will provide you with a copy, without charge, of our Annual Report on Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations department at the above e-mail address, phone number, or mailing address. Our Annual Report on Form 10-K is also available free of charge on our website at https://ir.wexinc.com/financials/sec-filings/default.aspx and free of charge on the SEC’s website at www.sec.gov.

2026 Proxy Statement	91

OTHER BUSINESS

We know of no other business to be considered at the Annual Meeting, and the deadline for stockholders to submit proposals or nominations has passed. However, if:

•   other matters are properly presented at the Annual Meeting, and

•   you have properly submitted your proxy, then, Melissa Smith or Sara T.W. Trickett will vote your shares on those matters according to her best judgment.

By Order of the Board of Directors,

Sara T.W. Trickett Chief Legal Officer and Corporate Secretary

[•], 2026
Portland, Maine

92	WEX Inc.

APPENDIX A

Additional Information Regarding Participants in the Solicitation.

Under applicable SEC rules and regulations, members of our Board, including the Company’s directors and certain officers of the Company, are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names, ages, and principal occupations of the Company’s directors standing for re-election who are Participants, please see “Governance — Proposal 1 — Election of Directors” section of this Proxy Statement. Other than as set forth in this Appendix A or elsewhere in this Proxy Statement, the business address for the Company’s directors is c/o WEX Inc., 1 Hancock Street, Portland, Maine 04101. Shikhar Ghosh, James Neary, and Jack VanWoerkom are directors who are Participants but not standing for re-election as the Company’s nominees. Mr. Ghosh, 68, is a Professor of Management Practice at Harvard Business School. Mr. Neary, 61, is a Managing Director at Warburg Pincus. Mr. VanWoerkom, 72, is retired.

Officers

The executive officers of the Company who are Participants are Melissa D. Smith and Jagtar Narula. The business address for these Participants is c/o WEX Inc., 1 Hancock Street, Portland, Maine 04101.

Miscellaneous Information Concerning Participants

For information on the number of the Company’s securities beneficially owned by each Participant who is one of the Company’s directors or certain officers, please see the “Information about Stock Ownership” section of this Proxy Statement.

Each of the Company’s directors and officers is entitled to indemnification under our Certificate of Incorporation, which provides in certain circumstances for indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant: (i) no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our common stock or other securities of the Company or any parent or subsidiary of the Company; (ii) no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director; and (iii) no Participant has purchased or sold any securities of the Company within the past two years.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.

There are no material proceedings to which any of the Participants, or any of their respective associates, or any non-Participant executive officers is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in this Proxy Statement, no other employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation, provided that in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

2026 Proxy Statement	93

APPENDIX A

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from March 24, 2024 through March 24, 2026. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Common Stock/RSUs/ MSUs	Acquisition (A) or Disposition (D)	Transaction Description Code
Melissa D. Smith	2/20/2025	43,054	A	A
	3/15/2025	2,195	A	M
	3/15/2025	942	D	F
	3/15/2025	2,540	A	M
	3/15/2025	1,127	D	F
	3/15/2025	43,054	A	M
	3/15/2025	19,095	D	F
	3/15/2025	3,265	A	M
	3/15/2025	1,449	D	F
	3/15/2025	2,195	D	M
	3/15/2025	2,540	D	M
	3/15/2025	43,054	D	M
	3/15/2025	3,265	D	M
	3/17/2025	21,397	A	A
	5/29/2025	3,721	A	P
	2/13/2026	36,916	A	A
	2/23/2026	8,901	A	A
	2/23/2026	2,971	D	F
	3/15/2026	2,548	A	M
	3/15/2026	1,131	D	F
	3/15/2026	36,916	A	M
	3/15/2026	16,372	D	F
	3/15/2026	3,460	A	M
	3/15/2026	1,535	D	F
	3/15/2026	2,548	D	M
	3/15/2026	36,916	D	M
	3/15/2026	3,460	D	M
	3/16/2026	21,570	A	A
	3/17/2026	7,515	A	M
	3/17/2026	3,333	D	F
	3/17/2026	7,515	D	M
Jagtar Narula	6/15/2024	4,657	A	M
	6/15/2024	1,956	D	F
	6/15/2024	827	A	M
	6/15/2024	348	D	F
	6/15/2024	4,657	D	M
94	WEX Inc.

APPENDIX A

Name	Transaction Date	Number of Shares of Common Stock/RSUs/ MSUs	Acquisition (A) or Disposition (D)	Transaction Description Code
	6/15/2024	827	D	M
	7/8/2024	540	D	S
	7/16/2024	540	D	S
	9/13/2024	508	D	S
	2/20/2025	12,204	A	A
	3/15/2025	883	A	M
	3/15/2025	392	D	F
	3/15/2025	860	A	M
	3/15/2025	382	D	F
	3/15/2025	12,204	A	M
	3/15/2025	5,126	D	F
	3/15/2025	579	A	M
	3/15/2025	170	D	F
	3/15/2025	883	D	M
	3/15/2025	860	D	M
	3/15/2025	12,204	D	M
	3/15/2025	579	D	M
	3/17/2025	3,797	A	A
	3/17/2025	3,797	A	A
	6/15/2025	830	A	M
	6/15/2025	369	D	F
	6/15/2025	830	D	M
	2/13/2026	9,622	A	A
	2/23/2026	3,195	A	A
	2/23/2026	974	D	F
	3/15/2026	886	A	M
	3/15/2026	261	D	F
	3/15/2026	860	A	M
	3/15/2026	253	D	F
	3/15/2026	9,622	A	M
	3/15/2026	4,046	D	F
	3/15/2026	613	A	M
	3/15/2026	272	D	F
	3/15/2026	886	D	M
	3/15/2026	860	D	M
	3/15/2026	9,622	D	M
	3/15/2026	613	D	M
	3/16/2026	9,823	A	A
	3/16/2026	7,367	A	A
	3/17/2026	1,265	A	M
2026 Proxy Statement	95

APPENDIX A

Name	Transaction Date	Number of Shares of Common Stock/RSUs/ MSUs	Acquisition (A) or Disposition (D)	Transaction Description Code
	3/17/2026	562	D	F
	3/17/2026	1,333	A	M
	3/17/2026	592	D	F
	3/17/2026	1,265	D	M
	3/17/2026	1,333	D	M
Nancy Altobello	5/9/2024	960	A	A
	5/11/2024	1,147	A	M
	5/11/2024	1,147	D	M
	5/9/2025	960	A	M
	5/9/2025	960	D	M
	5/15/2025	1,567	A	A
Don Callahan	4/4/2024	110	A	A
	5/9/2024	960	A	A
	5/11/2024	1,147	A	M
	5/11/2024	1,147	D	M
	7/3/2024	148	A	A
	10/4/2024	125	A	A
	1/7/2025	149	A	A
	4/8/2025	167	A	A
	5/9/2025	960	A	M
	5/9/2025	960	D	M
	5/15/2025	1,567	A	A
	6/30/2025	178	A	A
	9/30/2025	166	A	A
	12/31/2025	176	A	A
Aimee Cardwell	5/9/2024	1,440	A	A
	5/9/2025	1,440	A	M
	5/9/2025	1,440	D	M
	5/15/2025	1,567	A	A
Shikhar Ghosh	5/9/2024	960	A	A
	5/11/2024	1,147	A	M
	5/11/2024	1,147	D	M
	5/9/2025	960	A	M
	5/9/2025	960	D	M
	5/15/2025	1,567	A	A
James R. Groch	4/4/2024	89	A	A
	5/9/2024	960	A	A
	5/11/2024	1,147	A	M
	5/11/2024	1,147	D	M
	7/3/2024	136	A	A
96	WEX Inc.

APPENDIX A

Name	Transaction Date	Number of Shares of Common Stock/RSUs/ MSUs	Acquisition (A) or Disposition (D)	Transaction Description Code
	10/4/2024	125	A	A
	1/7/2025	149	A	A
	4/8/2025	167	A	A
	5/9/2025	960	A	M
	5/9/2025	960	D	M
	5/15/2025	1,567	A	A
	6/30/2025	178	A	A
	9/30/2025	166	A	A
	12/31/2025	176	A	A
James Neary	5/9/2024	960	A	A
	5/11/2024	1,147	D	M
	5/11/2024	1,147	A	M
	5/9/2025	960	D	M
	5/9/2025	960	A	M
	5/15/2025	1,567	A	A
Derrick Roman	5/9/2024	960	A	A
	5/11/2024	1,147	D	M
	5/11/2024	1,147	A	M
	5/9/2025	960	D	M
	5/9/2025	960	A	M
	5/15/2025	1,567	A	A
Stephen Smith	5/9/2024	960	A	A
	5/11/2024	1,147	D	M
	5/11/2024	1,147	A	M
	5/9/2025	960	D	M
	5/9/2025	960	A	M
	5/15/2025	1,567	A	A
	11/13/2025	1,000	A	P
Susan Sobbott	5/9/2024	960	A	A
	5/11/2024	1,147	D	M
	5/11/2024	1,147	A	M
	5/9/2025	960	D	M
	5/9/2025	960	A	M
	5/15/2025	1,567	A	A
Jack VanWoerkom	5/9/2024	960	A	A
	5/11/2024	1,147	D	M
	5/11/2024	1,147	A	M
	5/9/2025	960	D	M
	5/9/2025	960	A	M
	5/15/2025	1,567	A	A
2026 Proxy Statement	97

APPENDIX A

Transaction Descriptions:

A. K. P. S. D. F. M. G. J.

Grant, award, or other acquisition of securities from the Company (such as an option)

Equity swaps and similar hedging transactions

Purchase of securities on an exchange or from another person

Sale of securities on an exchange or to another person

Sale or transfer of securities back to the Company

Payment of exercise price or tax liability using portion of securities received from the Company

Exercise or conversion of derivative security received from the Company (such as an option)

Gift of securities by or to the insider

Other (accompanied by a footnote describing the transaction)

98	WEX Inc.

APPENDIX B

The following pages in this Appendix B contain descriptions of the performance measures used for executive incentive compensation under our Short-Term Incentive Plan (“STIP”) and our Long-Term Incentive Plan (“LTIP”). They were developed uniquely for incentive compensation purposes, are non-GAAP measures, and are not reported in our financial statements. The Leadership Development and Compensation Committee (the “Committee”) has approved use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors, or to exclude factors over which our executives have little influence or control.

STIP

The table below describes how the non-GAAP performance measures for the 2025 STIP are calculated from the Company’s reported results shown in the table below:

(In millions)	2025 Total Company Revenue	2025 Total Company Operating Income
2025 Actual reported per 10-K (GAAP)	$2,660.8	$ 663.9
Adjustments for Non-GAAP items including: acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, impairment charges, and other costs		🗸
2025 Actual reported per 10-K (with adjustments)	$2,660.8	$1,059.7
Adjustment for fuel prices, foreign exchange rates, in-year acquisitions not contemplated in budget, and other items deemed necessary and appropriate to reflect Company’s actual performance	🗸	🗸
	2025 Compensation Adjusted Revenue	2025 Compensation Adjusted Operating Income
2025 Actual reported per 10-K, adjusted for fuel prices, foreign exchange rates, acquisitions, and other items	$2,614.3	$1,063.6
2026 Proxy Statement	99

APPENDIX B

LTIP

The following table provides an explanation as to how actual performance results were calculated on a non-GAAP basis, including the existence of adjustments, for LTIP payout determination for PRSU awards where the full performance period was completed as of December 31, 2025, and which were used to calculate and determine the final payout factor for such PRSU awards.

(in millions - except per share data)	2023 LTIP Adjusted Net Income - Earnings Per Share Reconciliation				2023 LTIP Revenue Reconciliation
	2023	2024	2025	Total	2023	2024	2025	Total
Results as reported on a U.S. GAAP Basis	$6.16	$7.50	$8.47	$22.13	$2,548.0	$2,628.1	$2,660.8	$7,836.9
Unrealized (gain) loss on financial instruments	$0.70	$0.01	$(0.02)	$0.69
Net foreign currency loss (gain)	$(0.11)	$0.63	$—	$0.52
Change in fair value of contingent consideration	$0.20	$0.16	$0.08	$0.44
Acquisition-related intangible amortization	$4.25	$4.89	$5.34	$14.48
Other acquisition and divestiture related items	$0.15	$0.29	$0.25	$0.69
Debt restructuring and debt issuance cost amortization	$2.06	$0.39	$0.23	$2.68
Stock-based compensation	$3.04	$2.71	$2.88	$8.63
Other costs	$1.05	$1.19	$0.71	$2.95
Impairment charges	$—	$—	$0.28	$0.28
Tax related items	$(2.59)	$(2.47)	$(2.13)	$(7.19)
Dilutive impact of convertible debt	$(0.10)	$—	$—	$(0.10)
Results per adjusted reporting basis; total Company adjusted	$14.81	$15.28	$16.10	$46.19	$2,548.0	$2,628.1	$2,660.8	$7,836.9
Adjustment for fuel prices	🗸	🗸	🗸	🗸	🗸	🗸	🗸	🗸
Adjustments for foreign exchange rates	—	—	—	—	🗸	🗸	🗸	🗸
Results adjusted for compensation attainment purposes	$14.80	$16.05	$17.07	$47.92	$2,545.7	$2,681.1	$2,718.4	$7,945.2
100	WEX Inc.

APPENDIX B

Reconciliation of Non-GAAP Financial Measure

The following table reflects the reconciliation of GAAP net income (loss) per diluted share to adjusted net income per diluted share, a non-GAAP financial performance metric presented in the “2025 Company Performance Snapshot” section, the “Pay versus Performance Table” section and within the Compensation Discussion & Analysis included herein for the fiscal years ended December 31, 2025 through 2020.

Fiscal years ended December 31:	2025	2024	2023	2022	2021	2020
Net income (loss) attributable to shareholders	$8.47	$7.50	$6.16	$4.50	$—	$(5.56)
Unrealized (gain) loss on financial instruments	(0.02)	0.01	0.70	(1.86)	(0.86)	0.62
Net foreign currency loss (gain)	—	0.63	(0.11)	0.51	0.27	0.59
Change in fair value of contingent consideration	0.08	0.16	0.20	3.11	0.88	—
Acquisition-related intangible amortization	5.34	4.89	4.25	3.81	4.01	3.90
Other acquisition and divestiture related items	0.25	0.29	0.15	0.40	0.81	1.32
Legal settlement	—	—	—	—	—	3.71
Stock-based compensation	2.88	2.71	3.04	2.25	1.70	1.50
Other costs	0.71	1.19	1.05	0.86	0.52	0.30
Loss on sale of subsidiary	—	—	—	—	—	1.06
Impairment charges and asset write-offs	0.28	—	—	3.05	—	1.22
Debt restructuring and debt issuance cost amortization	0.23	0.39	2.06	0.39	0.48	0.91
ANI adjustments attributable to non-controlling interests	—	—	—	(0.77)	2.91	(0.98)
Tax related items	(2.13)	(2.47)	(2.59)	(2.59)	(1.58)	(2.47)
Dilutive impact of convertible debt	—	—	(0.10)	(0.13)	—	—
Dilutive impact of stock awards	—	—	—	—	—	(0.06)
Adjusted net income attributable to shareholders	$16.10	$15.28	$14.81	$13.53	$9.14	$6.06

The following table reflects the reconciliation of GAAP net income per diluted share to adjusted net income per diluted share, a non-GAAP financial performance metric presented in the “2025 Company Performance Snapshot” section included herein for the quarters ended December 31, 2025 and 2024.

Quarters ended December 31:	2025	2024
Net income attributable to shareholders	$2.41	$1.60
Unrealized loss on financial instruments	—	0.02
Net foreign currency (gain) loss	(0.09)	0.42
Change in fair value of contingent consideration	0.02	0.07
Acquisition-related intangible amortization	1.34	1.25
Other acquisition and divestiture related items	(0.01)	0.07
Stock-based compensation	0.66	0.55
Other costs	0.07	0.28
Impairment charge	0.28	—
Debt restructuring and debt issuance cost amortization	0.06	0.10
Tax related items	(0.63)	(0.78)
Adjusted net income attributable to shareholders	$4.11	$3.57
2026 Proxy Statement	101

1 Hancock Street
Portland, Maine 04101
(207) 773.8171

press@wexinc.com
www.wexinc.com

PRELIMINARY PROXY CARD DATED MARCH 24, 2026 – SUBJECT TO COMPLETION PLEASE ACT TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. TO AUTHORIZE A PROXY TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED WEX Inc. 2026 ANNUAL MEETING OF STOCKHOLDERS [•], 2026, [•] [A.M./P.M.] Eastern Time THIS BLUE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WEX INC. The undersigned hereby appoints Melissa Smith and Sara T. W. Trickett as the undersigned’s true and lawful attorneys, agents, and proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of common stock of WEX Inc. (“WEX,” the “Company,” or “our”) held by record which the undersigned is entitled to vote at WEX’s 2026 Annual Meeting of Stockholders (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”). IF YOU ARE A STOCKHOLDER OF RECORD ON THE RECORD DATE, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND REVOKES ANY PROXY PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE ANNUAL MEETING. FOR PROPOSAL 1, YOU MAY ONLY VOTE “FOR” UP TO NINE NOMINEES IN TOTAL. IF YOU VOTE “FOR” FEWER THAN NINE NOMINEES IN PROPOSAL 1, YOUR SHARES WILL BE VOTED “FOR” ONLY WITH RESPECT TO THOSE NOMINEES YOU HAVE SO MARKED. IF YOU VOTE “FOR” MORE THAN NINE NOMINEES IN PROPOSAL 1, YOUR VOTE ON PROPOSAL 1 WILL BE INVALID AND WILL NOT BE COUNTED. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO VOTING INSTRUCTIONS ARE MADE WITH RESPECT TO ONE OR MORE PROPOSALS THAT THE UNDERSIGNED IS ENTITLED TO VOTE ON AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION(S) FOR SUCH PROPOSAL(S) AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN OR THEIR SUBSTITUTES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The Company has been informed that the Company’s bank regulators, the FDIC (Federal Deposit Insurance Corporation) and the UDFI (Utah Department of Financial Institutions), notified Impactive Capital Master Fund LP (together with its affiliates and associates, “Impactive”) that Impactive may be required to submit applications in connection with its solicitation of proxies to vote shares of the Company. As of the date of the Company’s proxy statement, there has been no public notification that Impactive has filed any such application with any bank regulator. Impactive’s failure to file such applications with such bank regulators and obtain their prior approval could result in the invalidation of any voting of proxies obtained by Impactive for the Annual Meeting. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (continued and to be signed on the reverse side) BLUE PROXY

WEX Inc. YOUR VOTE IS IMPORTANT Please take a moment now to vote your WEX Inc. shares at the upcoming Annual Meeting of Stockholders. YOU CAN ACT TODAY USING ANY OF THE FOLLOWING METHODS: Vote by Internet: Please locate the Control Number printed below on your proxy card and access www.proxyvotenow.com/[•] Then, simply follow the easy instructions on the voting site. Vote by Telephone: Please locate the Control Number printed below on your proxy card and call toll-free in the U.S. or Canada at [•] on a touch-tone telephone (if outside the U.S. or Canada, call [•]). Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. CONTROL NUMBER: You may vote by Internet or telephone 24 hours a day, 7 days a week. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had signed, dated, and returned a proxy card. Submit your proxy by Mail: If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date, and return the proxy card in the enclosed postage-paid envelope to, or mail to: [•].6 TO AUTHORIZE A PROXY TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED 6Please mark your vote as indicated in this exampleTHE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NINE (9) COMPANY NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. The Board of Directors recommends you vote “FOR” ONLY the following nine Company nominees. 1. To elect nine directors for a term of one year – “FOR” each Company nominee. You may only vote “FOR” up to nine nominees in total. If you vote “FOR” fewer than nine nominees in Proposal 1, your shares will be voted “FOR” only with respect to those nominees you have so marked. If you vote “FOR” more than nine nominees in Proposal 1, your vote on Proposal 1 will be invalid and will not be counted. If you sign and return this proxy card and do not specify how you want your shares to be voted on Proposal 1, all of your shares will be voted “FOR” ONLY the nine Company nominees. The Board of Directors recommends you vote “FOR” ONLY the following nine Company nominees: FOR WITHHOLD1a. Nancy Altobello 1b. Daniel Callahan 1c. Aimee Cardwell 1d. David Foss 1e. James Groch IMPACTIVE NOMINEES OPPOSED by the Company: 1f. Derrick Roman 1g. Melissa Smith 1h. Stephen Smith 1i. Susan Sobbott1j. Kurt P. Adams 1k. Ellen R. Alemany 1l. Kenneth L. Cornick 1m. Lauren Taylor Wolfe The Board of Directors recommends you vote “FOR” Proposal 2. To approve on an advisory (non-binding) basis the compensation of our Named Executive Officers. The Board of Directors recommends you vote “FOR” Proposal 3. 3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. At the Annual Meeting, we will also conduct any other business properly brought before the Annual Meeting. Dated: 2026 Signature Title(s) Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.Signature (if held jointly)